Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WILLKIE FARR & GALLAGHER LLP
Attorneys for Debtors and
Debtors in Possession
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Dated: September 28, 2005
New York, New York

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS AND CONSTRUCTION OF TERMS
1.01.	Definitions
1.02.	Interpretation; Application of Definitions and Rules of Construction

ARTICLE II.	TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
2.01.	Administrative Expense Claims
2.02.	Fee Claims
2.03.	Priority Tax Claims
2.04.	DIP Lender Claims

ARTICLE III.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

ARTICLE IV.	TREATMENT OF CLAIMS AND EQUITY INTERESTS
4.01.	Class 1—Other Priority Claims
4.02.	Class 2—Secured Tax Claims
4.03.	Class 3—Other Secured Claims
4.04.	Class FV-Bank—FrontierVision Bank Claims
4.05.	Class FV-Notes—FrontierVision Notes Claims
4.06.	Class FV-Trade—FrontierVision Trade Claims
4.07.	Class FV-Uns—FrontierVision Other Unsecured Claims
4.08.	Class FV-ESL—FrontierVision Existing Securities Law Claims
4.09.	Class FVHC-Notes—FrontierVision Holdco Notes Claims
4.10.	Class FVHC-Trade—FrontierVision Holdco Trade Claims
4.11.	Class FVHC-Uns—FrontierVision Holdco Other Unsecured Claims
4.12.	Class FVHC-ESL—FrontierVision Holdco Existing Securities Law Claims
4.13.	Class FVHC-Conv—FrontierVision Holdco Convenience Claims
4.14.	Class P-Bank—Parnassos Bank Claims
4.15.	Class P-Trade—Parnassos Trade Claims
4.16.	Class P-Uns—Parnassos Other Unsecured Claims
4.17.	Class P-Equity—Equity Interests in Parnassos Debtors
4.18.	Class TCI-Bank—Century-TCI Bank Claims
4.19.	Class TCI-Trade—Century-TCI Trade Claims
4.20.	Class TCI-Uns—Century-TCI Other Unsecured Claims
4.21.	Class TCI-Equity—Equity Interests in Century-TCI Debtors
4.22.	Class Century-Bank—Century Bank Claims
4.23.	Class Century-Trade—Century Trade Claims
4.24.	Class Century-Uns—Century Other Unsecured Claims
4.25.	Class Century-Conv—Century Convenience Claims
4.26.	Class CCHC-Trade—CCHC Trade Claims

i

4.27.	Class CCHC-Uns—CCHC Other Unsecured Claims
4.28.	Class CCHC-Conv—CCHC Convenience Claims
4.29.	Class CCC-Trade—CCC Trade Claims
4.30.	Class CCC-Uns—CCC Other Unsecured Claims
4.31.	Class CCC-Conv—CCC Convenience Claims
4.32.	Class FtM-FPL—FPL Note Claims
4.33.	Class FtM-Trade—Ft. Myers Trade Claims
4.34.	Class FtM-Uns—Ft. Myers Other Unsecured Claims
4.35.	Class ARA-Notes—Arahova Notes Claims
4.36.	Class ARA-Trade—Arahova Trade Claims
4.37.	Class ARA-Uns—Arahova Other Unsecured Claims
4.38.	Class ARA-ESL—Arahova Existing Securities Law Claims
4.39.	Class ARA-Conv—Arahova Convenience Claims
4.40.	Class OLY-Bank—Olympus Bank Claims
4.41.	Class OLY-Trade—Olympus Trade Claims
4.42.	Class OLY-Uns—Olympus Other Unsecured Claims
4.43.	Class UCA-Bank—UCA Bank Claims
4.44.	Class UCA-Trade—UCA Trade Claims
4.45.	Class UCA-Uns—UCA Other Unsecured Claims
4.46.	Class OLYParent-Notes—Olympus Parent Notes Claims
4.47.	Class OLYParent-Trade—Olympus Parent Trade Claims
4.48.	Class OLYParent-Uns—Olympus Parent Other Unsecured Claims
4.49.	Class OLYParent-ESL—Olympus Parent Existing Securities Law Claims
4.50.	Class RCentCB-Cont—Rigas/Century Contrib/Subrog Claims
4.51.	Class RCentCB-Trade—Rigas/Century Trade Claims
4.52.	Class RCentCB-Uns— Rigas/Century Other Unsecured Claims
4.53.	Class ROlyCB-Cont—Rigas/ Olympus Contrib/Subrog Claims
4.54.	Class ROlyCB-Trade—Rigas/Olympus Trade Claims
4.55.	Class ROlyCB-Uns— Rigas/Olympus Other Unsecured Claims
4.56.	Class RUCACB-Cont—Rigas/UCA Contrib/Subrog Claims
4.57.	Class RUCACB-Trade—Rigas/UCA Trade Claims
4.58.	Class RUCACB-Uns— Rigas/UCA Other Unsecured Claims
4.59.	Class Fundco—Funding Company Claims
4.60.	Class GSETL - Government Claims
4.61.	Class OPS-Trade—ACC Ops Trade Claims
4.62.	Class OPS-Uns—ACC Ops Other Unsecured Claims
4.63.	Class OPS-Conv—ACC Ops Convenience Claims
4.64.	Class ACC-Trade—ACC Trade Claims
4.65.	Class ACC-Uns—ACC Other Unsecured Claims
4.66.	Class ACC-SnrNotes—ACC Senior Notes Claims
4.67.	Class ACC-SubNotes—ACC Subordinated Notes Claims
4.68.	Class ACC-ESL—ACC Notes Existing Securities Law Claims
4.69.	Class ACC-BPfd—ACC Series B Preferred Stock Interests

4.70.	Class ACC-BESL—ACC Series B Preferred Stock Existing Securities Law Claims
4.71.	Class ACC-DPfd—ACC Series D Preferred Stock Interests
4.72.	Class ACC-DESL—ACC Series D Preferred Stock Existing Securities Law Claims
4.73.	Class ACC-EFPfd—ACC Series E and F Preferred Stock Interests
4.74.	Class ACC-EFESL—ACC Preferred Series E and F Stock Existing Securities Law Claims
4.75.	Class ACC-CSESL—ACC Common Stock Existing Securities Law Claims
4.76.	Class ACC-CS—ACC Common Stock Interests
4.77.	Class ACC-Conv—ACC Convenience Claims
4.78.	Class InterCo—Intercompany Claims
4.79.	Rigas Claims or Equity Interests
4.80.	ACC Other Equity Interests

ARTICLE V.	SUBSTANTIVE CONSOLIDATION
5.01.	Substantive Consolidation
5.02.	Substantive Consolidation of the Debtors into Separate Debtor Groups
5.03.	Treatment of Debtor Group Claims and Equity Interests
5.04.	Order Granting Consolidation; Substantive Consolidation; Transfers to AIH

ARTICLE VI.	IMPLEMENTATION OF THE PLAN
6.01.	Continued Corporate Existence
6.02.	Sale Transactions
6.03.	Certificates of Incorporation and By-laws
6.04.	Compromise and Settlements
6.05.	Sale Transaction Closing
6.06.	Reinstatement of Certain Equity Interests
6.07.	Cancellation of Existing Securities and Agreements
6.08.	Bank Lender Indemnification Claims and Post-Effective Date Fee Claims
6.09.	Fees and Expenses of Indenture Trustees
6.10.	Authorization, Issuance and Distribution of New Securities, Plan Consideration and Other Property
6.11.	Hart-Scott-Rodino Compliance
6.12.	Government Settlement
6.13.	No Consent to Change of Control Required
6.14.	Designation of Plan Administrator, Contingent Value Vehicle Trustee and members of the Contingent Value Vehicle Board
6.15.	Effect of Non-Transferred MCE Systems

ARTICLE VII.	CONTINGENT VALUE VEHICLE
7.01.	Establishment of the Contingent Value Vehicle

7.02.	Appointment of Contingent Value Vehicle Trustee
7.03.	Transfer of Designated Litigation to the Contingent Value Vehicle
7.04.	Contingent Value Vehicle Interests; Term; Recoveries and Distributions
7.05.	Litigation, Responsibilities of Contingent Value Vehicle Trustee
7.06.	Investment Powers
7.07.	Annual Distribution; Withholding
7.08.	Income Allocations; Reporting Duties
7.09.	Net Contingent Value Vehicle Recovery/Assignment of Claims
7.10.	The Contingent Value Vehicle Board

ARTICLE VIII.	PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN
8.01.	Voting of Claims; Classes Subsequently Deemed Unimpaired; Vacant Classes
8.02.	Nonconsensual Confirmation
8.03.	Distribution Company
8.04.	Rights and Powers of Distribution Company
8.05.	Manner of Distributions
8.06.	Timing of Distributions
8.07.	Distributions of Plan Consideration to Priority and Secured Creditors and Creditors Whose Distribution is Based on a Debtor Group Reserve
8.08.	Distributions on Account of Note Claims
8.09.	Distributions on Account of Bank Claims
8.10.	Distributions with Respect to DIP Lender Claims
8.11.	Maximum Distribution
8.12.	Fractional Shares; De Minimis Distributions
8.13.	Surrender of Instruments
8.14.	Interest on Claims
8.15.	Withholding Taxes on Distributions
8.16.	Disputed Payment of Allowed Claims or Equity Interests
8.17.	No Distributions to Existing Securities Law Claims Pending Establishment of Restitution Fund Allocation
8.18.	Unclaimed Distributions
8.19.	Distributions to Holders as of the Distribution Record Date
8.20.	Allocation of Plan Distributions Between Principal and Interest
8.21.	Exemption from Securities Laws

ARTICLE IX.	PROCEDURES FOR ESTIMATION OF ALLOWABLE CLAIMS, TREATMENT OF DISPUTED CLAIMS AND ESTABLISHING OF RESERVES
9.01.	Disputed Claims; Objections to Administrative Expense Claims and Claims
9.02.	Estimation of Claims and Equity Interests

9.03.	Funding of Reserves
9.04.	Inter-Creditor Dispute Holdback
9.05.	Tax Distributions and Treatment of Reserves, Escrows and Holdbacks
9.06.	Personal Injury Claims
9.07.	No Recourse
9.08.	Amendments to Claims
9.09.	Setoffs
9.10.	Treatment of ACC Common Stock Held in Debtor Group Reserves

ARTICLE X.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES
10.01.	Assumption, Retention, Assumption and/or Assignment or Rejection
10.02.	Payments Related to Retention and Assumption of Executory Contracts and Unexpired Leases
10.03.	Rejection Damages Bar Date
10.04.	Survival of Corporate Reimbursement Obligations
10.05.	Retiree Benefits

ARTICLE XI.	PROVISIONS REGARDING DISTRIBUTION COMPANY AND PLAN ADMINISTRATOR
11.01.	Distribution Company and the Plan Administrator

ARTICLE XII.	EFFECT OF CONFIRMATION
12.01.	Binding Effect
12.02.	Obligations Under the Purchase Agreements
12.03.	Vesting of Assets
12.04.	Discharge of the Debtors and of Claims and Termination of Equity Interests
12.05.	Term of Pre-Confirmation Injunctions or Stays
12.06.	Injunction Against Interference with Plan
12.07.	Injunction
12.08.	Releases
12.09.	Exculpation and Limitation of Liability
12.10.	Injunction Related to Releases and Exculpation
12.11.	Termination of Subordination Rights and Settlement of Related Claims
12.12.	Release of Liens
12.13.	Retention of Causes of Action/Reservation of Rights
12.14.	Subrogation

ARTICLE XIII.	CONDITIONS PRECEDENT
13.01.	Conditions to Confirmation
13.02.	Effectiveness
13.03.	Failure of Conditions
13.04.	Waiver of Conditions

v

ARTICLE XIV.	RETENTION OF JURISDICTION
14.01.	Scope of Bankruptcy Court Jurisdiction

ARTICLE XV.	MISCELLANEOUS PROVISIONS
15.01.	Effectuating Documents and Further Transactions
15.02.	Corporate Action
15.03.	Exemption from Transfer Taxes
15.04.	Payment of Statutory Fees
15.05.	Post-Effective Date Fees and Expenses
15.06.	Dissolution of the Committees
15.07.	Plan Supplement
15.08.	Amendment or Modification of this Plan
15.09.	Revocation or Withdrawal of this Plan
15.10.	Confirmation Order
15.11.	Severability
15.12.	Expedited Tax Determination
15.13.	Governing Law
15.14.	Binding Effect
15.15.	Exhibits/Schedules
15.16.	Notices

Schedule A	Century Debtors
Schedule B	Century-TCI Debtors
Schedule C	Parnassos Debtors
Schedule D	FrontierVision Debtors
Schedule E	Olympus Debtors
Schedule F	UCA Debtors
Schedule G	Funding Company Debtor
Schedule H	Arahova Debtors
Schedule I	ACC Ops Debtors
Schedule J	CCC Debtors
Schedule K	CCHC Debtors
Schedule L	Olympus Parent Debtors
Schedule M	FrontierVision Holdco Debtors
Schedule N	Holding Company Debtors
Schedule O	Managed Entities
Schedule P	Rigas/Century Co-Borrowing Debtor Group
Schedule Q	Rigas/Olympus Co-Borrowing Debtor Group
Schedule R	Rigas/UCA Co-Borrowing Debtor Group
Schedule S	Ft. Myers Debtor Group
Schedule T	Rigas Persons
Schedule U	Transferred Subscriber Transactions
Schedule V	Estimation Order Schedule
Schedule W	Direct Subsidiary Debtor Groups

Plan Documents

Comcast Purchase Agreement
TW Purchase Agreement
TW Expanded Transaction Letter Agreement
Form of New Certificate of Incorporation
Form of New By-laws
Interest Rate Schedule
Contingent Value Vehicle Agreement
Puerto Rico Liquidating Trust Agreement
Transaction Escrow Agreement
Tax Escrow Agreement
Government Settlement Agreements
Schedule of Assumed Rigas Agreements (Schedule 10.01(b))
Schedule of Debtor Group Maximum Value
Schedule of Assumed Contracts and Leases (Schedule 10.01(a))

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Adelphia Communications Corporation and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, propose the following Third Amended Joint Plan of Reorganization under section 1121(a) of title 11 of the United States Code:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS

1.01  Definitions.  As used herein, the following terms have the respective meanings specified below (such meanings to be equally applicable to both the singular and plural):

ACC means Adelphia Communications Corporation, a Delaware corporation.

ACC Common Stock means, collectively, Class A Common Stock, par value $0.01, and Class B Common Stock, par value $0.01, issued by ACC.

ACC Common Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Common Stock.

ACC Convenience Claim means any ACC Trade Claim or ACC Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered and completed Ballot; provided, however, that any ACC Trade Claim or ACC Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple ACC Trade Claims or ACC Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an ACC Convenience Claim.

ACC Notes Distribution means the sum of (a) Allocable Portion of the ACC Notes/Trade Distribution Reserve allocable to Class ACC-SnrNotes and (b) the product of (x) the X-Clause Sharing Percentage and (y) the Allocable Portion of the ACC Notes/Trade Distribution Reserve allocable to Class ACC-SubNotes.

ACC Notes Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any of the ACC Senior Notes or the ACC Subordinated Notes.

ACC Notes/Trade Distribution Reserve means a reserve of Plan Consideration established to pay Allowed Claims in Classes ACC-Trade, ACC-SnrNotes and ACC-SubNotes and to reserve for Disputed Claims in such Classes, equal to:  (a) an amount to be initially established by the Estimation Order, plus, following the occurrence of the Inter-Creditor Dispute Resolution, (b) the product of (i) the sum of (x) the product of (I) 100% minus the Arahova Sharing Percentage, and (II) the Inter-Creditor Dispute Holdback, minus (or plus the absolute value if the number is negative) (y) the Inter-Creditor Valuation Adjustment, and (ii) the ACC Notes/Trade Weighting Percentage.

ACC Notes/Trade Weighting Percentage means the fraction (expressed as a percentage) equal to the estimate of Claims that are likely to be Allowed in Classes ACC-Trade, ACC-SnrNotes and ACC-SubNotes, divided by the estimate of Claims that are likely to be Allowed in Classes ACC-Trade, ACC-Uns, ACC-SnrNotes and ACC-SubNotes as set forth in the Estimation Order.

ACC Ops Convenience Claim means any ACC Ops Trade Claim or ACC Ops Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered and completed Ballot; provided, however, that any ACC Ops Trade Claim or ACC Ops Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple ACC Ops Trade Claims or ACC Ops Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an ACC Ops Convenience Claim.

ACC Ops Debtor Group has the meaning set forth in Section 5.02 of this Plan.

ACC Ops Debtors means, collectively, the Debtors set forth on Schedule I hereto.

ACC Ops Other Unsecured Claim means any General Unsecured Claim against any of the ACC Ops Debtors.

ACC Ops Other Unsecured Distribution means the Allocable Portion of the ACC Ops Other Unsecured Distribution Reserve.

ACC Ops Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OPS-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

ACC Ops Trade Claim means any Trade Claim arising against any of the ACC Ops Debtors.

ACC Ops Trade Distribution means the Allocable Portion of the ACC Ops Trade Distribution Reserve.

ACC Ops Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OPS-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

ACC Other Equity Interests means any Equity Interest issued by a Debtor, except in each case for (a) ACC Preferred Stock, (b) ACC Common Stock, (c) Joint Venture Interests or other Equity Interests in a Transferred Joint Venture Entity, and (d) Rigas Claims or Equity Interests.

ACC Other Unsecured Claim means any General Unsecured Claim against a Debtor other than a Subsidiary Other Unsecured Claim.

ACC Other Unsecured Distribution means the Allocable Portion of the ACC Other Unsecured Distribution Reserve.

ACC Other Unsecured Distribution Reserve means a reserve of Plan Consideration established to pay Allowed Claims in Class ACC-Uns and to reserve for Disputed Claims in such Class, equal to:  (a) an amount to be initially established by the Estimation Order, plus, following the occurrence of the Inter-Creditor Dispute Resolution, (b) the product of (i) the sum of (x) the product of (I) 100% minus the Arahova Sharing Percentage, and (II) the Inter-Creditor Dispute Holdback, minus (or plus the absolute value if the number is negative) (y) the Inter-Creditor Valuation Adjustment, and (ii) 100% minus the ACC Notes/Trade Weighting Percentage.

ACC Preferred Stock means, collectively, ACC Series B Preferred Stock, ACC Series D Preferred Stock, and ACC Series E and F Preferred Stock.

ACC Senior Note means any of those certain:

(a)                                  9-7/8% Senior Debentures due March 1, 2005, issued by ACC under that certain Amended and Restated Indenture dated as of May 11, 1993, between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(b)                                 9-1/2% Senior Pay-In-Kind Notes due February 15, 2004, issued by ACC under that certain Indenture dated as of February 22, 1994 between ACC and the Bank of Montreal Trust Company, as initial Trustee thereunder, as supplemented by the First Supplemental Indenture, dated as of May 1, 1994;

(c)                                  9-7/8% Senior Notes due March 1, 2007, issued by ACC under that certain Indenture dated as of February 26, 1997 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(d)                                 10-1/2% Senior Notes due July 15, 2004, issued by ACC under that certain Indenture dated as of July 7, 1997 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(e)                                  9-1/4% Senior Notes due October 1, 2002, issued by ACC under that certain Indenture dated as of September 25, 1997 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(f)                                    8-3/8% Senior Notes due February 1, 2008, issued by ACC under that certain Indenture dated as of January 21, 1998 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder, as supplemented by the First Supplemental Indenture dated as of November 12, 1998;

(g)                                 8-1/8% Senior Notes due July 15, 2003 issued by ACC under that certain Indenture dated as of July 2, 1998 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(h)                                 7-1/2% Senior Notes due January 15, 2004 issued by ACC under that certain Indenture dated as of January 13, 1999 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(i)                                     7-3/4% Senior Notes due January 15, 2009 issued by ACC under that certain Indenture dated as of January 13, 1999 between ACC and Bank of Montreal Trust Company, as initial Trustee thereunder;

(j)                                     7-7/8% Senior Notes due May 1, 2009 issued by ACC under the Senior Notes Indenture dated as of April 28, 1999, as supplemented by the First Supplemental Indenture dated as of April 28, 1999 between ACC and the Bank of Montreal Trust Company, as initial Trustee thereunder;

(k)                                  9-3/8% Senior Notes due November 15, 2009 issued by ACC under the Senior Notes Indenture dated as of April 28, 1999, as supplemented by the Second Supplemental Indenture dated as of November 16, 1999, between ACC and Harris Trust Company, as initial Trustee thereunder;

(l)                                     10-7/8% Senior Notes due October 1, 2010, issued by ACC the Senior Notes Indenture dated as of April 28, 1999, as supplemented by the Third Supplemental Indenture dated as of September 20, 2000, between ACC and The Bank of New York, as initial Trustee thereunder;

(m)                               10-1/4% Senior Notes due June 15, 2011 issued by ACC under the Senior Notes Indenture dated as of April 28, 1999, as supplemented by the Fourth Supplemental Indenture dated as of June 12, 2001, between ACC and The Bank of New York, as initial Trustee thereunder; and

(n)                                 10-1/4% Senior Notes due November 1, 2006 issued by ACC under the Senior Notes Indenture dated as of April 28, 1999, as supplemented by the Fifth

Supplemental Indenture dated as of October 25, 2001, between ACC and The Bank of New York, as initial Trustee thereunder.

ACC Senior Notes Claim means a Claim against a Debtor arising under or pursuant to an ACC Senior Note.

ACC Series B Preferred Stock means the 13% Series B Redeemable Cumulative Exchangeable Preferred Stock issued by ACC with a mandatory redemption date of July 15, 2009.

ACC Series B Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series B Preferred Stock.

ACC Series D Preferred Stock means the 5.5% Series D Convertible Preferred Stock issued by ACC.

ACC Series D Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series D Preferred Stock.

ACC Series E and F Preferred Stock means, collectively, (a) the 7.5% Series E Mandatory Convertible Preferred Stock issued by ACC with a mandatory conversion date of November 15, 2004; and (b) the 7.5% Series F Mandatory Convertible Preferred Stock issued by ACC with a mandatory conversion date of February 1, 2005.

ACC Series E and F Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series E and F Preferred Stock.

ACC Subordinated Notes means any of those certain:  (a) 6.0% Convertible Subordinated Notes due February 15, 2006 issued by ACC under that certain Indenture dated as of January 23, 2001 between ACC and The Bank of New York, as initial Trustee thereunder and (b) 3.25% Convertible Subordinated Notes due May 1, 2021 issued by ACC under that certain Indenture dated as of January 22, 2001 between ACC and The Bank of New York, as initial Trustee thereunder.

ACC Subordinated Notes Claim means a Claim against a Debtor arising under or pursuant to an ACC Subordinated Note.

ACC Subordinated Notes Distribution means the product of (x) 100% minus the X-Clause Sharing Percentage and (y) the Allocable Portion of the ACC Notes/Trade Distribution Reserve allocable to Class ACC-SubNotes.

ACC Trade Claim means any Trade Claim against a Debtor, other than a Subsidiary Trade Claim.

ACC Trade Claims Distribution means the Allocable Portion of the ACC Notes/Trade Distribution Reserve allocable to Class ACC-Trade.

Adelphia Western NY Joint Venture means Western NY Cablevision, L.P., a Delaware limited partnership.

Adelphia-Rigas Settlement Agreement means the Settlement Agreement entered into April 25, 2005, by and between ACC, on behalf of itself and its Subsidiaries, and the Rigas Persons and other Persons party thereto, a copy of which was filed as an exhibit to the Form 8-K filed by ACC on April 26, 2005 and is available at www.sec.gov.

Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, and all compensation and reimbursement of expenses under section 330 or 503 of the Bankruptcy Code.  Any fees or charges assessed against the Debtors or the Reorganized Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 15.04 of this Plan.

Affiliate has the meaning given such term by section 101(2) of the Bankruptcy Code, except that Comcast and its subsidiaries shall not be deemed Affiliates of any of the Debtors for purposes of this Plan.

Agent shall have the meaning set forth in Section 8.05 of this Plan.

Allocable Portion means:

(1)                                  when calculated with respect to (x) a Debtor Group Reserve from which distributions to a Class of Claims (the “Subject Class”) and one or more other Classes of Claims are made (the Classes other than the Subject Class are referred to as the “Other Classes”) or (y) a series of Contingent Value Vehicle Interests or Puerto Rico Liquidating Trust Interests issued to the Subject Class and one or more Other Classes, in either case, with respect to the Subject Class, as of the date of calculation, a percentage equal to:

(a)                                  the aggregate amount of Allowed Claims in the Subject Class; divided by

(b)                                 the sum (without duplication) of:

(i)                                     the aggregate amount of all Allowed Claims in the Subject Class and the Other Classes; plus

(ii)                                  the aggregate amount of all Claims in the Subject Class and the Other Classes set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed) that are not described in clause (i) above, on such date; plus

(iii)                               the aggregate amount of all Claims that are Disputed Claims in the Subject Class and the Other Classes that are not set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed), on that date; and

(2)                                  with respect to a Class of Claims (the “Single Class”) whose distributions under this Plan are made from a particular Debtor Group Reserve, or for which no Debtor Group Reserve is established, from which distributions are not also made for other Classes of Claims in the same Debtor Group, as of the date of calculation, a percentage equal to:

(a)                                  the aggregate amount of Allowed Claims in the Single Class; divided by

(b)                                 the sum (without duplication) of:

(i)                                     the aggregate amount of all Allowed Claims in the Single Class; plus

(ii)                                  the aggregate amount of all Claims in the Single Class set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed) that are not described in clause (i) above, on such date; plus

(iii)                               the aggregate amount of all Claims that are Disputed Claims in the Single Class that are not set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed), on that date.

Allowed means, with reference to any Administrative Expense Claim against, Claim against or Equity Interest in the Debtors, as applicable (i) any Claim or Equity Interest that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, for which no contrary proof of claim has been filed and which has not been objected to by the Claims Objection Deadline, (ii) any Administrative Expense Claim, Claim or Equity Interest expressly allowed in the Plan, (iii) any Administrative Expense Claim, Claim or Equity Interest that is not Disputed, (iv) any Administrative Expense Claim, Claim or Equity Interest that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 9.01 of this Plan, and (v) any Administrative Expense Claim, Claim or Equity Interest that has been Allowed by Final Order, including the DIP Order; provided, however, that Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” or “Allowed Equity Interests” hereunder; provided further that allowance of any Bank Claim, and any distribution with respect thereto, under this Plan (x)  shall not constitute, and shall not be deemed to constitute, or be cited as, a defense to (or other grounds for avoiding liability under) the Continuing Bank Actions and (y) shall be without prejudice to any rights or remedies of the Debtors, the Reorganized Debtors, the Creditors’ Committee and the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including the rights and remedies provided in Section 6.04(b), 6.04(c) and Section 7.09 of this Plan.

Arahova means Arahova Communications, Inc., a Delaware corporation.

Arahova Convenience Claim means any Arahova Trade Claim or Arahova Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered Ballot; provided, however, that any Arahova Trade Claim or Arahova Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple Arahova Trade Claims or Arahova Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an Arahova Convenience Claim.

Arahova CVV Sharing Percentage means the percentage of first priority Contingent Value Vehicle Distributions payable to holders of CVV Series AH-1 Interests and CVV Series AH-2 Interests (after giving effect to payments to holders of Series RF Interests), as set forth in the Inter-Creditor Dispute Resolution.

Arahova Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Arahova Debtors mean the Debtors set forth on Schedule H hereto.

Arahova Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any Arahova Note.

Arahova Minimum Distribution Amount means $0 or such other amount as may be determined by the Bankruptcy Court in connection with the Confirmation Hearing.

Arahova Note means any of those certain:

(a)                                  9.500% Senior Notes due March 1, 2005 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as initial Trustee thereunder, as supplemented by a Fourth Supplemental Indenture, dated as of March 6, 1995, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999;

(b)                                 8.875% Senior Notes due January 15, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as initial Trustee thereunder, as supplemented by a Fifth Supplemental Indenture, dated as of January 23, 1997, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999;

(c)                                  8.750% Senior Notes due October 1, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992, between Century and First Trust of California, as initial Trustee thereunder, as supplemented by a Sixth Supplemental Indenture, dated September 29, 1997, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999;

(d)                                 8.375% Senior Notes due November 15, 2017 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as initial Trustee thereunder, as supplemented by a Seventh Supplemental Indenture, dated as of November 13, 1997, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999;

(e)                                  8.375% Senior Notes due December 15, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as initial Trustee thereunder, as supplemented by an Eighth Supplemental Indenture, dated as of December 10, 1997, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999;

(f)                                    Zero Coupon Senior Discount Notes due January 15, 2008 issued by Century Communications Corporation under that certain Indenture dated as of January 15, 1998 between Century and First Trust of California, National Association, as initial Trustee thereunder, as supplemented by a First Supplemental Indenture, dated as of October 1, 1999; and

(g)                                 Zero Coupon Senior Discount Notes due March 15, 2003 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992, between Century and Bank of America National Trust and Savings Association, as initial Trustee thereunder, as supplemented by a Third Supplemental Indenture, dated as of April 1, 1993, and as further supplemented by a Ninth Supplemental Indenture, dated as of October 1, 1999.

Arahova Notes Claim means a Claim against a Debtor arising pursuant to an Arahova Note.

Arahova Notes Distribution means the Allocable Portion of the (x) Arahova Notes/Trade Distribution Reserve allocable to Class ARA-Notes, (y) the CVV Series AH-1 Interests and (z) the Puerto Rico Trust Interests.

Arahova Notes/Trade Distribution Reserve means a reserve of Plan Consideration established to pay Allowed Claims in Classes ARA-Notes and ARA-Trade and to reserve for Disputed Claims in such Classes, equal to the sum of (a) product of: (i) the Arahova Minimum Distribution Amount, and (ii) the Arahova Notes/Trade Weighting Percentage, plus, following the occurrence of the Inter-Creditor Dispute Resolution, (b) the product of (x) the Arahova Sharing Percentage, (y) the Inter-Creditor Dispute Holdback and (z) the Arahova Notes/Trade Weighting Percentage.

Arahova Notes/Trade Weighting Percentage means the fraction (expressed as a percentage) equal to the estimate of Claims that are likely to be Allowed in Classes ARA-Notes and ARA-Trade, divided by the estimate of Claims that are likely to be Allowed in Classes ARA-Notes, ARA-Trade and ARA-Uns as set forth in the Estimation Order.

Arahova Other Unsecured Claim means any General Unsecured Claim against any of the Arahova Debtors.

Arahova Other Unsecured Distribution means the Allocable Portion of (x) the Arahova Other Unsecured Distribution Reserve allocable to class ARA-Uns, (y) the CVV Series AH-1 Interests and (z) the Puerto Rico Trust Interests.

Arahova Other Unsecured Distribution Reserve means a reserve of Plan Consideration established to pay Allowed Claims in Class ARA-Uns and to reserve for Disputed Claims in such Class, equal to the sum of (a) the product of: (i) the Arahova Minimum Distribution Amount, and (ii) 100% minus the Arahova Notes/Trade Weighting Percentage, plus, following the occurrence of the Inter-Creditor Dispute Resolution, (b) the product of (x) the Arahova Sharing Percentage, (y) the Inter-Creditor Dispute Holdback and (z) 100% minus the Arahova Notes/Trade Weighting Percentage.

Arahova Sharing Percentage means the percentage of the Inter-Creditor Dispute Holdback to be added to the Arahova Notes/Trade Distribution Reserve and the Arahova Other Unsecured Distribution Reserve, as provided in the Inter-Creditor Dispute Resolution.

Arahova Trade Claim means any Trade Claim arising against any of the Arahova Debtors.

Arahova Trade Distribution means the Allocable Portion of (x) the Arahova Notes/Trade Distribution Reserve allocable to Class ARA-Trade, (y) the CVV Series AH-1 Interests and (z) the Puerto Rico Trust Interests.

Assumed (including the term “Assumption” and any variants and derivatives thereof) means (a) in relation to any Comcast Contract, (i) assumed by the Debtors and assigned to Comcast, (ii) assigned to Comcast or (iii) with respect to the Transferred Joint Venture Entities, (A) assumed by the applicable Transferred Joint Venture Entity or (B) retained by the applicable Transferred Joint Venture Entity, (b) in relation to any TW Contract, (i) assumed by the Debtors and assigned to TW NY, (ii) assigned to TW NY or (iii) if the Expanded Transaction is consummated, with respect to the Transferred Joint Venture Entities, (A) assumed by the applicable Transferred Joint Venture Entity or (B) retained by the applicable Transferred Joint Venture Entity, (c) in relation to any Comcast Assumed Sale Liability, assumed by Comcast or retained by any Transferred Joint Venture Entity, or (d) in relation to any TW Assumed Sale Liability, assumed by TW NY or, if the Expanded Transaction is consummated, retained by any Transferred Joint Venture Entity, in each case pursuant to the applicable Sale Transaction Documents.

Assumed Sale Liabilities means, collectively, the Comcast Assumed Sale Liabilities and the TW Assumed Sale Liabilities, or, in the event the TW Expanded Transaction is consummated, the TW Assumed Sale Liabilities.

Avoidance Actions means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including preference and/or fraudulent transfer laws, whether or not litigation has been commenced as of the Effective Date to prosecute such Avoidance Actions.

Ballot means the form distributed to each holder of an impaired Claim or Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated (i) acceptance or rejection of the Plan and (ii) in the case of a General Unsecured Claim that is Allowed in an amount greater than ten thousand ($10,000) dollars, whether such holder irrevocably elects to treat its Claim as a Convenience Claim under the Plan.

Bank Actions means the Claims, Causes of Action, and any other avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code or otherwise relating to, challenging the validity of or arising from the Bank Claims including Claims and Causes of Action in connection with the Bank Lender Avoidance Complaint.

Bank Claim means any Century Bank Claim, Century-TCI Bank Claim, FrontierVision Bank Claim, Olympus Bank Claim, Parnassos Bank Claim, or UCA Bank Claim.

Bank Lender means a lender from time to time party to a Prepetition Credit Agreement.

Bank Lender Avoidance Complaint means the complaint, dated as of July 6, 2003, filed by the Creditors’ Committee, as the same may be amended, subject to the restrictions contained in Section 6.04(c) of this Plan, together with that certain intervenor complaint, dated as of July 31, 2003, filed by the Equity Committee, which is currently pending before the Bankruptcy Court.

Bank Lender Fee Claim means any Claim for reimbursement of reasonable fees, costs or expenses incurred prior to the Effective Date and owing to holders of Bank Claims under the Prepetition Credit Agreements (including in respect of legal fees and expenses incurred in connection with the defense of the Bank Actions in accordance with Section 6.08(b) of this Plan).  Notwithstanding anything otherwise to the contrary, Bank Lender Fee Claims shall not include Claims for any amount incurred from and after the Effective Date or Claims for indemnification of any liability whatsoever.

Bank Lender Post-Effective Date Fee Claim means any Claim for reimbursement of reasonable fees, costs or expenses which are incurred solely in connection with the defense of the Continuing Bank Actions and which would be payable to holders of Bank Claims under the Prepetition Credit Agreements (including in respect of legal fees and expenses incurred in connection with the defense of claims) if they remained in effect from and after the Effective Date (without duplication of any amounts Allowed as Bank Claims, Bank Lender Fee Claims or Bank Securities Action Indemnification Claims under this Plan).  Notwithstanding anything otherwise to the contrary, the Bank Lender Post-Effective Date Fee Claims shall not include any Claims for indemnification of any liability whatsoever, or Claims incurred from or after the Effective Date (x) by Released Bank Lender Defendants or (y) with respect to Dismissed Bank Actions.

Bank Securities Action Indemnification Claim means a Claim of holders of Bank Claims for reimbursement of reasonable fees, costs or expenses, in each case arising after the Effective Date and solely in connection with the defense of the Securities Class Action, and which would be payable under the Prepetition Credit Agreements if they remained in effect from and after the Effective Date (without duplication of any amounts Allowed as Bank Claims, Bank Lender Fee Claims or Bank Lender Post-Effective Date Fee Claims under this Plan).  Notwithstanding anything otherwise to the contrary, Bank Securities Action Indemnification Claims shall not include Claims for indemnification of any liability whatsoever, or Claims for reimbursement of fees, costs or expenses arising in connection with any matter other than the Securities Class Action, including in connection with any other claims or actions against Bank Lenders prior to or from and after the Effective Date.

Bank Securities Action Indemnification Fund means $25,000,000 in Cash to be used solely in connection with the payment of Bank Securities Action Indemnification Claims to the extent a Person is entitled to payment thereof under Section 6.08(d) of this Plan.  The Confirmation Order or an Estimation Order shall include a finding of the Bankruptcy Court stating that the foregoing amount comprises a reasonable estimate of the maximum amount that may be required in connection with the payment of the Bank Securities Action Indemnification Claims.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court.

Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

Buyers mean, collectively, TW NY and Comcast, or, in the event the TW Expanded Transaction is consummated, TW NY.

Cash means legal tender of the United States of America and equivalents thereof.

Cash Funded Reserves has the meaning set forth in Section 9.05 of this Plan.

Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise.

CCC Convenience Claim means any CCC Trade Claim or CCC Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered and completed Ballot; provided, however, that any CCC Trade Claim or CCC Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple CCC Trade Claims or CCC Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an CCC Convenience Claim.

CCC Debtor Group has the meaning set forth in Section 5.02 of this Plan.

CCC Debtors means, collectively, the Debtors set forth on Schedule J hereto.

CCC Other Unsecured Claim means any General Unsecured Claim against any of the CCC Debtors.

CCC Other Unsecured Distribution means the Allocable Portion of the CCC Other Unsecured Distribution Reserve.

CCC Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class CCC-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

CCC Trade Claim means any Trade Claim arising against any of the CCC Debtors.

CCC Trade Distribution means the Allocable Portion of the CCC Trade Distribution Reserve.

CCC Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class CCC-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

CCHC Convenience Claim means any CCHC Trade Claim or CCHC Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered and completed Ballot; provided, however, that any CCHC Trade Claim or CCHC Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple CCHC Trade Claims or CCHC Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an CCHC Convenience Claim.

CCHC Debtor Group has the meaning set forth in Section 5.02 of this Plan.

CCHC Debtors means, collectively, the Debtors set forth on Schedule K hereto.

CCHC Other Unsecured Claim means any General Unsecured Claim against any of the CCHC Debtors.

CCHC Other Unsecured Distribution means the Allocable Portion of the CCHC Other Unsecured Distribution Reserve.

CCHC Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class CCHC-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

CCHC Trade Claim means any Trade Claim arising against any of the CCHC Debtors.

CCHC Trade Distribution means the Allocable Portion of the CCHC Trade Distribution Reserve.

CCHC Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class CCHC-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Century Bank Claim means a Claim against a Debtor arising pursuant to the Century Credit Agreement.

Century Bank Claim Purchase Price means Cash in an amount equal to the aggregate Allowed Century Bank Claims.

Century Convenience Claim means any Century Trade Claim or Century Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered Ballot; provided, however, that any Century Trade Claim or Century Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple Century Trade Claims or Century Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as a Century Convenience Claim.

Century Credit Agreement means that certain credit agreement dated April 14, 2000, between and among certain of the Debtors, certain of the Rigas Persons, Bank of America, N.A. and The Chase Manhattan Bank, as co-administrative agents, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Century Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Century Debtors means, collectively, the Debtors set forth on Schedule A hereto.

Century-ML JV Claims means any Claim against a Debtor pursuant to or in connection with the Amended and Restated Management Agreement and Joint Venture Agreement, dated January 1, 1994, relating to Century/ML Cable Venture and Century-ML Cable Corp., and the Leveraged Recapitalization Agreement, dated December 13, 2001, by and among Century/ML Cable Venture, ML Media Partners, L.P., Century Communications Corp., ACC and Highland Holdings.

Century Other Unsecured Claim means any General Unsecured Claim against any of the Century Debtors.

Century Other Unsecured Distribution means the Allocable Portion of the Century Other Unsecured Distribution Reserve.

Century Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class Century-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Century Trade Claim means any Trade Claim arising against any of the Century Debtors.

Century Trade Distribution means the Allocable Portion of the Century Trade Distribution Reserve.

Century Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class Century-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Century-TCI Bank Claim means a Claim against a Debtor arising pursuant to the Century-TCI Credit Agreement.

Century-TCI Bank Distribution means Cash in an amount equal to the aggregate Allowed Century-TCI Bank Claims.

Century-TCI Credit Agreement means that certain credit agreement dated December 3, 1999, between and among Century-TCI California, L.P., certain other Debtors, Citibank, N.A., as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Century-TCI Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Century-TCI Debtors mean, collectively, the Debtors set forth on Schedule B hereto.

Century-TCI Distribution Company means a newly formed limited liability company, which shall (a) be formed for the purposes set forth in Section 6.02(g), (b) be a member of the Century-TCI Debtor Group, and (c) be managed by the Plan Administrator, and whose sole member shall be Century Exchange LLC.

Century-TCI Joint Venture means Century-TCI California Communications, L.P., a Delaware limited partnership.

Century-TCI JV Equity Interests means any Equity Interest (including any Equity Interests held by Century Exchange LLC, ACC or any of their Affiliates) arising pursuant to or in connection with the Agreement of Limited Partnership, dated as of December 7, 1999, of Century-TCI California Communications, L.P., by and among Century Exchange LLC and TCI California Holdings, LLC, as amended, supplemented or modified from time to time; provided, however, that any such amendment, modification or supplement from and after April 20, 2005 shall be made, if at all, in accordance with the requirements and restrictions of the Purchase Agreements.

Century-TCI Other Unsecured Claim means any General Unsecured Claim against any of the Century-TCI Debtors.

Century-TCI Other Unsecured Distribution means the Allocable Portion of the Century-TCI Other Unsecured Distribution Reserve.

Century-TCI Other Unsecured Distribution Reserve means a reserve of either (i) if the Comcast Adelphia Acquisition is consummated, Cash or (ii) if the TW Expanded Transaction is consummated, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class TCI-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Century-TCI Trade Claim means any Trade Claim arising against any of the Century-TCI Debtors.

Century-TCI Trade Distribution means the Allocable Portion of the Century-TCI Trade Distribution Reserve.

Century-TCI Trade Distribution Reserve means a reserve of either (i) if the Comcast Adelphia Acquisition is consummated, Cash or (ii) if the TW Expanded Transaction is consummated, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class TCI-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Chapter 11 Cases means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors styled In re Adelphia Communications Corporation, et al., Chapter 11 Case No. 02-41729 (REG), which are currently pending before the Bankruptcy Court, and such additional cases as may be jointly administered with the Debtors’ cases on or before the Voting Deadline or such later date as approved by the Bankruptcy Court for the purpose of including such additional cases as Chapter 11 Cases for the purposes of this Plan, so long as such inclusion would not reasonably be expected to materially delay the Sale Transaction Closing without each Buyer’s prior consent.

Charging Lien means any Lien or other priority in payment to which the Indenture Trustees are entitled under each of their respective Indentures against distributions to be made to holders of the Existing Securities issued under the applicable Indentures.

Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

Claims Agent means Bankruptcy Services LLC, in its capacity as Claims Agent and/or Voting Agent for the Chapter 11 Cases, and any successor or assignee.

Claims Objection Deadline has the meaning set forth in Section 9.01 of this Plan.

Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

Co-Borrowing Claims means, collectively, the Century Bank Claims, Olympus Bank Claims and UCA Bank Claims.

Collateral means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim.

Comcast means Comcast Corporation, a Pennsylvania corporation, and its successors, assigns and/or designees, as applicable.

Comcast Adelphia Acquisition means, collectively, the transactions to be consummated pursuant to the Comcast Purchase Agreement.

Comcast Assumed Sale Liabilities means “Assumed Liabilities” as defined in the Comcast Purchase Agreement.

Comcast Contracts means the executory contracts and unexpired leases to be (i) assumed by the Debtors and assigned to Comcast, (ii) assigned to Comcast or (iii) with respect to the Transferred Joint Venture Entities, (A) assumed by the applicable Transferred Joint Venture Entity or (B) retained by the applicable Transferred Joint Venture Entity, in each case, pursuant to the Comcast Purchase Agreement.

Comcast Escrow Account means an escrow account funded with the “Escrow Amount” as defined in the Comcast Purchase Agreement.

Comcast Purchase Agreement means that certain Asset Purchase Agreement between ACC and Comcast, dated as of April 20, 2005, as such agreement may be amended, supplemented or modified from time to time.

Comcast Purchased Assets means the “Transferred Assets,” as defined in the Comcast Purchase Agreement.

Commencement Date means June 25, 2002 with respect to all of the Debtors except Century Communications Corporation, a Texas corporation, with respect to which the Commencement Date means June 10, 2002.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Contingent Value Vehicle means the liquidating trust created under this Plan pursuant to the Contingent Value Vehicle Agreement to, among other things, pursue the Designated Litigation on behalf of the Contingent Value Vehicle Holders and to administer the proceeds of Designated Litigation.

Contingent Value Vehicle Agreement means that certain agreement relating to the formation and administration of the Contingent Value Vehicle, to be entered into as of the Effective Date, in substantially the form contained in the Plan Supplement.

Contingent Value Vehicle Board means the Board of Trustees to be created pursuant to Section 7.10 of this Plan for the purpose of supervising the Contingent Value Vehicle Trustee and prosecuting and settling the Designated Litigation.

Contingent Value Vehicle Holders means the holders of Contingent Value Vehicle Interests.

Contingent Value Vehicle Interests means, collectively, the CVV Series RF Interests, CVV Series AH-1 Interests, CVV Series A-1a Interests, CVV Series A-1b Interests, CVV Series A1-c Interests, CVV Series AH-2 Interests, CVV Series FV-1 Interests, CVV Series FV-2 Interests, CVV Series A-2 Interests, CVV Series B Interests, CVV Series C Interests, CVV Series D Interests, CVV Series E Interests, CVV Series F Interests, CVV Series G Interests, CVV Series H Interests, CVV Series I Interests and CVV Series J Interests.

Contingent Value Vehicle Professionals has the meaning set forth in Section 7.05 of this Plan.

Contingent Value Vehicle Trustee means the litigation trustee or Person acting in a similar capacity for the Contingent Value Vehicle designated in accordance with the terms set forth in Section 7.02 of this Plan and in the Contingent Value Vehicle Agreement.

Continuing Bank Actions means the claims asserted in the Bank Lender Avoidance Complaint other than the Dismissed Bank Actions.

Contrib/Subrog Claim means a Claim by (x) a Century Debtor against a Rigas/Century Co-Borrowing Debtor, (y) an Olympus Debtor against a Rigas/Olympus Co Borrowing Debtor, or (z) an UCA Debtor against a Rigas/UCA Co Borrowing Debtor, in each case arising as a result of the discharge by such Century, Olympus or UCA Debtor, as applicable, of a Co-Borrowing Claim that arose as a result of funds borrowed by such Rigas Co-Borrowing Debtor directly from the lenders under the Century Credit Agreement, the Olympus Credit Agreement or the UCA Credit Agreement, as applicable.

Control (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Cure means the distribution, on or within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, including interest at the rate determined pursuant to Section 8.14, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

CVV Series A-1a Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series A-1b Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series A-1c Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series A-2 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series AH-1 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series AH-2 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series FV-1 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series FV-2 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series B Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series C Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series D Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series E Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series F Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series G Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series H Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series I Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

CVV Series RF Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Debtor Group has the meaning ascribed to such term in Section 5.02 of this Plan.

Debtor Group Maximum Value means, with respect to each Debtor Group (other than the Holding Company Debtor Group), (a) the value of the Debtor Group, as set forth in a schedule to be filed with the Plan Supplement, plus (b) the amount by which (i) the Debtor Group Maximum Value of any Direct Subsidiary Debtor Group exceeds the Deemed Value of all distributions of such Direct Subsidiary Debtor Group with respect to this Plan and all Reserves with respect to or funded by such Direct Subsidiary Debtor Group maintained pursuant to this Plan.

Debtor Group Maximum Value Limitation means that the sum of (a) the Deemed Value of distributions to creditors of a Debtor Group and (b) the Reserves with respect to or funded by such Debtor Group may not exceed the Debtor Group Maximum Value of such Debtor Group.

Debtor Group Reserves means, collectively, the Funding Company Distribution Reserve, the Notes/Trade Distribution Reserves, the Existing Securities Law Claim Reserves and the Other Unsecured Distribution Reserves.

Debtors means, collectively, the ACC Ops Debtors, the Arahova Debtors, the CCC Debtors, the CCHC Debtors, the Century Debtors, the Century-TCI Debtors, the FrontierVision Debtors, the FrontierVision Holdco Debtors, the Ft. Myers Debtors, the Funding Company Debtors, the Holding Company Debtors, the Olympus Debtors, the Olympus Parent Debtors, the Parnassos Debtors, the Rigas/Century Co-Borrowing Debtors, the Rigas/Olympus Co-Borrowing Debtors, the Rigas/UCA Co-Borrowing Debtors, the UCA Debtors and any Persons (including any Managed Entity) that from and after the date hereof becomes a debtor under the Bankruptcy Code in a proceeding jointly administered with the Chapter 11 Cases on or before the Voting Deadline or such later date as approved by the Bankruptcy Court for the purpose of including such additional debtors as Debtors for the purposes of this Plan, so long as such inclusion would not reasonably be expected to materially delay the Sale Transaction Closing without each Buyer’s prior consent.

Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

Debtors’ Professionals means all Persons retained by the Debtors by order of the Bankruptcy Court in connection with the Chapter 11 Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code.

Deemed Value means:  (a) with respect to Cash, the amount of such Cash; (b) with respect to each share of TWC Class A Common Stock, an amount equal to the quotient obtained by dividing $4,960,000,000 by the aggregate number of shares of TWC Class A Common Stock to be issued pursuant to the TW Purchase Agreement (without giving effect to (i) any adjustments in the number of shares to be delivered pursuant to Sections 2.6(f) and 2.7 of the TW Purchase Agreement or (ii) any additional shares to be delivered if the TW Expanded Transaction is consummated), which value is assigned to such TWC Class A Common Stock solely for purposes of determining the amounts of distributions with respect to Claims and Equity Interests under and otherwise implementing the provisions of this Plan, including as set forth in the TW Purchase Agreement; (c) with respect to Plan Consideration, the aggregate value of the Cash and shares of TWC Class A Common Stock included in such Plan Consideration; and (d) with respect to any other distribution under this Plan, such value as reasonably agreed to by the Debtors and the recipient of such distribution, or, in the absence of an agreement, as determined by the Bankruptcy Court.

Defensive Claims means, collectively, Claims of any Person that may be asserted in response to Designated Litigation, including, but not limited to, counterclaims, cross claims, indemnity claims, contribution claims, offsets or recoupment against one or more of the Debtors; provided, however, that notwithstanding anything otherwise to the contrary, Defensive Claims shall not include any Claims that may be pursued pursuant to Section 7.03(e) hereof.

Deloitte Litigation means the Claims, Causes of Action, and any other recovery action relating to the services provided to the Debtors by Deloitte & Touche LLP or any of its affiliates, professionals or predecessors in interest including claims and Causes of Action in connection with the case styled Adelphia Communications Corp. v. Deloitte & Touche LLP, case no. 000598, which is currently pending before the Court of Common Pleas, Philadelphia County, Pennsylvania.

Designated Litigation means all Causes of Action set forth in Section 2.4(k) of the Comcast Purchase Agreement (other than Retained Claims) and Section 2.2(k) of the TW Purchase Agreement as the Debtors shall allocate to the Contingent Value Vehicle, to the extent not previously released or made subject to a covenant not to sue; provided, however, Designated Litigation shall not include any Causes of Action that would give rise to an Allowed Claim for indemnification, contribution or reimbursement against a Debtor, Reorganized Debtor or Transferred Joint Venture Entity except (i) Bank Lender Fee Claims, (ii) Bank Lender Post-Effective Date Fee Claims and (iii) Bank Securities Action Indemnification Fund, in each case, to the extent provided in the Plan.

DIP Agent means, collectively, JPMorgan Chase Bank, as Administrative Agent under the DIP Facility, Citigroup Global Markets Inc., as Syndication Agent under the DIP Facility, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers under the DIP Facility, Citicorp North America, Inc., as Collateral Agent under the DIP Facility, Wachovia Bank, N.A., as Co-Syndication Agent under the DIP Facility, the Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents under the DIP Facility, and any of the foregoing Persons’ successors and assigns from time to time.

DIP Facility means that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of February 25, 2005, among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc., and Adelphia California Cablevision, LLC, as Borrowers, the Guarantors listed therein, the DIP Agents and the various lenders party thereto, as amended and supplemented from time to time, and all agreements, documents and instruments executed in connection therewith.

DIP Lender means a Person (other than a Debtor) who from time to time is or was a party to the DIP Facility and / or a holder of a Claim arising in connection therewith.

DIP Lender Claim means a Claim against a Debtor arising pursuant to the DIP Facility, including for “Obligations” (as such term is defined in the DIP Facility).

DIP Order means that certain Final Order (i) Authorizing Debtors (a) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) and (b) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363, and (ii) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362 and 363, dated August 23, 2002, as the same has been or may be amended, supplemented or modified by the Bankruptcy Court from time to time.

Direct Subsidiary Debtor Group means, with respect to a Debtor Group, each Debtor Group identified as such in Schedule W hereto.

Disallowed means, with respect to an Administrative Expense Claim, Claim or Equity Interest, or any portion thereof, that such Administrative Expense Claim, Claim or Equity Interest, or such portion thereof, (a) has been disallowed by a Final Order, (b) in the case of a Claim, is listed in the Schedules as “$0,” contingent, disputed or unliquidated, and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (c) in the case of a Claim, is not listed in the Schedules and as to which a proof of claim bar date has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (d) with respect to an Administrative Expense Claim, as to which a bar date or deadline has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

Disclosure Statement means the disclosure statement relating to this Plan, including all exhibits and schedules thereto, as amended, supplemented or modified from time to time, in each case, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Dismissed Bank Actions means the Bank Actions, if any:  (i) that are identified in a notice filed by the Debtors (following consultation with the Statutory Committees) with the

Bankruptcy Court not later than 15 Business Days after a ruling by the Bankruptcy Court on the motion to dismiss the Bank Lender Avoidance Complaint filed by the Bank Lenders; or (ii) with respect to a particular defendant as to which there is a determination by a court of competent jurisdiction or other binding authority entered (or made, as applicable) at any time, that such defendant in the Bank Lender Avoidance Complaint would be entitled to indemnification (whether under a Prepetition Credit Agreement or under another agreement or principle of law), either directly by a Debtor or Managed Entity or indirectly by a party entitled to indemnification by a Debtor or Managed Entity; provided, however, that if such determination with respect to indemnification is reversed on appeal pursuant to a Final Order, such action shall not be a Dismissed Bank Action and the statute of limitations with respect to such action shall be tolled until thirty (30) days following final appellate determination of such action.

Disputed means, in reference to any Administrative Expense Claim, Claim or Equity Interest, an Administrative Expense Claim, Claim or Equity Interest (as applicable) (i) which is disputed under this Plan, (ii) as to which the Debtors or the Reorganized Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined to be allowed by a Final Order, (iii) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed or (iv) in respect of which there is potential liability for property which is recoverable or a transfer which is avoidable under section 502(d) of the Bankruptcy Code or other applicable law.  An Administrative Expense Claim, Claim or Equity Interest that is Disputed by the Debtors or the Reorganized Debtors as to its amount only shall be deemed Allowed in the amount the Debtors or the Reorganized Debtors admit owing, if any, and Disputed as to the excess.  Until the Claims Objection Deadline, all Claims and Equity Interests not previously Allowed under clauses (ii), (iv), or (v) of the definition thereof, shall be deemed Disputed except as and to the extent otherwise determined by the Debtors or the Reorganized Debtors.

Distributable Proceeds means (i) net proceeds from the Designated Litigation, (ii) reserves released to the Contingent Value Vehicle pursuant to Section 9.03(b)(v) or (e)(iv), (iii) all or a portion of the Litigation Prosecution Fund to the extent the Contingent Value Vehicle Trustee determines that such funds should be distributed to the Contingent Value Vehicle Beneficiaries, and (iv) net proceeds from other assets of the Contingent Value Vehicle, not otherwise required to be held as reserves under this Plan, which the Contingent Value Vehicle Trustee determines should be distributed to the Contingent Value Vehicle Beneficiaries.

Distribution Company means a newly formed limited liability company, which shall be managed by the Plan Administrator and whose sole member shall be the Contingent Value Vehicle.

Distribution Date means the Initial Distribution Date and each Periodic Distribution Date.

Distribution Record Date means (a) with respect to all Claims other than Claims or Equity Interests arising in connection with Existing Securities, three (3) calendar days prior to the Effective Date and (b) with respect to Claims or Equity Interests arising in connection with Existing Securities, the Initial Distribution Date.

DOJ means the U.S. Department of Justice.

Effective Date means the first Business Day on or after the Confirmation Date specified by the Debtors on which all conditions to the effectiveness of the Plan specified in Section 13.02 hereof have been satisfied or waived, which shall be the date of the Sale Transaction Closing.

Empire Sports Network means Empire Sports Network, L.P., a Delaware limited partnership, and its subsidiaries.

Equity Committee means the statutory committee of holders of Equity Interests in ACC appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Equity Interest means any present ownership interest in any of the Debtors, including any issued and outstanding shares of common or preferred stock, convertible equity security, partnership or limited liability company interests, whether or not represented by an instrument or other evidence of an equity security or interest, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire or dispose of any such interest (including any put or call rights).

Encumbrance means, with respect to a TW Purchased Asset, “Encumbrance,” as defined under the TW Purchase Agreement, and, with respect to a Comcast Purchased Asset, “Encumbrance,” as defined under the Comcast Purchase Agreement.

Estimation Order means an order or orders of the Bankruptcy Court (a) estimating or otherwise establishing, among other things, the amounts described in the Estimation Order Schedule attached as Schedule V hereto, and (b) entered by the Bankruptcy Court in connection with Section 9.02 hereof.  The Estimation Order may include the Confirmation Order if the Confirmation Order grants the same relief that otherwise would have been granted in separate Estimation Orders.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Excluded Assets means all assets and Equity Interests of the Debtors other than the Purchased Assets.

Excluded Individual means any current or former director, officer, employee professional or agent of any of the Debtors who (i) in connection with any alleged pre Commencement Date improprieties, was discharged or whose resignation was accepted on account of such individual’s knowledge of or participation in such improprieties, (ii) is or has been convicted of a crime, found in fact in any judicial or alternative dispute resolution proceeding to have committed fraud or to have received unjust enrichment, or is or has been sued by ACC or any assignee on such grounds, (iii) has ever failed to repay, or is otherwise in default of, any corporate loans from one or more of the Debtors, (iv) is a Rigas Person, (v) is a Person set forth on a Schedule to be included in the Plan Supplement or any director, officer, partner, member, employee or other Affiliate of such Persons or (vi) is any other Person identified from time to time prior to the Effective Date by amendment to the Plan Supplement, which amendment the Debtors may make in their sole discretion and which shall be filed with the Bankruptcy Court from time to time.

Existing Securities means any existing debt or equity securities of the Debtors (except for securities consisting solely of (i) Intercompany Claims and (ii) Equity Interests, in each case, held by the Debtors), including the Arahova Notes, Century-TCI JV Equity Interests, FrontierVision Holdco Notes, FrontierVision Notes, Parnassos JV Equity Interests, FPL Note, Century/Tele-Media JV Equity Interests, Olympus Parent Notes, UCA/Tele-Media JV Equity Interests, ACC Senior Notes, ACC Subordinated Notes, ACC Preferred Stock, ACC Common Stock and ACC Other Equity Interests.

Existing Securities Law Claim means any Claim against a Debtor, whether or not the subject of an existing lawsuit, (i) arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or an affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, but not limited to, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims, or (iv) except as otherwise provided for in this Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including (a) any prepetition indemnification, reimbursement or contribution obligations of the Debtors relating to officers and directors holding such positions prior to the Commencement Date pursuant to the Debtors’ corporate charters, by-laws, agreements entered into any time prior to the Commencement Date, or otherwise, and relating to Claims otherwise included in the foregoing clauses (i) through (iv) (which obligations shall be Existing Securities Law Claims of the Class in which the securities underlying such Claim are included), and (b) Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the sale of securities.

Existing Securities Law Claim Reserve means the Arahova Existing Securities Law Claim Reserve, the FrontierVision Existing Securities Law Claim Reserve, the FrontierVision Holdco Existing Securities Law Claim Reserve or the Olympus Parent Existing Securities Law Claim Reserve, as applicable.

Expanded Transaction Letter Agreement means the letter agreement, dated April 20, 2005, by and among ACC, TW NY and Comcast, as amended, supplemented or modified from time to time.

Fee Claim means a Claim for compensation, for services rendered or reimbursement of expenses incurred for the period from the Commencement Date through the Effective Date pursuant to sections 503(b)(2), 502(b)(3), 502(b)(4) or 502(b)(5) of the Bankruptcy Code in connection with the Chapter 11 Cases.

Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

FPL Note means that certain $108,000,000 term note dated as of October 1, 1999 issued by Ft. Myers Acquisition Limited Partnership to Olympus Communications, L.P. and assigned to West Boca Security, Inc.

FPL Note Claim means a Claim against a Debtor arising under or pursuant to the FPL Note.

FPL Note Distribution means the Allocable Portion of the Ft. Myers Notes Distribution Reserve.

Franchise means a franchise, as such term is defined in the Communications Act of 1934, granted by a Governmental Authority authorizing the construction, upgrade, maintenance or operation of any part of the cable systems of the Debtors and the Non-Debtor Subsidiaries, and/or provision of cable television services by the Debtors and the Non-Debtor Subsidiaries.

FrontierVision Bank Claim means a Claim against a Debtor arising pursuant to the FrontierVision Credit Agreement.

FrontierVision Bank Distribution means Cash in an amount equal to the aggregate Allowed FrontierVision Bank Claims.

FrontierVision Credit Agreement means that certain credit agreement dated December 19, 1997, between and among FrontierVision Operating Partners, L.P., The Chase Manhattan Bank, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

FrontierVision Debtor Group has the meaning set forth in Section 5.02 of this Plan.

FrontierVision Debtors mean, collectively, the Debtors set forth on Schedule D hereto.

FrontierVision Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any FrontierVision Note.

FrontierVision Existing Securities Law Claim Distribution means the Allocable Portion of the FrontierVision Existing Securities Law Claim Reserve.

FrontierVision Existing Securities Law Claim Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order) established to pay Allowed Claims in Class FV-ESL and to reserve for Disputed Claims in such Class estimated to provide Payment in Full of the FrontierVision Existing Securities Law Claims (after giving effect to the Restitution Fund available to Persons who hold FrontierVision Existing Securities Law Claims).

FrontierVision Holdco CVV Sharing Percentage means the percentage of first priority Contingent Value Vehicle Distributions payable to holders of CVV Series FV-1 Interests and CVV Series FV-2 Interests (after giving effect to payments to holders of Series RF Interests), as set forth in the Inter-Creditor Dispute Resolution.

FrontierVision Holdco Convenience Claim means any FrontierVision Holdco Trade Claim or FrontierVision Holdco Other Unsecured Claim that is (i) Allowed in an amount of ten thousand ($10,000) dollars or less or (ii) Allowed in an amount greater than ten thousand ($10,000) dollars but which is reduced to ten thousand ($10,000) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered and completed Ballot; provided, however, that any FrontierVision Holdco Trade Claim or FrontierVision Holdco Other Unsecured Claim that was originally Allowed in excess of ten thousand ($10,000) dollars may not be subdivided into multiple FrontierVision Holdco Trade Claims or FrontierVision Holdco Other Unsecured Claims of ten thousand ($10,000) dollars or less for purposes of receiving treatment as an FrontierVision Holdco Convenience Claim.

FrontierVision Holdco Debtor Group has the meaning set forth in Section 5.02 of this Plan.

FrontierVision Holdco Debtors mean, collectively, the Debtors set forth on Schedule M hereto.

FrontierVision Holdco Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any FrontierVision Holdco Note.

FrontierVision Holdco Existing Securities Law Claim Distribution means the Allocable Portion of the FrontierVision Holdco Existing Securities Law Claim Reserve plus the CVV Series FV-2 Interests.

FrontierVision Holdco Existing Securities Law Claim Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order) established to pay Allowed Claims in Class FVHC-ESL and to reserve for Disputed Claims in such Class, plus, following the occurrence of the Inter-Creditor Dispute Resolution, any additional FrontierVision Holdco Other Unsecured Residual Plan Consideration and FrontierVision Holdco Notes/Trade Residual Plan Consideration, up to an amount (after giving effect to the Restitution

Fund available to Persons who hold FrontierVision Holdco Existing Securities Law Claims) sufficient to result in Payment in Full of the FrontierVision Holdco Existing Securities Law Claims.

FrontierVision Holdco Notes means any of those certain (a) 11.875% Series A Senior Discount Notes due September 15, 2007 issued by FrontierVision Holdings, L.P. under that certain Indenture dated as of September 19, 1997 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation, as Issuers, and U.S. Bank National Association, as initial Trustee thereunder or (b) 11.875% Series B Senior Discount Notes due September 15, 2007, issued by FrontierVision Holdings, L.P. under that certain Indenture dated as of December 9, 1998 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation, as Issuers and U.S. Bank National Association, as initial Trustee thereunder.

FrontierVision Holdco Notes Claim means a Claim against a Debtor arising pursuant to a FrontierVision Holdco Note.

FrontierVision Holdco Notes Distribution means the Allocable Portion of the FrontierVision Holdco Notes/Trade Distribution Reserve allocable to Class FVHC-Notes plus the portion of CVV Series FV-1 Interests allocated to FrontierVision Holdco Notes Claims in the Estimation Order.

FrontierVision Holdco Notes/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class FVHC-Notes and FVHC-Trade to reserve for Disputed Claims in such Class and, following the occurrence of the Inter-Creditor Dispute Resolution, plus (or minus the absolute value if the number is negative) the portion of the Inter-Creditor Valuation Adjustment allocated to the FrontierVision Holdco Notes/Trade Distribution Reserve.

FrontierVision Holdco Notes/Trade Residual Plan Consideration means any Plan Consideration remaining in the FrontierVision Holdco Notes/Trade Distribution Reserve after Payment in Full of all Allowed FrontierVision Holdco Notes Claims and the FrontierVision Holdco Trade Claims.

FrontierVision Holdco Other Unsecured Claim means any General Unsecured Claim against any of the FrontierVision Holdco Debtors.

FrontierVision Holdco Other Unsecured Claims Distribution means the Allocable Portion of the FrontierVision Holdco Other Unsecured Distribution Reserve plus the portion of CVV Series FV-1 Interests allocated to FrontierVision Holdco Other Unsecured Claims in the Estimation Order.

FrontierVision Holdco Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class FVHC-Uns and to reserve for Disputed Claims in such Class, and, following the occurrence of the Inter-Creditor Dispute Resolution, plus (or minus the absolute value if the number is negative) the portion of the Inter-Creditor Valuation Adjustment allocated to the FrontierVision Holdco Other Unsecured Distribution Reserve therein.

FrontierVision Holdco Other Unsecured Residual Plan Consideration means any Plan Consideration remaining in the FrontierVision Holdco Other Unsecured Distribution Reserve after Payment in Full of all Allowed FrontierVision Holdco Other Unsecured Claims.

FrontierVision Holdco Trade Claim means any Trade Claim arising against any of the FrontierVision Holdco Debtors.

FrontierVision Holdco Trade Distribution means the Allocable Portion of the FrontierVision Holdco Notes/Trade Distribution Reserve allocable to Class FVHC-Trade plus the portion of CVV Series FV-1 Interests allocated to FrontierVision Holdco Trade Claims in the Estimation Order.

FrontierVision Notes means any of those certain 11.000% Senior Subordinated Notes due October 15, 2006 issued by FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation under that certain Indenture dated as of October 7, 1996 between FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation, as Issuers and Colorado National Bank, as initial Trustee thereunder.

FrontierVision Notes Claim means a Claim against a Debtor arising pursuant to a FrontierVision Note.

FrontierVision Notes Distribution means the Allocable Portion of the FrontierVision Notes/Trade Distribution Reserve allocable to Class FV-Notes.

FrontierVision Notes/Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Classes FV-Notes and FV-Trade and to reserve for Disputed Claims in such Classes estimated to provide Payment in Full for all such Claims.

FrontierVision Other Unsecured Claim means any General Unsecured Claim against any of the FrontierVision Debtors.

FrontierVision Other Unsecured Claims Distribution means the Allocable Portion of the FrontierVision Other Unsecured Distribution Reserve.

FrontierVision Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class FV-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

FrontierVision Trade Claim means any Trade Claim arising against any of the FrontierVision Debtors.

FrontierVision Trade Distribution means the Allocable Portion of the FrontierVision Notes/Trade Distribution Reserve allocable to Class FV-Trade.

Ft. Myers Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Ft. Myers Debtors mean the Debtors set forth on Schedule S hereto.

Ft. Myers Notes Distribution Reserve means a reserve of Cash (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class FtM-FPL and to reserve for Disputed Claims in such Class, estimated to provide Payment in Full for all such Claims if the pledge purporting to secure such Claims is enforced.

Ft. Myers Other Unsecured Claim means any General Unsecured Claim against any of the Ft. Myers Debtors.

Ft. Myers Other Unsecured Claims Distribution means the Allocable Portion of the Ft. Myers Other Unsecured Distribution Reserve.

Ft. Myers Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class FtM-Uns and to reserve for Disputed Claims in such Class.

Ft. Myers Trade Claim means any Trade Claim arising against any of the Ft. Myers Debtors.

Ft. Myers Trade Distribution means the Allocable Portion of the Ft. Myers Trade Distribution Reserve allocable to Class FtM-Trade.

Ft. Myers Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class FtM-Trade and to reserve for Disputed Claims in such Class.

Funding Company Claim means a Claim (other than an Intercompany Claim or Government Settlement Agreement Claim) against a Debtor in the Funding Company Debtor Group.

Funding Company Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Funding Company Debtors mean the Debtors set forth on Schedule G hereto.

Funding Company Distribution Reserve means a reserve of Cash (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class Fundco and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

General Unsecured Claim means, with respect to a Debtor, any Claim against such Debtor other than an Administrative Expense Claim, DIP Lender Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, Bank Claim, Subsidiary Note Claim, ACC Senior Notes Claim, ACC Subordinated Notes Claim, Existing Securities Law Claim, Trade Claim, ACC Convenience Claim or Subsidiary Convenience Claim.

Global Compromise has the meaning set forth in Section 6.04 of this Plan.

Government Claims means the Claims relating to the SEC/DOJ Matters, as defined in the Purchase Agreements, including Claims for penalties, forfeiture, disgorgement, restitution and prejudgment interest arising from possible violations of the federal securities laws described in that certain proof of claim filed by the SEC with the Bankruptcy Court on December 3, 2002 (as such proof of claim may be amended in accordance with the Bankruptcy Rules and orders of the Bankruptcy Court), and the Government Settlement Agreement Claim.

Government Settlement Agreements means collectively (a) that certain non-prosecution agreement between ACC, the DOJ and the other parties thereto, dated April 25, 2005; and (b) that certain consent decree in connection with the action titled Securities and Exchange Commission v. Adelphia Communications Corporation, et al., 02 Civ. 5776 (PKC), dated May 26, 2005.

Government Settlement Agreement Claim means any Claim arising against a Debtor in connection with the Government Settlement Agreements.

Government Settlement Approval Order means the order of the Bankruptcy Court, dated May 26, 2005, Granting Motion Approving Three Related Agreements Between the Debtors and the Securities and Exchange Commission, the Debtors and the Department of Justice and the Debtors and the Rigas Family.

Governmental Authority shall mean the governments of the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including courts, tribunals, departments (including the DOJ), commissions, bureaus, agencies, boards, counties, municipalities, provinces, parishes and other instrumentalities.

Holding Company Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Holding Company Debtors means, collectively, the Debtors set forth on Schedule N hereto.

Indenture Trustees means, collectively, the indenture trustees acting in such capacity pursuant to the Indentures that provided for the issuance of the ACC Senior Notes, the

ACC Subordinated Notes, the Arahova Notes, the FrontierVision Notes, the FrontierVision Holdco Notes and the Olympus Parent Notes and any of their respective successors, assigns or designees.

Indentures means, collectively, the indentures, as amended and supplemented, relating to the ACC Senior Notes, the ACC Subordinated Notes, the Arahova Notes, the FrontierVision Notes, the FrontierVision Holdco Notes and the Olympus Parent Notes.

Initial Distribution Date means the date as soon as reasonably practicable after the Effective Date for the making of initial distributions under this Plan (in the reasonable discretion of the Plan Administrator).

Insured Claim means any Claim against a Debtor arising from an incident or occurrence that is covered under the Debtors’ insurance policies.

Intercompany Claim means a Claim with respect to an intercompany transfer of value by a Debtor, an Affiliate of a Debtor, or a Non-Debtor Subsidiary to a Debtor, Affiliate of a Debtor, or Non-Debtor Subsidiary, except as and to the extent any such Claim is (i) a Claim with respect to an Equity Interest in a Transferred Joint Venture Entity, (ii) a Rigas Claim or Equity Interest, (iii) a Retained Claim (including defenses and rights of setoff thereto), (iv) a Claim of a non-Debtor Affiliate of a Debtor against a Debtor arising in connection with the transfer of an asset by such non-Debtor Affiliate to a Debtor pursuant to Section 5.13(h) of the TW Purchase Agreement or Section 5.11(h) of the Comcast Purchase Agreement, (v) a Claim of a non-Debtor Affiliate of a Debtor against another non-Debtor Affiliate of a Debtor, (vi) a Claim of a Debtor against a Managed Entity, (vii) a Claim of a Debtor against any Rigas Person or (viii) a Contrib/Subrog Claim.

Inter-Creditor Dispute means any Claims and Causes of Action between the holders of Claims against or Interests in certain Debtor Groups asserted by such entities or by creditors on behalf of such entities including Claims and Causes of Action relating to:  (A) the substantive consolidation of the Debtors within their respective Debtor Groups; (B) the Transferred Subscriber Transactions; (C) the amounts, allowance, relative priority and treatment of all Intercompany Claims; (D) the allocation of the benefits and burdens associated with the Government Settlement Agreements; (E) the Arahova Sharing Percentage; (F) the Arahova CVV Sharing Percentage; (G) the FrontierVision Holdco CVV Sharing Percentage; (H) the allocation of the value received from the Purchase Agreements; and (H) the Inter-Creditor Valuation Adjustment.

Inter-Creditor Dispute Holdback means an amount estimated by the Debtors to be sufficient to pay holders of Allowed Claims in Classes ARA-Notes, ARA-Trade, ARA-Uns and ARA-ESL in full, including postpetition interest pursuant to Section 8.14, estimated, as of an assumed Effective Date of July 31, 2006, to be $[                              ], less the Arahova Minimum Distribution Amount.

Inter-Creditor Dispute Resolution means a resolution of the Inter-Creditor Dispute either (a) in accordance with the procedures set forth in the Resolution Process Order, or (b)

pursuant to the terms of a compromise or settlement approved by an order of the Bankruptcy Court.

Inter-Creditor Valuation Adjustment means the amount by which, collectively, (a) the FrontierVision Holdco Notes/Trade Distribution Reserve and the FrontierVision Holdco Other Unsecured Distribution Reserve shall be increased if positive (and the ACC Notes/Trade Distribution Reserve and ACC Other Unsecured Distribution Reserve shall be decreased) or (b) the FrontierVision Holdco Notes/Trade Distribution Reserve and the FrontierVision Holdco Other Unsecured Distribution Reserve shall be decreased if negative (and the ACC Notes/Trade Distribution Reserve and ACC Other Unsecured Distribution Reserve shall be increased).  Except as otherwise expressly provided for in the Inter-Creditor Dispute Resolution prior to the Confirmation Date, the Inter-Creditor Valuation Adjustment shall be zero.

Interest Rate Schedule means a schedule to be filed with the Bankruptcy Court at least 25 days prior to the Voting Deadline setting forth the rates at which interest shall accrue from and after the Commencement Date through the Effective Date with respect to certain Classes of Claims specified therein pursuant to the Plan.

IRS means the Internal Revenue Service.

Joint Venture Interests means, collectively, the Parnassos JV Equity Interests and the Century-TCI JV Equity Interests.

JV Documents means the “JV Documents” as defined in the Comcast Purchase Agreement.

Liabilities means “Liabilities,” as defined in the Purchase Agreements.

Lien shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

Litigation Prosecution Fund means Cash in the amount of $100,000,000 to fund the prosecution and, to the extent a Person is entitled to payment of fees and expenses in connection therewith under Section 6.08(c) of this Plan, defense, of the Designated Litigation.  The Confirmation Order or an Estimation Order shall include a finding of the Bankruptcy Court stating that the foregoing amount comprises a reasonable estimate of the maximum amount that may be required in connection with the prosecution of the Designated Litigation and the payment of the foregoing fees.

Managed Entity means any of the Persons set forth in Schedule O hereto and any other entity Controlled by a Managed Entity; provided, however, that a Person listed on Schedule O shall cease to be a Managed Entity at such time as it may become a Debtor or directly or indirectly wholly owned by a Debtor.

New By-laws means the amended and restated by-laws of TWC, which shall be in substantially the form contained in the Plan Supplement, as amended, supplemented or modified from time to time, subject, prior to the Sale Transaction Closing,  to the requirements and restrictions of the Purchase Agreements.

New Certificate of Incorporation means the amended and restated certificate of incorporation of TWC, which shall be in substantially the form contained in the Plan Supplement, as amended, supplemented or modified from time to time, subject, prior to the Sale Transaction Closing, to the requirements and restrictions of the Purchase Agreements.

Non-Debtor Subsidiary means any direct or indirect Subsidiary of ACC that is not a Debtor.

Non-Transferred MCE Systems means the “Disputed MCE Systems,” as such term is defined in the Purchase Agreements, except for those owned by Bucktail Broadcasting Corporation and Coudersport Television Cable Company.

Notes/Trade Distribution Reserves means, collectively, the ACC Ops Trade Distribution Reserve, the Arahova Notes/Trade Distribution Reserve, the CCC Trade Distribution Reserve, the CCHC Trade Distribution Reserve, the Century Trade Distribution Reserve, the Century-TCI Trade Distribution Reserve, the FrontierVision Notes/Trade Distribution Reserve, the FrontierVision Holdco Notes/Trade Distribution Reserve, the Ft. Myers Note Distribution Reserve, the Ft. Myers Trade Distribution Reserve, the Holding Company Notes/Trade Distribution Reserve, the Olympus Trade Distribution Reserve, the Olympus Parent Notes/Trade Distribution Reserve, the Parnassos Trade Distribution Reserve, the Rigas/Century Trade Distribution Reserve, the Rigas/Olympus Trade Distribution Reserve, the Rigas/UCA Trade Distribution Reserve and the UCA Trade Distribution Reserve.

Olympus Bank Claim means a Claim against a Debtor arising pursuant to the Olympus Credit Agreement.

Olympus Bank Claim Purchase Price means Cash in an amount equal to the aggregate Allowed Olympus Bank Claims.

Olympus Credit Agreement means that certain credit agreement dated September 28, 2001, between and among certain of the Debtors, certain of the Rigas Persons, Bank of Montreal, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Olympus Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Olympus Debtors mean, collectively, the Debtors set forth on Schedule E hereto.

Olympus Other Unsecured Claim means any General Unsecured Claim against any of the Olympus Debtors.

Olympus Other Unsecured Claims Distribution means the Allocable Portion of the Olympus Other Unsecured Distribution Reserve.

Olympus Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OLY-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Olympus Parent Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Olympus Parent Debtors mean, collectively, the Debtors set forth on Schedule L hereto.

Olympus Parent Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any Olympus Parent Note.

Olympus Parent Existing Securities Law Claim Distribution means the Allocable Portion of the Olympus Parent Existing Securities Law Claims Reserve.

Olympus Parent Existing Securities Law Claim Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OLYParent-ESL and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims, after giving effect to the Restitution Fund available to Persons who hold Olympus Parent Existing Securities Law Claims.

Olympus Parent Notes means those certain 10.625% Senior Notes due November 15, 2006 issued by Olympus Communications, L.P. and Olympus Capital Corporation under that certain Indenture dated as of November 12, 1996 between Olympus Communications, L.P., Olympus Capital Corporation and Bank of Montreal Trust Company, as initial Trustee thereunder.

Olympus Parent Notes Claim means a Claim against a Debtor arising under or pursuant to an Olympus Parent Note.

Olympus Parent Notes Distribution means the Allocable Portion of the Olympus Parent Notes/Trade Distribution Reserve allocable to Class OLYParent-Notes.

Olympus Parent Notes/Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Classes OLYParent-Notes and OLYParent-Trade and to reserve for Disputed Claims in such Classes estimated to provide Payment in Full for all such Claims.

Olympus Parent Other Unsecured Claim means any General Unsecured Claim against any of the Olympus Parent Debtors.

Olympus Parent Other Unsecured Claims Distribution means the Allocable Portion of the Olympus Parent Other Unsecured Distribution Reserve.

Olympus Parent Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OLYParent-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Olympus Parent Trade Claim means any Trade Claim arising against any of the Olympus Parent Debtors.

Olympus Parent Trade Distribution means the Allocable Portion of the Olympus Parent Notes/Trade Distribution Reserve allocable to Class OLYParent-Trade.

Olympus Trade Claim means any Trade Claim arising against any of the Olympus Debtors.

Olympus Trade Distribution means the Allocable Portion of the Olympus Trade Distribution Reserve.

Olympus Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class OLY-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Other Priority Claim means any Claim against a Debtor, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Other Secured Claim means any Secured Claim against a Debtor, other than a Secured Tax Claim.

Other Unsecured Claims means, collectively, the ACC Ops Other Unsecured Claims, the Arahova Other Unsecured Claims, the CCC Other Unsecured Claims, the CCHC Other Unsecured Claims, the Century Other Unsecured Claims, the Century-TCI Other Unsecured Claims, the FrontierVision Other Unsecured Claims, the FrontierVision Holdco Other Unsecured Claims, the Ft. Myers Other Unsecured Claims, the Funding Company Other Unsecured Claims, the Holding Company Other Unsecured Claims, the Olympus Other Unsecured Claims, the Olympus Parent Other Unsecured Claims, the Parnassos Other Unsecured Claims, the Rigas/Century Other Unsecured Claims, the Rigas/Olympus Other Unsecured Claims, the Rigas/UCA Other Unsecured Claims and the UCA Other Unsecured Claims.

Other Unsecured Distribution Reserves means, collectively, the ACC Ops Other Unsecured Distribution Reserve, the Arahova Other Unsecured Distribution Reserve, the CCC Other Unsecured Distribution Reserve, the CCHC Other Unsecured Distribution Reserve, the Century Other Unsecured Distribution Reserve, the Century-TCI Other Unsecured Distribution Reserve, the FrontierVision Other Unsecured Distribution Reserve, the FrontierVision Holdco Other Unsecured Distribution Reserve, the Ft. Myers Other Unsecured Distribution Reserve, the

Funding Company Other Unsecured Distribution Reserve, the Holding Company Other Unsecured Distribution Reserve, the Olympus Other Unsecured Distribution Reserve, the Olympus Parent Other Unsecured Distribution Reserve, the Parnassos Other Unsecured Distribution Reserve, the Rigas/Century Other Unsecured Distribution Reserve, the Rigas/Olympus Other Unsecured Distribution Reserve, the Rigas/UCA Other Unsecured Distribution Reserve and the UCA Other Unsecured Distribution Reserve.

Paid in Full, Payment in Full or Pay in Full means, with respect to an Allowed Claim, payment in Cash, Plan Consideration and/or other consideration in an aggregate amount with Deemed Value equal to the Allowed amount thereof.

Parent Debtor Group means, with respect to a Debtor Group, the Debtor Group identified as such in the left hand column of Schedule S.

Parnassos Bank Claim means a Claim arising pursuant to the Parnassos Credit Agreement.

Parnassos Bank Distribution means Cash in an amount equal to the aggregate Allowed Parnassos Bank Claims.

Parnassos Credit Agreement means that certain credit agreement dated December 30, 1998, between and among Parnassos, L.P., The Bank of Nova Scotia, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Parnassos Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Parnassos Debtors mean, collectively, the Debtors set forth on Schedule C hereto.

Parnassos Distribution Companies means two newly formed limited liability companies, which shall (a) be formed for the purposes set forth in Section 6.02(g), (b) be members of the Parnassos Debtor Group, (c) be managed by the Plan Administrator, and (d) one of whose sole member shall be Adelphia Western NY Holdings, L.L.C. and the other of whose sole member shall be Montgomery Cablevision, Inc.

Parnassos Joint Venture means Parnassos Communications, L.P., a Delaware limited partnership and Adelphia Western NY Joint Venture.

Parnassos JV Equity Interests means any Equity Interest (including any Equity Interest held by Adelphia Western New York Holdings, L.L.C., Montgomery Cablevision, Inc., ACC or any of their Affiliates) arising pursuant to or in connection with (a) the Agreement of Limited Partnership, dated as of December 30, 1998, of Parnassos Communications, L.P., by and among Adelphia Western New York Holdings, L.L.C. and Montgomery Cablevision, Inc. and TCI Adelphia Holdings, LLC, as amended, supplemented or modified from time to time or (b) the Agreement of Limited Partnership, dated as of January 8, 1998, of Western NY Cablevision, L.P., by and among Adelphia Western New York Holdings, L.L.C. and Montgomery Cablevision, Inc. and TCI Adelphia Holdings, LLC, as amended, supplemented or modified from time to time, provided, however, that in respect of the foregoing clauses (a) and (b), any such amendment, modification or supplement from and after April 20, 2005 shall be made, if at all, in accordance with the requirements and restrictions of the Purchase Agreements.

Parnassos Other Unsecured Claim means any General Unsecured Claim against any of the Parnassos Debtors.

Parnassos Other Unsecured Distribution means the Allocable Portion of the Parnassos Other Unsecured Distribution Reserve.

Parnassos Other Unsecured Distribution Reserve means a reserve of either (i) if the Comcast Adelphia Acquisition is consummated, Cash or (ii) if the TW Expanded Transaction is consummated, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class P-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Parnassos Trade Claim means any Trade Claim arising against any of the Parnassos Debtors.

Parnassos Trade Distribution means the Allocable Portion of the Parnassos Trade Distribution Reserve.

Parnassos Trade Distribution Reserve means a reserve of either (i) if the Comcast Adelphia Acquisition is consummated, Cash or (ii) if the TW Expanded Transaction is consummated, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class P-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Periodic Distribution Date means (a) initially, the first Business Day that is six (6) full months after the Initial Distribution Date and (b) subsequently, a Business Day designated by the Plan Administrator which occurs in the month that is six (6) full months after the immediately preceding Periodic Distribution Date, or in the case of either (a) or (b), such earlier or later date established by the Bankruptcy Court or designated as such by the Plan Administrator in its reasonable discretion in a filing with the Bankruptcy Court.

Permitted Encumbrance means, with respect to a TW Purchased Asset, “Permitted Encumbrance,” as defined under the TW Purchase Agreement, and, with respect to a Comcast Purchased Asset, “Permitted Encumbrance,” as defined under the Comcast Purchase Agreement.

Permitted Investments has the meaning set forth in Section 7.06 hereof.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a Governmental Authority, a labor union or other entity or organization.

Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation.  A Personal Injury Claim may also be an Insured Claim.

Plan means this Chapter 11 joint plan of reorganization, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be amended, supplemented or modified from time to time in accordance with Section 15.08 hereof.

Plan Administrator means the Person designated as Plan Administrator pursuant to Section 6.14 of this Plan.  The Plan Administrator shall not be a Person holding any Claim against, or Equity Interest in, the Debtors.

Plan Administrator Agreement means an agreement between the Debtors and the Plan Administrator specifying the duties and responsibilities to be performed by the Plan Administrator under the Plan, in substantially the form to be included in the Plan Supplement.

Plan Consideration means, with respect to a Class of Claims entitled to distribution thereof under this Plan, one or more of Cash and/or shares of TWC Class A Common Stock, as applicable.

Plan Documents means, collectively, the documents to be included in the Plan Supplement.

Plan Supplement means the document containing the forms of documents specified in Section 15.07 of this Plan.

Post-Petition Tax Reserve means a Cash reserve established to pay taxes of the Debtors with respect to periods after the Commencement Date.

Pre-Petition Tax Reserve means a Cash reserve established to pay taxes of the Debtors with respect to periods prior to the Commencement Date.

Prepetition Credit Agreement means any of the Century Credit Agreement, the Century-TCI Credit Agreement, the FrontierVision Credit Agreement, the Olympus Credit Agreement, the Parnassos Credit Agreement and the UCA Credit Agreement, in each case together with all related agreements, documents and instruments.

Prime Rate means the rate of interest per annum published from time to time in the Wall Street Journal as the “prime rate” in effect as of the date thereof; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

Priority Tax Claim means any Claim against a Debtor of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata Share means (a) with respect to any Allowed Claim in a Class of Claims, the amount of such Allowed Claim divided by (x) with respect to a Class of Bank Claims, an amount calculated pursuant to clause 2(b) of the definition of Allocable Portion with respect to such Class, regardless of whether such clause is otherwise applicable to such Class, and (y) with respect to all other Claims, the aggregate amount of Allowed Claims in such Class, and (b) with respect to any Allowed Equity Interests in a Class of Equity Interests, the number of such Allowed Equity Interests divided by the sum of all Allowed Equity Interests in such Class.

Puerto Rico Liquidating Trust means a liquidating trust which will hold the Debtors’ direct or indirect equity interest in Century/ML Cable Venture for the benefit of the holders of Puerto Rico Trust Interests.

Puerto Rico Liquidating Trust Agreement means a Liquidating Trust Agreement to be entered into as of the Effective Date substantially in the form included in the Plan Supplement, relating to the formation and administration of the Puerto Rico Liquidating Trust.

Puerto Rico Trust Interests mean the beneficial interests in the Puerto Rico Liquidating Trust to be issued in respect of Claims in Classes ARA-Notes, ARA-Trade, ARA-Uns and ARA-ESL, and governed by the Puerto Rico Liquidating Trust Agreement.

Purchase Agreements means, (a) collectively, the Comcast Purchase Agreement and the TW Purchase Agreement or (b) the TW Purchase Agreement as modified pursuant to Section 5.15 thereof and the Expanded Transaction Letter Agreement in the event that the Comcast Adelphia Acquisition is not consummated for the reasons set forth in Section 5.15 of the TW Purchase Agreement.

Purchased Assets means, collectively, the TW Purchased Assets and the Comcast Purchased Assets, or, in the event the TW Expanded Transaction is consummated, the TW Purchased Assets.

Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest is entitled, so as to leave such Claim or Equity Interest, as applicable, unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Commencement Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such claim for any damages incurred as a result of any reasonable reliance by such holder of such claim on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which the holder of such Claim is entitled; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or Reinstated in order to accomplish Reinstatement.

Released Bank Lender Defendants means those defendants, if any, named in the Bank Actions that are identified in a notice to be filed by the Debtors with the Bankruptcy Court not later than 15 Business Days after a ruling by the Bankruptcy Court on the motion to dismiss the Bank Lender Avoidance Complaint filed by the Bank Lenders, as Persons who, on the occurrence of the Effective Date, shall be released by the Debtors from liability with respect to the Bank Actions pursuant to Section 6.04(b)(i) hereof.

Reorganized Debtors means, collectively, each of the Debtors (other than the Transferred Joint Venture Entities) on and after the Effective Date.

Reserved Cash means the amount of Cash (initially $100,000,000) to be held by the Distribution Company in reserve and used in connection with the payment of costs of administering the Reorganized Debtors and this Plan, including the filing and refiling of tax returns and the litigation of the Inter-Creditor Dispute from and after the Effective Date.

Resolution Process Order  means that certain Order in Aid of Confirmation, Pursuant to Sections 105(a) and 105(d) of the Bankruptcy Code, Establishing Pre-Confirmation Process to Resolve Certain Inter-Creditor Issues, entered by the Bankruptcy Court on August 4, 2005.

Restitution Fund means one or more funds established by the SEC, DOJ or their designees to hold and distribute the Settlement Consideration in accordance with the terms of the Settlement Agreements and other consideration received by the SEC, DOJ and their designees.

Restructuring Debtors means those Debtors that will be the subject of a Restructuring Transaction under this Plan.

Restructuring Transaction(s) means a dissolution or winding up of the corporate or other legal existence of a Debtor (other than a Transferred Joint Venture Entity), the conversion of the organizational form of a Debtor to a different organizational form, the consolidation, merger, contribution of assets, transfer of equity interests or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or any of its Affiliates, on or after the Confirmation Date, as set forth in the Restructuring Transactions Notice.

Restructuring Transactions Notice means the notice filed with the Bankruptcy Court  on or before the date of the initial Restructuring Transaction (as may be amended from time to time) listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions, including the post Restructuring Transaction organizational structure of the Reorganized Debtors.

Retained Claims shall mean the “Retained Claims,” as defined in the Comcast Purchase Agreement.

Rigas Agreement means any executory contract or unexpired lease entered into prior to the Commencement Date between a Debtor and any Rigas Person or Managed Entity.

Rigas/Century Co-Borrowing Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Rigas/Century Co-Borrowing Debtors mean the Debtors set forth on Schedule P hereto.

Rigas/Century Contrib/Subrog Claim means any Contrib/Subrog Claim arising against any of the Rigas/Century Co-Borrowing Debtors.

Rigas/Century Contrib/Subrog Distribution means the Allocable Portion of the Rigas/Century Contrib/Subrog Distribution Reserve.

Rigas/Century Contrib/Subrog Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class RCentCB-Cont and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/Century Other Unsecured Claim means any General Unsecured Claim against any of the Rigas/Century Co-Borrowing Debtors.

Rigas/Century Other Unsecured Distribution means the Allocable Portion of the Rigas/Century Other Unsecured Distribution Reserve.

Rigas/Century Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class RCentCB Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/Century Trade Claim means any Trade Claim arising against any of the Rigas/Century Co-Borrowing Debtors.

Rigas/Century Trade Distribution means the Allocable Portion of the Rigas/Century Trade Distribution Reserve.

Rigas/Century Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class RCentCB -Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas Claims or Equity Interests means collectively:  (1) any Claim against or Equity Interest in any of the Debtors held by a Rigas Person, including any Claims arising from the rejection of a Rigas Agreement, and (2) any Claim against or Equity Interest in any of the Debtors, including with respect to an Existing Security, which Claim or Equity Interest (including with respect to an Existing Security) was owned beneficially or of record at any time by a Rigas Person, except to the extent that the Claim or Equity Interest (including with respect to an Existing Security) is held by a Person who can demonstrate that it is a “protected purchaser” within the meaning of Article 8 of the New York Uniform Commercial Code and not a Person from whom property or value may be recovered, or obligation avoided, under section 550 of the Bankruptcy Code, except in each case for any Claims arising in connection with the Adelphia-Rigas Settlement Agreement.  To the extent a Claim or Equity Interest may be characterized as a Rigas Claim or Equity Interest and another type of Claim or Equity Interest, such Claim or Equity Interest shall be deemed to be a Rigas Claim or Equity Interest in its entirety.

Rigas/Co-Borrowing Debtor means any Rigas/Century Co-Borrowing Debtor, any Rigas/Olympus Co-Borrowing Debtor or any Rigas/UCA Co-Borrowing Debtor, in each case from and after the time such Person becomes a Debtor.

Rigas/Olympus Co-Borrowing Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Rigas/Olympus Co-Borrowing Debtors mean the Debtors set forth on Schedule Q hereto.

Rigas/Olympus Contrib/Subrog Claim means any Contrib/Subrog Claim arising against any of the Rigas/Olympus Co-Borrowing Debtors.

Rigas/Olympus Contrib/Subrog Distribution means the Allocable Portion of the Rigas/Olympus Contrib/Subrog Distribution Reserve.

Rigas/Olympus Contrib/Subrog Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class ROlyCB-Cont and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/Olympus Other Unsecured Claim means any General Unsecured Claim against any of the Rigas/Olympus Co-Borrowing Debtors.

Rigas/Olympus Other Unsecured Distribution means the Allocable Portion of the Rigas/Olympus Other Unsecured Distribution Reserve.

Rigas/Olympus Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class ROlyCB-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/Olympus Trade Claim means any Trade Claim arising against any of the Rigas/Olympus Co-Borrowing Debtors.

Rigas/Olympus Trade Distribution means the Allocable Portion of the Rigas/Olympus Trade Distribution Reserve.

Rigas/Olympus Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class ROlyCB-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas Persons means, collectively, the Persons set forth on Schedule T hereto, any Person Controlled by a Rigas Person, and any of their collective successors, assigns, transferees or heirs, provided, however, that Rigas Persons shall not include any Debtor, Reorganized Debtor, Transferred Joint Venture Entity or Managed Entity.

Rigas/UCA Co-Borrowing Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Rigas/UCA Co-Borrowing Debtors mean the Debtors set forth on Schedule R hereto.

Rigas/UCA Contrib/Subrog Claim means any Contrib/Subrog Claim arising against any of the Rigas/UCA Co-Borrowing Debtors.

Rigas/UCA Contrib/Subrog Distribution means the Allocable Portion of the Rigas/UCA Contrib/Subrog Distribution Reserve.

Rigas/UCA Contrib/Subrog Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class RUCACB-Cont and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/UCA Other Unsecured Claim means any General Unsecured Claim against any of the Rigas/UCA Co-Borrowing Debtors.

Rigas/UCA Other Unsecured Distribution means the Allocable Portion of the Rigas/UCA Other Unsecured Distribution Reserve.

Rigas/UCA Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class RUCACB-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Rigas/UCA Trade Claim means any Trade Claim arising against any of the Rigas/UCA Co-Borrowing Debtors.

Rigas/UCA Trade Distribution means the Allocable Portion of the Rigas/UCA Trade Distribution Reserve.

Rigas/UCA Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class RUCACB-Trade and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

Sale Notice has the meaning set forth in Section 6.05.

Sale Notice Date shall have the meaning set forth in Section 6.05 of the Plan.

Sale Order means an Order of the Bankruptcy Court (which may be the Confirmation Order) approving the Sale Transactions.

Sale Transaction Closing means the “Closing” as defined under the Purchase Agreements.

Sale Transactions means, collectively, the transactions to be consummated pursuant to the Purchase Agreements in accordance with the terms thereof.

Sale Transaction Documents means the Purchase Agreements and the other documents entered into in connection with the Sale Transactions.

Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the closing of the Chapter 11 Cases.

SEC means the U.S. Securities and Exchange Commission.

Secured Claim means any Claim against a Debtor (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code, provided, however, that no Bank Claim or FPL Note Claim shall be treated as a Secured Claim, but shall instead receive such other treatment as specifically provided in Article IV with respect to the Class of Claims relating to such Bank Claim or FPL Note Claim.

Secured Tax Claim means any Secured Claim against a Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

Securities Class Action means the claims and Causes of Action collectively proceeding under the caption of In re Adelphia Communications Corp., 03 MD 1529 (S.D.N.Y.) (McKenna, J.).

Settlement Allocation Order means an order of the Bankruptcy Court (which may be the Confirmation Order) allocating the costs and benefits of the Government Settlement Agreements.

Settlement Consideration means collectively, the following consideration, to be deposited with the Restitution Fund on or as soon as reasonably practicable after the Effective Date in accordance with the terms of the Government Settlement Agreements:

(i) TWC Class A Common Stock with a Deemed Value of up to $400,000,000.00;

(ii) Cash in the amount of $600,000,000 less the Deemed Value of the TWC Class A Common Stock in (i) above, but in any event not less than $200,000,000.00; and

(iii) 100 percent of the CVV Series RF Interests to be issued under this Plan.

Statutory Committees means the Equity Committee and the Creditors Committee.

Subordination Provisions means the subordination provisions of the indentures relating to the ACC Subordinated Notes.

Subsidiary means (i) any corporation, association, or other business entity of which more than fifty (50%) percent of the total voting power of shares or other voting securities outstanding thereof is at the time owned or Controlled, directly or indirectly, by ACC or one or more of the other Subsidiaries of ACC (or any combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner, the managing general partner, or the managing member of which is ACC or one or more of the other Subsidiaries of ACC (or any combination thereof) or (B) the only general partners or members of which are ACC or one or more of the other Subsidiaries of ACC (or any combination thereof).  Century ML / Cable Venture shall not be deemed to be a Subsidiary of ACC or its Subsidiaries.

Subsidiary Notes means any Arahova Notes, FrontierVision Notes, FrontierVision Holdco Notes, FPL Note or Olympus Parent Notes.

Subsidiary Notes Claim means any Arahova Notes Claim, FPL Note Claim, FrontierVision Notes Claim, FrontierVision Holdco Notes Claim or Olympus Parent Notes Claim.

Subsidiary Notes Existing Securities Law Claim means any Arahova Existing Securities Law Claim, FrontierVision Existing Securities Law Claim, FrontierVision Holdco Existing Securities Law Claim or Olympus Parent Existing Securities Law Claim.

Subsidiary Other Unsecured Claims means, collectively, the ACC Ops Other Unsecured Claims, the Arahova Other Unsecured Claims, the CCC Other Unsecured Claims, the CCHC Other Unsecured Claims, the Century Other Unsecured Claims, the Century-TCI Other Unsecured Claims, the FrontierVision Other Unsecured Claims, the FrontierVision Holdco Other Unsecured Claims, the Ft. Myers Other Unsecured Claims, the Funding Company Claims (except to the extent constituting Trade Claims), the Olympus Other Unsecured Claims, the Olympus Parent Other Unsecured Claims, the Parnassos Other Unsecured Claims, the Rigas/Century Other Unsecured Claims, the Rigas/Olympus Other Unsecured Claims, the Rigas/UCA Other Unsecured Claims and the UCA Other Unsecured Claims.

Subsidiary Trade Claims means, collectively, the ACC Ops Trade Claims, the Arahova Trade Claims, the CCC Trade Claims, the CCHC Trade Claims, the Century Trade Claims, the Century-TCI Trade Claims, the FrontierVision Trade Claims, the FrontierVision Holdco Trade Claims, the Ft. Myers Trade Claims, the Funding Company Claims to the extent constituting Trade Claims, the Olympus Trade Claims, the Olympus Parent Trade Claims, the Parnassos Trade Claims, the Rigas/Century Trade Claims, the Rigas/Olympus Trade Claims, the Rigas/UCA Trade Claims and the UCA Trade Claims.

Tax Code means the Internal Revenue Code of 1986, as amended.

Time Warner means Time Warner Inc., a Delaware Corporation.

Trade Claim means any Claim relating to the receipt of goods or services by the Debtors from trade vendors or service providers in the ordinary course of the Debtors’ business.

Transaction Escrow Agreements shall mean one or more Escrow Agreements, substantially in the form included in the Plan Supplement, to be entered into pursuant to and in accordance with the Purchase Agreements for purposes of establishing and administering the Transaction Escrows, as amended, supplemented or modified from time to time.

Transaction Escrows means, collectively, the Comcast Escrow Account and the TW Escrow Account.

Transferred Joint Venture Entities means the “Transferred Joint Venture Entities” as defined in the Comcast Purchase Agreement.

Transferred Subscriber Transactions means, collectively, the series of transactions described on Schedule U attached hereto.

Trustee Fee Claim means, individually and collectively, a Claim against a Debtor arising from and after the Commencement Date pursuant to the applicable Indenture relating to any compensation, disbursements, fees and expenses (including any Claim under such Indenture relating to fees and expenses of counsel and agents of such Indenture Trustee), of the Indenture Trustees payable under such Indenture, which such Claims shall be satisfied and discharged in accordance with Section 6.09 of this Plan.

TW Assumed Sale Liabilities means the “Assumed Liabilities” as defined in the TW Purchase Agreement (including, to the extent applicable, any modification thereto under Section 5.15 of the TW Purchase Agreement in the event the TW Expanded Transaction is consummated).

TWC means Time Warner Cable Inc., a Delaware corporation, and its successors, assigns and/or designees, as applicable.

TWC Class A Common Stock means the shares of Class A common stock of TWC, par value of $0.01 per share, to be issued pursuant to the TW Purchase Agreement.

TW Contracts means the executory contracts and unexpired leases (i) assumed by the Debtors and assigned to TW NY, (ii) assigned to TW NY or (iii) if the Expanded Transaction is consummated, with respect to the Transferred Joint Venture Entities, (A) assumed by the applicable Transferred Joint Venture Entity or (B) retained by the applicable Transferred Joint Venture Entity, in each case pursuant to the TW Purchase Agreement (including as modified pursuant to Section 5.15 thereof and the Expanded Transaction Letter Agreement in the event that the Comcast Adelphia Acquisition is not consummated for the reasons set forth in such Section 5.15 of the TW Purchase Agreement).

TW Escrow Account means an escrow account funded with the “Escrow Amount” as defined in the TW Purchase Agreement.

TW Expanded Transaction means the transaction to be consummated pursuant to the TW Purchase Agreement including Section 5.15 thereof and the Expanded Transaction Letter Agreement in the event that the Comcast Adelphia Acquisition is not consummated for the reasons set forth in such Section 5.15 of the TW Purchase Agreement.

TW NY means Time Warner NY Cable LLC, a Delaware limited liability company, and its successors, assigns and/or designees, as applicable.

TW Purchase Agreement means the Asset Purchase Agreement, dated as of April 20, 2005, between ACC and TW NY, as amended, supplemented or modified from time to time.

TW Purchased Assets means “Transferred Assets,” as defined in the TW Purchase Agreement (including, to the extent applicable, any modification thereto under Section 5.15 of the TW Purchase Agreement in the event the TW Expanded Transaction is consummated).

UCA Bank Claim means a Claim against a Debtor arising pursuant to the UCA Credit Agreement.

UCA Bank Claim Purchase Price means Cash in an amount equal to the aggregate Allowed UCA Bank Claims.

UCA Credit Agreement means that certain credit agreement dated May 6, 1999, between and among certain of the Debtors, certain of the Rigas Persons, Wachovia Bank, N.A., as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

UCA Debtor Group has the meaning set forth in Section 5.02 of this Plan.

UCA Debtors mean, collectively, the Debtors set forth on Schedule F hereto.

UCA Other Unsecured Claim means any General Unsecured Claim against any of the UCA Debtors.

UCA Other Unsecured Claims Distribution means the Allocable Portion of the UCA Other Unsecured Distribution Reserve.

UCA Other Unsecured Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class UCA-Uns and to reserve for Disputed Claims in such Class estimated to provide Payment in Full for all such Claims.

UCA Trade Claim means any Trade Claim arising against any of the UCA Debtors.

UCA Trade Distribution means the Allocable Portion of the UCA Trade Distribution Reserve allocable to Class UCA-Trade.

UCA Trade Distribution Reserve means a reserve of either (i) Cash or (ii) in the event there are one or more Non-Transferred MCE Systems, Plan Consideration (in either case in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof), established to pay Allowed Claims in Class UCA-Trade and to reserve for Disputed Claims in such Classes estimated to provide Payment in Full for all such Claims.

Voting Deadline means the date specified in the Disclosure Statement, the ballots, or related solicitation documents approved by the Bankruptcy Court as the last date for Holders of impaired Claims or Equity Interests to submit their ballots with respect to this Plan.

X-Clause CVV Sharing Percentage means the percentage of the distribution otherwise payable to CVV Series A-1c Interests being instead paid over to the CVV Series A-1b Interests.  Absent an Order of the Bankruptcy Court on or before the Confirmation Date to the contrary, this percentage shall be 100%.

X-Clause Dispute means any Claims and Causes of Action relating to the Subordination Provisions and, among other things, (a) the X-Clause Sharing Percentage and (b) the X-Clause CVV Sharing Percentage.

X-Clause Sharing Percentage means the percentage of the distribution otherwise payable in respect of Allowed Claims in Class ACC-SubNotes to be distributed in respect of Allowed Claims in Class ACC-SnrNotes.  Absent a contrary Order of the Bankruptcy Court on or before the Confirmation Date, this percentage shall be 100%.

1.02.  Interpretation; Application of Definitions and Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter.  Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, this Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  Unless the context otherwise requires, in this Plan:  (a) “including” means “including but not limited to”; and (b) “or” is disjunctive but not exclusive.  Except for the rules contained in section 102(5) and 102(8) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.  Notwithstanding anything to the contrary herein, no provision of the Plan or the Plan Documents shall (i) constitute a consent or waiver by any Buyer or any Debtor or any of their respective Affiliates under any of the Sale Transaction Documents, (ii) amend, expand, limit, abrogate or otherwise modify the rights, benefits or obligations of any Buyer or any Debtor or any of their respective Affiliates under any of the Sale Transaction Documents or (iii) entitle any Person (other than the parties thereto) to any rights under the Sale Transaction Documents.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.01.  Administrative Expense Claims.  Other than with respect to Administrative Expense Claims that constitute Assumed Sale Liabilities:

(a)          Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that (i) Administrative Expense Claims that are Assumed Sale Liabilities shall be Assumed and satisfied in accordance with the applicable Purchase Agreement and (ii) Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession, or non-ordinary course liabilities approved by the Bankruptcy Court, shall be paid in full and performed by the Reorganized Debtors (or the Distribution Company, as applicable) in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

(b)         PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER, NO LATER THAN FORTY-FIVE DAYS AFTER THE EFFECTIVE DATE.  Notwithstanding anything to the contrary herein, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any:  (i) expense or liability incurred in the ordinary course of the Reorganized Debtors’ businesses on or after the Effective Date; (ii) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred in the ordinary course of business of the Debtor and such creditor after the Commencement Date; (iii) Claims of the Buyers under the Purchase Agreements; (iv) Fee Claims; (v) DIP Lender Claims; or (vi) fees of the United States Trustee arising under 28 U.S.C. § 1930;

provided, however that Retained Claims shall not be included in the Claims described in the foregoing clause (iii), and nothing in this Section 2.01(b) shall excuse any holder of a Retained Claim from any requirement to file a proof of Claim or proof of Administrative Expense Claim with respect thereto, as the case may be.  All Claims described in clauses (i), (ii) and (iii) of the immediately preceding sentence shall be paid by the Reorganized Debtors or the Distribution Company, as applicable, in the ordinary course of business or pursuant to the applicable Purchase Agreement, as the case may be.  DIP Lender Claims shall be paid in accordance with Section 2.04 hereof.  Fee Claims shall be paid in accordance with Section 2.02 hereof.  Fees of the United States Trustee arising under 28 U.S.C. § 1930 shall be paid in accordance with Section 15.04 hereof.  Any Person that fails to timely file a proof of Administrative Expense Claim or request for payment as required by this Section 2.01(b) shall be forever barred from asserting such Administrative Expense Claim against any of the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

2.02.  Fee Claims.  All entities seeking an award by the Bankruptcy Court of Fee Claims shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is ninety (90) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court upon request of the Debtors and (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Fee Claim becomes an Allowed Fee Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between such holder of a Fee Claim and the Plan Administrator; provided, however, that no ordinary course professional retained pursuant to an order of the Bankruptcy Court shall be required to file any fee application unless required to do so pursuant to such order.

2.03.  Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive Cash in an amount equal to such Allowed Priority Tax Claim (including interest, if any, accrued pursuant to Section 8.14 hereof) on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

2.04.  DIP Lender Claims.  All DIP Lender Claims shall be Allowed as provided in the DIP Order.  On the Effective Date, each DIP Lender Claim shall be paid in full and complete satisfaction of such Claim in Cash in the amount of such Allowed DIP Lender Claim.  Notwithstanding anything otherwise to the contrary, any DIP Lender Claims that do not arise until after the Effective Date shall be paid in full by the Reorganized Debtors pursuant to the terms of the DIP Facility.  Without limiting the foregoing, once payments to be made on the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated (subject in all respects to the provisions of the DIP Facility that by their terms survive the termination thereof), all Liens on property of the Debtors or the Reorganized Debtors or the Transferred Joint Venture Entities with respect to the DIP Lender Claims shall be deemed released pursuant to Section 12.12(a) hereof, and the DIP Lenders shall take all reasonable actions to confirm the removal of any Liens on the properties and assets of the Debtors and their affiliates and their successors.  On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall be treated in accordance with the terms of the DIP Facility.  Distributions to holders of Allowed DIP Lender Claims shall be made in accordance with Section 8.10 hereof.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims (other than Administrative Expense Claims, Fee Claims, Priority Tax Claims, and DIP Lender Claims) and Equity Interests are classified for all purposes, including for purposes of voting, confirmation, and distribution pursuant to the Plan, as set forth in the below table.

As illustrated by the below table and as more fully set forth in Sections 5.01 and 5.02 below, this Plan is predicated on the substantive consolidation of the Debtors into nine Debtor Groups for purposes of voting, confirmation and distribution pursuant to this Plan.

Class	Designation of Claims or Equity Interests Comprising the Class	Impairment	Entitled to Vote
All Debtor Groups
1	Other Priority Claims	Unimpaired	No (Conclusively Presumed to Accept)
2	Secured Tax Claims	Unimpaired	No (Conclusively Presumed to Accept)
3	Other Secured Claims	Unimpaired	No (Conclusively Presumed to Accept)
FrontierVision Debtor Group
FV-Bank	FrontierVision Bank Claims	Impaired*	Yes*
FV-Notes	FrontierVision Notes Claims	Impaired*	Yes*
FV-Trade	FrontierVision Trade Claims	Impaired*	Yes*
FV-Uns	FrontierVision Other Unsecured Claims	Impaired*	Yes*
FV-ESL	FrontierVision Existing Securities Law Claims	Impaired*	Yes*

FrontierVision Holdco Debtor Group
FVHC-Notes	FrontierVision Holdco Notes Claims	Impaired	Yes
FVHC-Trade	FrontierVision Holdco Trade Claims	Impaired	Yes
FVHC-Uns	FrontierVision Holdco Other Unsecured Claims	Impaired	Yes
FVHC-ESL	FrontierVision Holdco Existing Securities Law Claims	Impaired	Yes
FVHC-Conv	FrontierVision Holdco Convenience Claims	Impaired	Yes

Parnassos Debtor Group
P-Bank	Parnassos Bank Claims	Impaired*	Yes*
P-Trade	Parnassos Trade Claims	Impaired*	Yes*
P-Uns	Parnassos Other Unsecured Claims	Impaired*	Yes*
P-Equity	Equity Interests in Parnassos Debtors	Unimpaired	No (Conclusively Presumed to Accept)

Class	Designation of Claims or Equity Interests Comprising the Class	Impairment	Entitled to Vote
Century-TCI Debtor Group
TCI-Bank	Century-TCI Bank Claims	Impaired*	Yes*
TCI-Trade	Century-TCI Trade Claims	Impaired*	Yes*
TCI-Uns	Century-TCI Other Unsecured Claims	Impaired*	Yes*
TCI-Equity	Equity Interests in Century-TCI Debtors	Unimpaired	No (Conclusively Presumed to Accept)

Century Debtor Group
Century-Bank	Century Bank Claims	Impaired*	Yes*
Century-Trade	Century Trade Claims	Impaired*	Yes*
Century-Uns	Century Other Unsecured Claims	Impaired*	Yes*
Century-Conv	Century Convenience Claims	Impaired	Yes

CCHC Debtor Group
CCHC-Trade	CCHC Trade Claims	Impaired*	Yes*
CCHC-Uns	CCHC Other Unsecured Claims	Impaired*	Yes*
CCHC-Conv	CCHC Convenience Claims	Impaired	Yes

CCC Debtor Group
CCC-Trade	CCC Trade Claims	Impaired*	Yes*
CCC-Uns	CCC Other Unsecured Claims	Impaired*	Yes*
CCC-Conv	CCC Convenience Claims	Impaired	Yes
		Impaired*	Yes*
Ft. Myers Debtor Group
FtM-FPL	FPL Note Claim	Impaired*	Yes*
FtM-Trade	Ft. Myers Trade Claims	Impaired	Yes
FtM-Uns	Ft. Myers Other Unsecured Claims	Impaired	Yes

Arahova Debtor Group
ARA-Notes	Arahova Notes Claims	Impaired	Yes
ARA-Trade	Arahova Trade Claims	Impaired	Yes
ARA-Uns	Arahova Other Unsecured Claims	Impaired	Yes
ARA-ESL	Arahova Existing Securities Law Claims	Impaired	Yes
ARA-Conv	Arahova Convenience Claims	Impaired	Yes

Olympus Debtor Group
OLY-Bank	Olympus Bank Claims	Impaired*	Yes*
OLY-Trade	Olympus Trade Claims	Impaired*	Yes*
OLY-Uns	Olympus Other Unsecured Claims	Impaired*	Yes*

UCA Debtor Group
UCA-Bank	UCA Bank Claims	Impaired*	Yes*
UCA-Trade	UCA Trade Claims	Impaired*	Yes*
UCA-Uns	UCA Other Unsecured Claims	Impaired*	Yes*

Olympus Parent Debtor Group
OLYParent-Notes	Olympus Parent Notes Claims	Impaired*	Yes*
OLYParent-Trade	Olympus Parent Trade Claims	Impaired*	Yes*

Class	Designation of Claims or Equity Interests Comprising the Class	Impairment	Entitled to Vote
OLYParent-Uns	Olympus Parent Other Unsecured Claims	Impaired*	Yes*
OLYParent-ESL	Olympus Parent Existing Securities Law Claims	Impaired*	Yes*

Rigas/Century Co-Borrowing Debtor Group
RCentCB-Cont	Rigas/Century Contrib/Subrog Claims	Unimpaired	No (Conclusively Presumed to Accept)
RCentCB -Trade	Rigas/Century Trade Claims	Impaired*	Yes*
RCentCB-Uns	Rigas/Century Other Unsecured Claims	Impaired*	Yes*

Rigas/Olympus Co-Borrowing Debtor Group
ROlyCB-Cont	Rigas/Olympus Contrib/Subrog Claims	Unimpaired	No (Conclusively Presumed to Accept)
ROlyCB -Trade	Rigas/Olympus Trade Claims	Impaired*	Yes*
ROlyCB-Uns	Rigas/Olympus Other Unsecured Claims	Impaired*	Yes*

Rigas/UCA Co-Borrowing Debtor Group
RUCACB-Cont	Rigas/UCA Contrib/Subrog Claims	Unimpaired	No (Conclusively Presumed to Accept)
RUCACB -Trade	Rigas/UCA Trade Claims	Impaired*	Yes*
RUCACB-Uns	Rigas/UCA Other Unsecured Claims	Impaired*	Yes*

Funding Company
Fundco	Funding Company Claims	Impaired*	Yes*
GSETL	Government Claims	Unimpaired	No

ACC Ops Debtor Group
OPS-Trade	ACC Ops Trade Claims	Impaired*	Yes*
OPS-Uns	ACC Ops Other Unsecured Claims	Impaired*	Yes*
OPS-Conv	ACC Ops Convenience Claims	Impaired*	Yes*

Holding Company Debtor Group
ACC-Trade	ACC Trade Claims	Impaired	Yes
ACC-Uns	ACC Other Unsecured Claims	Impaired	Yes
ACC-SnrNotes	ACC Senior Notes Claims	Impaired	Yes
ACC-SubNotes	ACC Subordinated Notes Claims	Impaired	Yes
ACC-ESL	ACC Notes Existing Securities Law Claims	Impaired	Yes
ACC-BPfd	ACC Series B Preferred Stock Interests	Impaired	Yes
ACC-BESL	ACC Series B Preferred Stock Existing Securities Law Claims	Impaired	Yes
ACC-DPfd	ACC Series D Preferred Stock Interests	Impaired	Yes
ACC-DESL	ACC Series D Preferred Stock Existing Securities Law Claims	Impaired	Yes
ACC-EFPfd	ACC Series E and F Preferred Stock Interests	Impaired	Yes
ACC-EFESL	ACC Series E and F Preferred Stock Existing Securities Law Claims	Impaired	Yes

Class	Designation of Claims or Equity Interests Comprising the Class	Impairment	Entitled to Vote
ACC-CSESL	ACC Common Stock Existing Securities Law Claims	Impaired	Yes
ACC-CS	ACC Common Stock Interests	Impaired	Yes
ACC-Conv	ACC Convenience Claims	Impaired	Yes
Intercompany Claims
InterCo	Intercompany Claims	Impaired	No

* The Debtors reserve the right to classify and seek an order of the Bankruptcy Court designating these Claims and/or Equity Interests (as applicable) as unimpaired and not entitled to vote.

ARTICLE IV.

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.01.  Class 1—Other Priority Claims.

(a)          Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Other Priority Claim shall receive on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to such Allowed Other Priority Claim (including interest accrued pursuant to Section 8.14 hereof).

4.02.  Class 2—Secured Tax Claims.

(a)          Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Treatment of Liens.  On the Effective Date, all Liens on property of the Debtors or the Reorganized Debtors or the Transferred Joint Venture Entities with respect to the Secured Tax Claims shall be deemed released pursuant to Section 12.12(a) hereof.

(c)          Distributions/Reinstatement of Claims.  Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a different treatment, at the sole option of the Plan Administrator (but consistent with the obligations of ACC under the Purchase Agreements), each holder of an Allowed Secured Tax Claim shall receive, on or as soon as reasonably practicable after the later of the Effective Date and the date that is 30 calendar days after a Secured Tax Claim becomes Allowed, one of the following in full and complete satisfaction of such Allowed Secured Tax Claim:

(i)                                     if the Collateral securing such Allowed Secured Tax Claim is an Excluded Asset or a Purchased Asset (or a combination thereof):  (x) Cash in an amount equal to 100% of the unpaid amount of such Claim; (y) the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Claim; or (z) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code; or

(ii)                                  if the Collateral securing such Allowed Secured Tax Claim is an Excluded Asset only, a note with periodic Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Claim.

(d)         Separate Subclasses.  Unless otherwise ordered by the Bankruptcy Court, each Allowed Secured Tax Claim in Class 2 shall be considered to be a separate subclass within Class 2, included in the Debtor Group in which the Collateral securing such Claim is held, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

4.03.  Class 3—Other Secured Claims.

(a)          Impairment and Voting.  Class 3 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Distributions/Reinstatement of Claims.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Plan Administrator (but consistent with the obligations of ACC under the Purchase Agreements), each holder of an Allowed Other Secured Claim shall receive, on or as soon as reasonably practicable after the later of the Effective Date and the date that is 30 calendar days after an Other Secured Claim becomes Allowed, one of the following in full and complete satisfaction of such Allowed Other Secured Claim:

(i)                                     if the Collateral securing such Allowed Other Secured Claim is an Excluded Asset or a Purchased Asset or a combination thereof (provided, in the case of a Purchased Asset, that such Claim is not an Assumed Sale Liability):  (x) Cash in an amount equal to 100% of the unpaid amount of such Claim; (y) the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Claim; or (z) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code; or

(ii)                                  if the Collateral securing such Allowed Other Secured Claim is an Excluded Asset only, a note with periodic Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Claim; or

(iii)                               to the extent such Allowed Other Secured Claim is an Assumed Sale Liability, the Assumption and satisfaction of such Claim in accordance with the applicable Purchase Agreement.

(c)          Defenses/Treatment of Liens.  The Debtors’ failure to object to any Other Secured Claim during the pendency of the Chapter 11 Cases shall not prejudice, diminish, affect or impair the Reorganized Debtors’ right to contest or defend against such Other Secured Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof.  Each Other Secured Claim and all Liens lawfully granted or existing on any property of the Debtors on the Commencement Date as security for an Other Secured Claim shall (i) to the extent the Collateral securing such Allowed Other Secured Claim is a Purchased Asset, be released on the Effective Date in accordance with Section 12.12(a) hereof and (ii) to the extent the Collateral securing such Allowed Other Secured Claim is an Excluded Asset, until the Allowed amount of such Claim is Paid in Full, survive the confirmation and consummation of this Plan and the Debtors’ discharge under section 1141(d) of the Bankruptcy Code and Section 12.04 of this Plan, and remain subject to avoidance by the Reorganized Debtors under the Bankruptcy Code.

(d)         Separate Subclasses.  Unless otherwise ordered by the Bankruptcy Court, each Allowed Other Secured Claim in Class 3 shall be considered to be a separate subclass within Class 3, included in the Debtor Group in which the Collateral securing such Claim is held, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

FrontierVision Debtor Group

4.04.  Class FV-Bank—FrontierVision Bank Claims.

(a)          Impairment and Voting.  Class FV-Bank is impaired by the Plan, and each holder of an Allowed FrontierVision Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The FrontierVision Bank Claims shall be Allowed in the principal amount of $617,312,500, plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c) or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed FrontierVision Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Bank Distribution.

4.05.  Class FV-Notes—FrontierVision Notes Claims.

(a)          Impairment and Voting.  Class FV-Notes is impaired by the Plan.  Each holder of an Allowed FrontierVision Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The FrontierVision Notes Claims shall be deemed Allowed Claims in the aggregate amount of (i) $204,277,778, of which $200,000,000 represents principal and $4,277,778 represents interest accrued through the Commencement Date, plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Notes Distribution, subject to Section 8.07(c), to the extent not previously paid.

4.06.  Class FV-Trade—FrontierVision Trade Claims.

(a)          Impairment and Voting.  Class FV-Trade is impaired by the Plan.  Each holder of an Allowed FrontierVision Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the FrontierVision Trade Claims Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.07.  Class FV-Uns—FrontierVision Other Unsecured Claims.

(a)          Impairment and Voting.  Class FV-Uns is impaired by the Plan.  Each holder of an Allowed FrontierVision Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed FrontierVision Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the FrontierVision Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed FrontierVision Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed FrontierVision Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.08.  Class FV-ESL—FrontierVision Existing Securities Law Claims.

(a)          Impairment and Voting.  Class FV-ESL is impaired by the Plan.  Each holder of an Allowed FrontierVision Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Existing Securities Law Claim Distribution.

FrontierVision Holdco Debtor Group

4.09.  Class FVHC-Notes—FrontierVision Holdco Notes Claims.

(a)          Impairment and Voting.  Class FVHC-Notes is impaired by the Plan.  Each holder of an Allowed FrontierVision Holdco Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The FrontierVision Holdco Notes Claims shall be deemed Allowed Claims in the aggregate amount of (i) $339,499,149, of which $328,658,000 represents principal and $10,841,149 represents interest accrued through the Commencement Date, plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Holdco Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Holdco Notes Distribution, subject to Section 8.07(c), to the extent not previously paid.

4.10.  Class FVHC-Trade—FrontierVision Holdco Trade Claims.

(a)          Impairment and Voting.  Class FVHC-Trade is impaired by the Plan.  Each holder of an Allowed FrontierVision Holdco Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Holdco Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the FrontierVision Holdco Trade Claims Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.11.  Class FVHC-Uns—FrontierVision Holdco Other Unsecured Claims.

(a)          Impairment and Voting.  Class FVHC-Uns is impaired by the Plan.  Each holder of an Allowed FrontierVision Holdco Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed FrontierVision Holdco Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Holdco Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the FrontierVision Holdco Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed FrontierVision Holdco Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed FrontierVision Holdco Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.12.  Class FVHC-ESL—FrontierVision Holdco Existing Securities Law Claims.

(a)          Impairment and Voting.  Class FVHC-ESL is impaired by the Plan.  Each holder of an Allowed FrontierVision Holdco Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Holdco Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Holdco Existing Securities Law Claim Distribution.

4.13.  Class FVHC-Conv—FrontierVision Holdco Convenience Claims.

(a)          Impairment and Voting.  Class FVHC-Conv is impaired by the Plan.  Each holder of an Allowed FrontierVision Holdco Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed FrontierVision Holdco Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [__]% multiplied by the Allowed amount of such FrontierVision Holdco Convenience Claim; provided, however, that if (i) the holders of Allowed FrontierVision Holdco Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed FrontierVision Holdco Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed FrontierVision Holdco Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed FrontierVision Holdco Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

Parnassos Debtor Group

4.14.  Class P-Bank—Parnassos Bank Claims.

(a)          Impairment and Voting.  Class P-Bank is impaired by the Plan, and each holder of an Allowed Parnassos Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Parnassos Bank Claims shall be Allowed in the amount of $623,000,000 plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims and Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c) or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed Parnassos Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Parnassos Bank Distribution.

4.15.  Class P-Trade—Parnassos Trade Claims.

(a)          Impairment and Voting.  Class P-Trade is impaired by the Plan.  Each holder of an Allowed Parnassos Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Parnassos Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Parnassos Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.16.  Class P-Uns—Parnassos Other Unsecured Claims.

(a)          Impairment and Voting.  Class P-Uns is impaired by the Plan.  Each holder of an Allowed Parnassos Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Parnassos Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Parnassos Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Parnassos Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Parnassos Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not a Purchased Asset and (ii) have an Allowed Parnassos Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.17.  Class P-Equity—Equity Interests in Parnassos Debtors.

(a)          Impairment and Voting.  Class P-Equity is unimpaired by the Plan.  Each holder of an Allowed Equity Interest in a Parnassos Debtor is conclusively presumed to have accepted the Plan.

(b)         Distributions.  The legal, equitable and contractual rights to which holders of Equity Interests in the Parnassos Debtors are entitled shall not be altered by the Plan.  On the Effective Date, (i) all of the equity securities of Empire Sports Network held by the Parnassos Joint Venture or its Subsidiaries shall be transferred to the Parnassos Distribution Companies in accordance with the Comcast Purchase Agreement or, if applicable, the Expanded Transaction Letter Agreement and (ii) either (A) in the event the Debtors consummate the Closing (as defined in the Comcast Purchase Agreement), the Parnassos JV Equity Interests held by the Debtors or the Reorganized Debtors shall be transferred to Comcast, and the Equity Interests in any Transferred Joint Venture Entity held by any Transferred Joint Venture Entity shall be retained by such latter Transferred Joint Venture Entity, in each case free and clear of all Encumbrances (other than Encumbrances under the JV Documents) as provided in the Comcast Purchase Agreement, or (B) in the event the Debtors consummate the Closing (as defined in the TW Purchase Agreement) of the TW Expanded Transaction, the Parnassos JV Equity Interests held by the Debtors or the Reorganized Debtors shall be transferred to TW NY, and the Equity Interests in any Transferred Joint Venture Entity held by any Transferred Joint Venture Entity shall be retained by such latter Transferred Joint Venture Entity, in each case free and clear of all Encumbrances (other than Encumbrances under the JV Documents) in accordance with the TW Purchase Agreement and the Expanded Transaction Letter Agreement.  The Parnassos JV Equity Interests held by TCI Adelphia Holdings, LLC shall be retained by TCI Adelphia Holdings, LLC in accordance with the Comcast Purchase Agreement or, if applicable, the TW Purchase Agreement and the Expanded Transaction Letter Agreement.  Equity Interests in Parnassos Debtors shall be treated in accordance with this Section 4.17(b) and shall not be entitled to receive any other distribution under this Plan except as provided in the first sentence of Section 6.02(h) hereof; provided, however, that nothing herein shall limit or impair any rights in respect of Retained Claims, as and to the extent Allowed.

Notwithstanding anything to the contrary herein, nothing contained herein shall abrogate any liabilities or obligations expressly assumed by the Buyers in connection with the Government Settlement Agreements.

Century-TCI Debtor Group

4.18.  Class TCI-Bank—Century-TCI Bank Claims.

(a)          Impairment and Voting.  Class TCI-Bank is impaired by the Plan, and each holder of an Allowed Century-TCI Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Century-TCI Bank Claims shall be Allowed, in the amount of $1,000,000,000 plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims and Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c), or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed Century-TCI Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Century-TCI Bank Distribution.

4.19.  Class TCI-Trade—Century-TCI Trade Claims.

(a)          Impairment and Voting.  Class TCI-Trade is impaired by the Plan.  Each holder of an Allowed Century-TCI Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century-TCI Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Century-TCI Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.20.  Class TCI-Uns—Century-TCI Other Unsecured Claims.

(a)          Impairment and Voting.  Class TCI-Uns is impaired by the Plan.  Each holder of an Allowed Century-TCI Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Century-TCI Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century-TCI Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Century-TCI Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Century-TCI Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Century-TCI Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.21.  Class TCI-Equity—Equity Interests in Century-TCI Debtors.

(a)          Impairment and Voting.  Class TCI-Equity is unimpaired by the Plan.  Each holder of an Allowed Equity Interest in a Century-TCI Debtor is conclusively presumed to have accepted the Plan.

(b)         Distributions.  The legal, equitable and contractual rights to which holders of the Equity Interests in Century-TCI Debtors are entitled shall not be altered by the Plan.  On the Effective Date, either (i) in the event the Debtors or the Reorganized Debtors consummate the Closing (as defined in the Comcast Purchase Agreement), the Century-TCI JV Equity Interests held by the Debtors or the Reorganized Debtors shall be transferred to Comcast, and the Equity Interests in any Transferred Joint Venture Entity held by any Transferred Joint Venture Entity shall be retained by such latter Transferred Joint Venture Entity, in each case free and clear of all Encumbrances (other than Encumbrances under the JV Documents) as provided in the Comcast Purchase Agreement, or (ii) in the event the Debtors or the Reorganized Debtors consummate the Closing (as defined in the TW Purchase Agreement) of the TW Expanded Transaction, the Century-TCI JV Equity Interests held by the Debtors or the Reorganized Debtors shall be transferred to TW NY, and the Equity Interests in any Transferred Joint Venture Entity held by any Transferred Joint Venture Entity shall be retained by such latter Transferred Joint Venture Entity, in each case free and clear of all Encumbrances (other than Encumbrances under the JV Documents), in accordance with the TW Purchase Agreement and the Expanded Transaction Letter Agreement.  The Century-TCI JV Equity Interests held by TCI California Holdings LLC shall be retained by TCI California Holdings, LLC in accordance with the Comcast Purchase Agreement or, if applicable, the TW Purchase Agreement and the Expanded Transaction Letter Agreement.  Equity Interests in Century-TCI Debtors shall be treated in accordance with this Section 4.21(b) and shall not be entitled to receive any other distribution under this Plan except as provided in the first sentence of Section 6.02(h) hereof; provided, however, that nothing herein shall limit or impair any rights in respect of Retained Claims, as and to the extent Allowed.

Notwithstanding anything to the contrary herein, nothing contained herein shall abrogate any liabilities or obligations expressly assumed by the Buyers in connection with the Government Settlement Agreements.

Century Debtor Group

4.22.  Class Century-Bank—Century Bank Claims.

(a)          Impairment and Voting.  Class Century-Bank is impaired by the Plan, and each holder of an Allowed Century Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Century Bank Claims shall be Allowed in the amount of $2,480,000,000 plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims and Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c) or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed Century Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)), in exchange for its Pro Rata Share of the Century Bank Claim Purchase Price, all of its right, title and interest in and under the Century Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the Century Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the Century Bank Claim Purchase Price, in full and complete satisfaction of such Allowed Century Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including rights to contribution) arising in connection with the Century Bank Claims or otherwise arising under the Century Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the Century Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by Section 12.14 hereof or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.23.  Class Century-Trade—Century Trade Claims.

(a)          Impairment and Voting.  Class Century-Trade is impaired by the Plan.  Each holder of an Allowed Century Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Century Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.24.  Class Century-Uns—Century Other Unsecured Claims.

(a)          Impairment and Voting.  Class Century-Uns is impaired by the Plan.  Each holder of an Allowed Century Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Century Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Century Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Century Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Century Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.25.  Class Century-Conv—Century Convenience Claims.

(a)          Impairment and Voting.  Class Century-Conv is impaired by the Plan.  Each holder of an Allowed Century Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Century Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [      ]% multiplied by the Allowed amount of such Century Convenience Claim; provided, however, that if (i) the holders of Allowed Century Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed Century Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed Century Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed Century Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

CCHC Debtor Group

4.26.  Class CCHC-Trade—CCHC Trade Claims.

(a)          Impairment and Voting.  Class CCHC-Trade is impaired by the Plan.  Each holder of an Allowed CCHC Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed CCHC Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the CCHC Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.27.  Class CCHC-Uns—CCHC Other Unsecured Claims.

(a)          Impairment and Voting.  Class CCHC-Uns is impaired by the Plan.  Each holder of an Allowed CCHC Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed CCHC Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed CCHC Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the CCHC Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed CCHC Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed CCHC Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.28.  Class CCHC-Conv—CCHC Convenience Claims.

(a)          Impairment and Voting.  Class CCHC-Conv is impaired by the Plan.  Each holder of an Allowed CCHC Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed CCHC Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [   ]% multiplied by the Allowed amount of such CCHC Convenience Claim; provided, however, that if (i) the holders of Allowed CCHC Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed CCHC Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed CCHC Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed CCHC Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

CCC Debtor Group

4.29.  Class CCC-Trade—CCC Trade Claims.

(a)          Impairment and Voting.  Class CCC-Trade is impaired by the Plan.  Each holder of an Allowed CCC Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed CCC Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the CCC Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.30.  Class CCC-Uns—CCC Other Unsecured Claims.

(a)          Impairment and Voting.  Class CCC-Uns is impaired by the Plan.  Each holder of an Allowed CCC Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed CCC Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed CCC Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the CCC Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed CCC Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed CCC Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.31.  Class CCC-Conv—CCC Convenience Claims.

(a)          Impairment and Voting.  Class CCC-Conv is impaired by the Plan.  Each holder of an Allowed CCC Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed CCC Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [   ]% multiplied by the Allowed amount of such CCC Convenience Claim; provided, however, that if (i) the holders of Allowed CCC Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed CCC Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed CCC Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed CCC Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

Ft. Myers Debtor Group

4.32.  Class FtM-FPL—FPL Note Claims.

(a)          Impairment and Voting.  Class FtM-FPL is impaired by the Plan.  Each holder of an Allowed FPL Note Claim is entitled to vote to accept or reject the Plan.

(b)         Fixing of the FPL Note Claim.  The FPL Note Claims shall be fixed in the aggregate amount of (i) $127,435,663, of which $108,000,000 represents initial principal and $19,435,663 represents additional amounts accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FPL Note Claim shall receive, in full and complete satisfaction of such Claim, its Pro Rata Share of the FPL Note Distribution, subject to Section 8.07(c), to the extent not previously paid.

4.33.  Class FtM-Trade—Ft. Myers Trade Claims.

(a)          Impairment and Voting.  Class FtM-Trade is impaired by the Plan.  Each holder of an Allowed Ft. Myers Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Ft. Myers Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Ft. Myers Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.34.  Class FtM-Uns—Ft. Myers Other Unsecured Claims.

(a)          Impairment and Voting.  Class FtM-Uns is impaired by the Plan.  Each holder of an Allowed Ft. Myers Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Ft. Myers Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Ft. Myers Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Ft. Myers Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Ft. Myers Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Ft. Myers Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Arahova Debtor Group

4.35.  Class ARA-Notes—Arahova Notes Claims.

(a)          Impairment and Voting.  Class ARA-Notes is impaired by the Plan.  Each holder of an Allowed Arahova Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Arahova Notes Claims shall be deemed Allowed Claims in the aggregate amount of (i) $1,743,517,586, of which $1,712,003,697 represents principal and $31,513,889 represents interest accrued through the Commencement Date, plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an

Allowed Arahova Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Arahova Notes Distribution, subject to Section 8.07(c), to the extent not previously paid.

4.36.  Class ARA-Trade—Arahova Trade Claims.

(a)          Impairment and Voting.  Class ARA-Trade is impaired by the Plan.  Each holder of an Allowed Arahova Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Arahova Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.37.  Class ARA-Uns—Arahova Other Unsecured Claims.

(a)          Impairment and Voting.  Class ARA-Uns is impaired by the Plan.  Each holder of an Allowed Arahova Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Arahova Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Arahova Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Arahova Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Arahova Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.38.  Class ARA-ESL—Arahova Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ARA-ESL is impaired by the Plan.  Each holder of an Allowed Arahova Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of Class ARA-ESL’s Allocable Portion of the CVV Series AH-2 Interests and Puerto Rico Liquidating Trust Interests.

4.39.  Class ARA-Conv—Arahova Convenience Claims.

(a)          Impairment and Voting.  Class ARA-Conv is impaired by the Plan.  Each holder of an Allowed Arahova Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Arahova Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [    ]% multiplied by the Allowed amount of such Arahova Convenience Claim; provided, however, that if (i) the holders of Allowed Arahova Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed Arahova Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed Arahova Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed Arahova Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

Olympus Debtor Group

4.40.  Class OLY-Bank—Olympus Bank Claims.

(a)          Impairment and Voting.  Class OLY-Bank is impaired by the Plan, and each holder of an Allowed Olympus Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Olympus Bank Claims shall be Allowed in the amount of $1,265,000,000 plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims and Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c) or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed Olympus Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)), in exchange for its Pro Rata Share of the Olympus Bank Claim Purchase Price, all of its right, title and interest in and under the Olympus Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the Olympus Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the Olympus Bank Claim Purchase Price, in full and complete satisfaction of such Allowed Olympus Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including rights to contribution) arising in connection with the Olympus Bank Claims or otherwise arising under the Olympus Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the Olympus Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by Section 12.14 hereof or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.41.  Class OLY-Trade—Olympus Trade Claims.

(a)          Impairment and Voting.  Class OLY-Trade is impaired by the Plan.  Each holder of an Allowed Olympus Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Olympus Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.42.  Class OLY-Uns—Olympus Other Unsecured Claims.

(a)          Impairment and Voting.  Class OLY-Uns is impaired by the Plan.  Each holder of an Allowed Olympus Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Olympus Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Olympus Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Olympus Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Olympus Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

UCA Debtor Group

4.43.  Class UCA-Bank—UCA Bank Claims.

(a)          Impairment and Voting.  Class UCA-Bank is impaired by the Plan, and each holder of an Allowed UCA Bank Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The UCA Bank Claims shall be Allowed in the amount of $831,375,000 plus interest, which interest shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date.  Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims and Bank Securities Action Indemnification Claims shall be paid pursuant to Section 6.08(b), (c) or (d) hereof, as applicable.

(c)          Distributions.  On the Effective Date, each holder of an Allowed UCA Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)) in exchange for its Pro Rata Share of the UCA Bank Claim Purchase Price all of its right, title and interest in and under the UCA Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the UCA Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the UCA Bank Claim Purchase Price, in full and complete satisfaction of such Allowed UCA Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including rights to contribution) arising in connection with the UCA Bank Claims or otherwise arising under the UCA Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the UCA Credit Agreement including in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by Section 12.14 hereof or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.44.  Class UCA-Trade—UCA Trade Claims.

(a)          Impairment and Voting.  Class UCA-Trade is impaired by the Plan.  Each holder of an Allowed UCA Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the UCA Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.45.  Class UCA-Uns—UCA Other Unsecured Claims.

(a)          Impairment and Voting.  Class UCA-Uns is impaired by the Plan.  Each holder of an Allowed UCA Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed UCA Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the UCA Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed UCA Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed UCA Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Olympus Parent Debtor Group

4.46.  Class OLYParent-Notes—Olympus Parent Notes Claims.

(a)          Impairment and Voting.  Class OLYParent-Notes is impaired by the Plan.  Each holder of an Allowed Olympus Parent Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Olympus Parent Notes Claims shall be deemed Allowed Claims in the aggregate amount of (i) $212,986,111, of which $200,000,000 represents principal and $12,986,111 represents interest accrued through the Commencement Date, plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Parent Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Olympus Parent Notes Distribution, subject to Section 8.07(c), to the extent not previously paid.

4.47.  Class OLYParent-Trade—Olympus Parent Trade Claims.

(a)          Impairment and Voting.  Class OLYParent-Trade is impaired by the Plan.  Each holder of an Allowed Olympus Parent Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Parent Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Olympus Parent Trade Claims Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.48.  Class OLYParent-Uns—Olympus Parent Other Unsecured Claims.

(a)          Impairment and Voting.  Class OLYParent-Uns is impaired by the Plan.  Each holder of an Allowed Olympus Parent Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Olympus Parent Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Parent Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Olympus Parent Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Olympus Parent Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Olympus Parent Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.49.  Class OLYParent-ESL—Olympus Parent Existing Securities Law Claims.

(a)          Impairment and Voting.  Class OLYParent-ESL is impaired by the Plan.  Each holder of an Allowed Olympus Parent Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Parent Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Olympus Parent Existing Securities Law Claim Distribution subject to Section 8.07(c), to the extent not previously paid.

Rigas/Century Co-Borrowing Debtor Group

4.50.  Class RCentCB-Cont—Rigas/Century Contrib/Subrog Claims.

(a)          Impairment and Voting.  Class RCentCB-Cont is unimpaired by the Plan.  Each holder of an Allowed Rigas/Century Contrib/Subrog Claims is conclusively presumed to have accepted the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, Century Cable Holdings LLC, the holder of the Allowed Rigas/Century Contrib/Subrog Claim, shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Rigas/Century Contrib/Subrog Distribution.  Such Distribution shall be deemed to be deposited one-half in the Century Trade Distribution Reserve and one-half in the Century Other Unsecured Distribution Reserve, and further reallocated as provided in Section 9.03(e) hereof.

4.51.  Class RCentCB-Trade—Rigas/Century Trade Claims.

(a)          Impairment and Voting.  Class RCentCB-Trade is impaired by the Plan.  Each holder of an Allowed Rigas/Century Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/Century Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/Century Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.52.  Class RCentCB-Uns— Rigas/Century Other Unsecured Claims.

(a)          Impairment and Voting.  Class RCentCB-Uns is impaired by the Plan.  Each holder of an Allowed Rigas/Century Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Rigas/Century Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/Century Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/Century Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Rigas/Century Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Rigas/Century Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Rigas/Olympus Co-Borrowing Debtor Group

4.53.  Class ROlyCB-Cont—Rigas/ Olympus Contrib/Subrog Claims.

(a)          Impairment and Voting.  Class ROlyCB-Cont is unimpaired by the Plan.  Each holder of an Allowed Rigas/Olympus Contrib/Subrog Claims is conclusively presumed to have accepted the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, Olympus Cable Holdings LLC, the holder of the Allowed Rigas/Olympus Contrib/Subrog Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Rigas/Olympus Contrib/Subrog Distribution.  Such Distribution shall be deemed to be deposited one-half in the Olympus Trade Distribution Reserve and one-half in the Olympus Other Unsecured Distribution Reserve, and further reallocated as provided in Section 9.03(e) hereof.

4.54.  Class ROlyCB-Trade—Rigas/Olympus Trade Claims.

(a)          Impairment and Voting.  Class ROlyCB-Trade is impaired by the Plan.  Each holder of an Allowed Rigas/Olympus Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/Olympus Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/Olympus Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale

Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.55.  Class ROlyCB-Uns— Rigas/Olympus Other Unsecured Claims.

(a)          Impairment and Voting.  Class ROlyCB-Uns is impaired by the Plan.  Each holder of an Allowed Rigas/Olympus Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Rigas/Olympus Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/Olympus Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/Olympus Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Rigas/Olympus Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Rigas/Olympus Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Rigas/UCA Co-Borrowing Debtor Group

4.56.  Class RUCACB-Cont—Rigas/UCA Contrib/Subrog Claims.

(a)          Impairment and Voting.  Class RUCACB-Cont is unimpaired by the Plan.  Each holder of an Allowed Rigas/UCA Contrib/Subrog Claims is conclusively presumed to have accepted the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, UCA LLC and National Cable Acquisition Associates, LP, the holders of the Allowed Rigas/UCS Contrib/Subrog Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Rigas/UCA Contrib/Subrog Distribution.  Such Distribution shall be deemed to be deposited one-half in the UCA Trade Distribution Reserve and one-half in the UCA Other Unsecured Distribution Reserve, and further reallocated as provided in Section 9.03(e) hereof.

4.57.  Class RUCACB-Trade—Rigas/UCA Trade Claims.

(a)          Impairment and Voting.  Class RUCACB-Trade is impaired by the Plan.  Each holder of an Allowed Rigas/UCA Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/UCA Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/UCA Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.58.  Class RUCACB-Uns— Rigas/UCA Other Unsecured Claims.

(a)          Impairment and Voting.  Class RUCACB-Uns is impaired by the Plan.  Each holder of an Allowed Rigas/UCA Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Rigas/UCA Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Rigas/UCA Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the Rigas/UCA Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed Rigas/UCA Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed Rigas/UCA Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Funding Company Debtor Group

4.59.  Class Fundco—Funding Company Claims.

(a)          Impairment and Voting.  Class Fundco is impaired by the Plan.  Each holder of an Allowed Funding Company Claim (if any) is entitled to vote to accept or reject the Plan.  Notwithstanding anything otherwise to the contrary, no Intercompany Claim shall be included in Class Fundco and any such Claim of a Debtor against Debtors in the Funding Company Debtor Group shall be included in Class InterCo and receive the treatment accorded to Class InterCo.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Funding Company Claim (if any) shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14) its Pro Rata Share of the Allocable Portion of the Funding Company Distribution Reserve, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.60.  Class GSETL - Government Claims.

(a)          Impairment and Voting.  Class GSETL is unimpaired by the Plan.  Each holder of a Government Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Treatment.  The Government Claims shall be Allowed against Adelphia Cablevision, LLC and satisfied by the performance of the Government Settlement Agreements on the Effective Date by Adelphia Cablevision, LLC on behalf of the Debtors.

ACC Ops Debtor Group

4.61.  Class OPS-Trade—ACC Ops Trade Claims.

(a)          Impairment and Voting.  Class OPS-Trade is impaired by the Plan.  Each holder of an Allowed ACC Ops Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Ops Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the ACC Ops Trade Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.62.  Class OPS-Uns—ACC Ops Other Unsecured Claims.

(a)          Impairment and Voting.  Class OPS-Uns is impaired by the Plan.  Each holder of an Allowed ACC Ops Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed ACC Ops Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Ops Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14), its Pro Rata Share of the ACC Ops Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed ACC Ops Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed ACC Ops Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.63.  Class OPS-Conv—ACC Ops Convenience Claims.

(a)          Impairment and Voting.  Class OPS-Conv is impaired by the Plan.  Each holder of an Allowed ACC Ops Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed ACC Ops Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [   ]% multiplied by the Allowed amount of such ACC Ops Convenience Claim; provided, however, that if (i) the holders of Allowed ACC Ops Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed ACC Ops Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed ACC Ops Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed ACC Ops Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

Holding Company Debtor Group

4.64.  Class ACC-Trade—ACC Trade Claims.

(a)          Impairment and Voting.  Class ACC-Trade is impaired by the Plan.  Each holder of an Allowed ACC Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14) its Pro Rata Share of:  (i) the ACC Trade Claims Distribution, subject to Section 8.07(c), to the extent not previously paid; and (ii) Class ACC-Trade’s Allocable Portion of the CVV Series A-1a Interests; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.

4.65.  Class ACC-Uns—ACC Other Unsecured Claims.

(a)          Impairment and Voting.  Class ACC-Uns is impaired by the Plan.  Each holder of an Allowed ACC Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that ACC Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.14) its Pro Rata Share of:  (i) the ACC Other Unsecured Distribution, subject to Section 8.07(c), to the extent not previously paid; and (ii) Class ACC-Uns’ Allocable Portion of the CVV Series A-1a Interests; provided, that, to the extent such Claim is an Assumed Sale Liability, it shall instead be Assumed and satisfied in accordance with the applicable Purchase Agreement, to the extent not previously paid.  A holder of an Allowed ACC Other Unsecured Claim that is an Insured Claim shall (i) be paid from the proceeds of insurance to the extent that Claim is insured and such proceeds are not Purchased Assets and (ii) have an Allowed ACC Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.66.  Class ACC-SnrNotes—ACC Senior Notes Claims.

(a)          Impairment and Voting.  Class ACC-SnrNotes is impaired by the Plan.  Each holder of an Allowed ACC Senior Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The ACC Senior Notes Claims shall be deemed Allowed Claims in the aggregate amount of (i) $5,109,693,748, of which $4,936,847,118 represents principal and $172,846,630 represents interest accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Senior Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of:  (i) the ACC Notes Distribution, (including interest from the Commencement Date to the Effective Date at the rate specified in Section 8.14, but without giving effect to the limitation imposed by the Debtor Group Maximum Value), subject to Section 8.07(c), to the extent not previously paid; and (ii) Class ACC-SnrNotes’ Allocable Portion of the CVV Series A-1b Interests.

4.67.  Class ACC-SubNotes—ACC Subordinated Notes Claims.

(a)          Impairment and Voting.  Class ACC-SubNotes is impaired by the Plan.  Each holder of an Allowed ACC Subordinated Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The ACC Subordinated Note Claims shall be deemed Allowed Claims in the aggregate amount of (i) $1,458,990,625, of which $1,437,500,000 represents principal and $21,490,625 represents interest accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.14.

(c)          Distributions.  Subject to the next sentence, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable,

each holder of an Allowed ACC Subordinated Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of (i) the ACC Subordinated Notes Distribution, subject to Section 8.07(c), to the extent not previously paid and (ii) Class ACC-SubNotes’ Allocable Portion of the CVV Series A-1c Interests.  In accordance with and in enforcement of the subordination provisions of the indentures relating to the ACC Subordinated Notes (the “Subordination Provisions”) the ACC Notes Distribution shall include the X-Clause CVV Sharing Percentage and the X-Clause Sharing Percentage, absent an Order of the Bankruptcy Court to the contrary on or before the Confirmation Date.  Notwithstanding the Subordination Provisions, each Holder of an Allowed ACC Subordinated Note Claim shall be entitled to receive and retain, on account of such claim, its ratable share of the ACC Subordinated Notes Distribution, based upon the amount of ACC Subordinated Notes held by each holder.

4.68.  Class ACC-ESL—ACC Notes Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ACC-ESL is impaired by the Plan.  Each holder of an Allowed ACC Notes Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Notes Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of Class ACC-ESL’s Allocable Portion of the CVV Series A-2 Interests.

4.69.  Class ACC-BPfd—ACC Series B Preferred Stock Interests.

(a)          Impairment and Voting.  Class ACC-BPfd is impaired by the Plan.  Each holder of an Allowed ACC Series B Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series B Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of Class ACC-BPfd’s Allocable Portion of the CVV Series B Interests.

4.70.  Class ACC-BESL—ACC Series B Preferred Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ACC-BESL is impaired by the Plan.  Each holder of an Allowed ACC Series B Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series B Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of Class ACC-BESL’s Allocable Portion of the CVV Series C Interests.

4.71.  Class ACC-DPfd—ACC Series D Preferred Stock Interests.

(a)          Impairment and Voting.  Class ACC-DPfd is impaired by the Plan.  Each holder of an Allowed ACC Series D Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series D Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of Class ACC-DPfd’s Allocable Portion of the CVV Series D Interests.

4.72.  Class ACC-DESL—ACC Series D Preferred Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ACC-DESL is impaired by the Plan.  Each holder of an Allowed ACC Series D Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series D Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of Class ACC-DESL’s Allocable Portion of the CVV Series E Interests.

4.73.  Class ACC-EFPfd—ACC Series E and F Preferred Stock Interests.

(a)          Impairment and Voting.  Class ACC-EFPfd is impaired by the Plan.  Each holder of an Allowed ACC Series E and F Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series E and F Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of Class ACC-EFPfd’s Allocable Portion of the CVV Series F Interests.  Notwithstanding anything otherwise to the contrary, to the extent an order of the Bankruptcy Court holds that the mandatory conversion provisions of the foregoing ACC Series E and F Preferred Stock Interests resulted in a conversion of such preferred stock interests, the ACC Series E and F Preferred Stock shall be included in Class ACC-CS for all purposes under this Plan and shall have the rights of Equity Interests in such Class, and this Section 4.73 shall be disregarded and have no effect.

4.74.  Class ACC-EFESL—ACC Preferred Series E and F Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ACC-EFESL is impaired by the Plan.  Each holder of an Allowed ACC Series E and F Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series E and F Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of Class ACC-EFESL’s Allocable Portion of the CVV Series G Interests.

4.75.  Class ACC-CSESL—ACC Common Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class ACC-CSESL is impaired by the Plan, and consists of all Common Stock Existing Securities Law Claims.  Each holder of an ACC Common Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Common Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of Class ACC-CSESL’s Allocable Portion of the CVV Series H Interests.

4.76.  Class ACC-CS—ACC Common Stock Interests.

(a)          Impairment and Voting.  Class ACC-CS is impaired by the Plan, and consists of all ACC Common Stock Interests.  Each holder of an Allowed ACC Common Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Common Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of Class ACC-CS’s Allocable Portion of the CVV Series I Interests.

4.77.  Class ACC-Conv—ACC Convenience Claims.

(a)          Impairment and Voting.  Class ACC-Conv is impaired by the Plan.  Each holder of an Allowed ACC Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed ACC Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to [    ]% multiplied by the Allowed amount of such ACC Convenience Claim; provided, however, that if (i) the holders of Allowed ACC Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed ACC Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed ACC Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed ACC Convenience Claim to reduce the amount of its Allowed Claim to ten thousand dollars ($10,000) shall be null and void.

4.78.  Class InterCo—Intercompany Claims.  In consideration of the benefits provided under the Plan, including the Global Compromise, the Intercompany Claims shall be Allowed and treated as provided for in the Inter-Creditor Dispute Resolution.  Upon the occurrence of the Effective Date, each Intercompany Claim shall be discharged and satisfied by means of:  (a) the Restructuring Transactions contemplated by the Plan; and (b) allocations of Plan Consideration pursuant to Section 9.03 hereof (and any order of the Bankruptcy Court sought thereunder) to the Debtor Group Reserves of such Intercompany Claim’s Debtor Group in amounts that give effect to the relative seniority and treatment of such Intercompany Claim under this Section 4.78.  All Intercompany Claims held by any Debtor against any Non-Debtor Subsidiary (other than Claims against the Palm Beach Joint Venture (as defined in the Comcast Purchase Agreement), which Claims shall be waived in accordance with the Comcast Purchase Agreement) or by any Non-Debtor Subsidiary against any Debtor (other than (a) Claims against the Transferred Joint Venture Entities, which Claims shall be discharged (except to the extent they constitute defenses or set-offs to Retained Claims) and (b) Claims of a non-Debtor Affiliate against a Debtor arising in connection with the transfer of an asset by such non-Debtor Affiliate to a Debtor pursuant to Section 5.13(h) of the TW Purchase Agreement or Section 5.11(h) of the Comcast Purchase Agreement, which Claims shall be satisfied in accordance with their terms) shall be reviewed by the Reorganized Debtors and adjusted, continued, or discharged, as determined by the Reorganized Debtors in their sole discretion.

4.79.  Rigas Claims or Equity Interests.  All Rigas Claims and Equity Interests shall be Disallowed and expunged.  Each holder of a Rigas Claim or Equity Interest shall receive no distribution under this Plan with respect to such Rigas Claim or Equity Interest.  The Plan shall not create any right of any holder of a Rigas Claim or Equity Interest to assert such Claim or Equity Interest against any of the Debtors’ insurance policies.

4.80.  ACC Other Equity Interests.  All ACC Other Equity Interests shall be Disallowed.  Each holder of an ACC Other Equity Interest shall receive no distribution under this Plan with respect to such ACC Other Equity Interest.

ARTICLE V.

SUBSTANTIVE CONSOLIDATION

5.01.  Substantive Consolidation.  In consideration of the benefits provided under the Plan, including the Global Compromise, this Plan provides for the substantive consolidation of the Debtors in accordance with the terms set forth in this Article V, but only for purposes of voting with respect to the confirmation of the Plan and effectuating the settlements contemplated by, and making distributions under, this Plan.  Except as set forth in this Article, such substantive consolidation will not:  (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Equity Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Equity Interest will not be affected by such substantive consolidation, (c) except as otherwise stated in this Plan, affect Intercompany Claims, (d) affect any pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed and/or assigned and/or retained, or (ii) pursuant to the Plan, (e) affect any defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, (f) affect distributions out of any insurance policies or proceeds of such policies, (g) affect Equity Interests in the Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan, (h) constitute a change of control (or a change in working control) of any Debtor for any purpose, including under any franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date) or (i) prejudice or otherwise affect the rights of holders of Claims or Equity Interests with respect to the Inter-Creditor Dispute Holdback.  Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to consolidate the Debtors (other than the Transferred Joint Venture Entities) and Reorganized Debtors for additional purposes.  Should the Debtors make such an election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan.  Substantive consolidation shall not alter the distributions set forth herein.

5.02.  Substantive Consolidation of the Debtors into Separate Debtor Groups.  Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors into eighteen separate and distinct groups (each such group, a “Debtor Group”), which groups shall consist of the following Debtors for all purposes related to the Plan, including for purposes of voting, confirmation, and distribution:

(a)          an “ACC Ops Debtor Group” consisting solely and exclusively of the ACC Ops Debtors;

(b)         an “Arahova Debtor Group” consisting solely and exclusively of the Arahova Debtors;

(c)          a “CCC Debtor Group” consisting solely and exclusively of the CCC Debtors;

(d)         a “CCHC Debtor Group” consisting solely and exclusively of the CCHC Debtors;

(e)          a “Century Debtor Group” consisting solely and exclusively of the Century Debtors;

(f)            a “Century-TCI Debtor Group” consisting solely and exclusively of the Century-TCI Debtors and the Century-TCI Distribution Company;

(g)         a “FrontierVision Debtor Group” consisting solely and exclusively of the FrontierVision Debtors;

(h)         a “FrontierVision Holdco Debtor Group” consisting solely and exclusively of the FrontierVision Holdco Debtors;

(i)             a “Ft. Myers Debtor Group” consisting solely and exclusively of the Ft. Myers Debtors;

(j)             a “Funding Company Debtor Group” consisting solely and exclusively of the Funding Company Debtors;

(k)          a “Holding Company Debtor Group” consisting solely and exclusively of the Holding Company Debtors;

(l)             an “Olympus Debtor Group” consisting solely and exclusively of the Olympus Debtors;

(m)       an “Olympus Parent Debtor Group” consisting solely and exclusively of the Olympus Parent Debtors;

(n)         a “Parnassos Debtor Group” consisting solely and exclusively of the Parnassos Debtors and the Parnassos Distribution Companies;

(o)         a “Rigas/Century Co-Borrowing Debtor Group” consisting solely and exclusively of the Rigas/Century Co-Borrowing Debtors;

(p)         a “Rigas/Olympus Co-Borrowing Debtor Group” consisting solely and exclusively of the Rigas/Olympus Co-Borrowing Debtors;

(q)         a “Rigas/UCA Co-Borrowing Debtor Group” consisting solely and exclusively of the Rigas/UCA Co-Borrowing Debtors; and

(r)            a “UCA Debtor Group” consisting solely and exclusively of the UCA Debtors.

5.03.  Treatment of Debtor Group Claims and Equity Interests.  For purposes of Section 5.01 of the Plan, (i) all assets and liabilities of the applicable Debtors within each Debtor Group shall be treated as though they were merged with the assets and liabilities of the other Debtors within such Debtor Group, (ii) no distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor within its Debtor Group, (iii) except as provided in Section 6.02(g) of this Plan, no distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor within its Debtor Group, (iv) all guarantees of the Debtors of the obligations of any other Debtor within its Debtor Group shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors within a Debtor Group shall be one obligation of the Debtors within such Debtor Group, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors within a Debtor Group shall be deemed filed against the Debtors within such Debtor Group, and shall be one Claim against and obligation of the Debtors within such Debtor Group.  Notwithstanding anything otherwise to the contrary herein, the substantive consolidation hereunder shall not affect any Claims or Equity Interests held by a Debtor in or against a Debtor in a separate Debtor Group.

5.04.  Order Granting Consolidation; Substantive Consolidation; Transfers to AIH.

(a)          The Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve the substantive consolidation provided for in this Plan, as well as any additional consolidation that may be proposed by the Debtors in connection with confirmation and consummation of the Plan.  Unless an objection to consolidation is made in writing by any creditor affected by the Plan as herein provided on or before 4:00 p.m. Eastern Time, on the date fixed by the Bankruptcy Court for objections to confirmation of the Plan, the substantive consolidation proposed by this Plan may be approved by the Bankruptcy Court at the Confirmation Hearing.  In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

(b)         The entry of the Confirmation Order shall constitute a determination that (i) no property, including any intercompany receivable, cash or equity interest in another entity, was ever transferred by ACC, or any Affiliate of ACC, to ACC Investment Holdings, Inc. prior to the Commencement Date and (ii) ACC Investment Holdings, Inc. never held any property rights enforceable against any other Debtor.

ARTICLE VI.

IMPLEMENTATION OF THE PLAN

6.01.  Continued Corporate Existence.

(a)          The Debtors.  Subject to the Restructuring Transactions contemplated by this Plan, and the effects of the Sale Transactions, each of the Debtors will continue to exist after the Effective Date as a separate legal entity, with all the powers available to such entity under applicable law in the jurisdiction in which each applicable Debtor is organized or otherwise formed and pursuant to its certificate of incorporation and by-laws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.  From and after the Effective Date, the Distribution Company shall be the sole and exclusive owner of all of the issued and outstanding capital stock of ACC to be held in the Holding Company Distribution Reserve pursuant to Section 9.03(a)(iii) hereof, and the Contingent Value Vehicle shall be the sole and exclusive owner of all of the issued and outstanding equity interests in the Distribution Company.

(b)         Non-Debtors.  There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases.  The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and, as set forth in Section 6.06 of this Plan, subject to the effects of the Sale Transactions, all of the Debtors’ Equity Interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtors or their successors on the Effective Date.

6.02.  Sale Transactions.

(a)          Consummation of Sale Transactions.  On the Effective Date, the Debtors, the Reorganized Debtors and the Transferred Joint Venture Entities (as applicable) shall consummate either (i) the Sale Transactions to occur at the Sale Transaction Closing or (ii) in the event the Debtors or the Reorganized Debtors and Comcast are unable to consummate the Comcast Adelphia Acquisition for the reasons specified in Section 5.15 of the TW Purchase Agreement, the TW Expanded Transaction.  To the extent that pursuant to the applicable Purchase Agreement the Debtors or Reorganized Debtors (as applicable) are not required to consummate on the date of the Sale Transaction Closing one or more transactions to occur under the applicable Purchase Agreements (including in relation to any Disputed MCE System or Delayed Transfer Asset, in each case as defined in the Purchase Agreements), the Reorganized Debtors shall consummate such transaction to the extent required by and in accordance with the applicable Purchase Agreement.  On the Effective Date, the Debtors (other than the Transferred Joint Venture Entities) or the Reorganized Debtors shall enter into the Transaction Escrow Agreements and shall apply the proceeds of the Sale Transactions (less any amounts deposited in the Transaction Escrows under the Purchase Agreements) in accordance with this Plan.  In connection with the consummation of the Sale Transactions and except as set forth in the Sale Transaction Documents, on the Effective Date (or such later date as may be provided in the Sale Transaction Documents), the Purchased Assets shall be transferred by the Debtors, the Reorganized Debtors or the Distribution Company to the respective Buyer (or retained by the applicable Transferred Joint Venture Entity that is the holder of such Purchased Assets) in accordance with the applicable Purchase Agreement (and, to the extent applicable, the Expanded Transaction Letter Agreement) pursuant to, among others (to the extent they apply), sections 105, 363(b) and (f), 365, 1123(a)(5)(B) and (D) and (b)(4) and (6) and 1141 of the Bankruptcy Code, and the provisions of the Confirmation Order, free and clear of all Encumbrances, other than Permitted Encumbrances.  Following the Sale Transaction Closing, (a) the Debtor Group Reserves and other reserves shall be funded as provided in Section 9.03(a) hereof, (b) the Designated Litigation shall be transferred to the Contingent Value Vehicle in accordance with Section 7.03 hereof, and (c) all other assets and Equity Interests of the Reorganized Debtors (other than the Purchased Assets) shall be revested in the Reorganized Debtors as provided in Section 12.03 hereof.  Pursuant to Section 9.5 of the Comcast Purchase Agreement and Section 9.5 of the TW Purchase Agreement, as and to the extent provided in the Sale Transaction Documents, the Debtors (other than the Transferred Joint Venture Entities, except to the extent provided in Section 9.5 of each Purchase Agreement) or the Reorganized Debtors shall be jointly and severally liable for any breach or violation of ACC’s representations, warranties or covenants under the Purchase Agreements, including for any purchase price adjustment pursuant to Section 2.8(f) of the Comcast Purchase Agreement or Section 2.6(f) of the TW Purchase Agreement.

(b)         Assumed Sale Liabilities.  On the Effective Date, the Assumed Sale Liabilities shall be Assumed.  To the extent that pursuant to the applicable Purchase Agreement the Debtors or Reorganized Debtors (as applicable) are not required to consummate on the Effective Date one or more transactions to occur under the applicable Purchase Agreement pursuant to which liabilities will be Assumed (including in relation to a

Disputed MCE System or Delayed Transfer Asset, in each case as defined in the Purchase Agreements), the Reorganized Debtors shall consummate such transaction to the extent required by and in accordance with the applicable Purchase Agreement.  Except to the extent Assumed Sale Liabilities are Assumed by a Transferred Joint Venture Entity pursuant to the applicable Purchase Agreement, which Assumed Sale Liabilities shall be obligations of such Transferred Joint Venture Entity, from and after the Effective Date (or, with respect to an Assumed Sale Liability Assumed after the Sale Transaction Closing, from and after such later date as such liability may be Assumed in accordance with the applicable Purchase Agreement), none of the Assumed Sale Liabilities shall any longer be obligations of the Distribution Company, the Debtors, the Estates, the Reorganized Debtors, or the Contingent Value Vehicle and the holder of any Claim with respect thereto shall have no recourse on account of such Claim, against the Debtors, the Plan Administrator, the Reorganized Debtors, the Distribution Company or the Contingent Value Vehicle.  From and after the Effective Date, none of the Buyers or the Transferred Joint Venture Entities shall have any Liability for any Claims against or Liabilities of the Debtors (other than to the extent of any applicable Assumed Sale Liabilities) and the holder of any Claim and the Person to whom such Liability is owed shall have no recourse with respect thereto on account of such Claim or such Liability against any of the Buyers or the Transferred Joint Venture Entities.

(c)          Management of Reorganized Debtors’ Assets.  After the Effective Date, all property of the Reorganized Debtors (including the Excluded Assets) shall be managed and administered by the Plan Administrator in a manner reasonably designed to maximize values for the Debtors’ creditors; provided, however, that the foregoing shall in no way limit or abrogate the Debtors’ and Reorganized Debtors’ obligations to perform any obligation or transaction to be performed under the Purchase Agreements, including in relation to any Disputed MCE System (as defined in the Purchase Agreements) or Delayed Transfer Asset, in each case as defined in the Purchase Agreements.  If the Plan Administrator, in his/her discretion decides not to sell any non-Cash property other than the Plan Consideration or if such property cannot, in the Plan Administrator’s judgment be sold in a commercially reasonable manner prior to the date of the final distribution under this Plan, the Plan Administrator shall have the right to abandon or otherwise dispose of such property with the prior approval of the Bankruptcy Court.  No party in interest shall have a cause of action against the Debtors, Reorganized Debtors, Distribution Company, the Plan Administrator or the Contingent Value Vehicle, or their respective directors, officers, employees, consultants, trustees or professionals arising from or related to the disposition of non-Cash property in accordance with this Section.

(d)         Except as may be restricted by the Sale Transaction Documents, on or as of the Effective Date, within the sole and exclusive discretion of the Plan Administrator, the Debtors or the Reorganized Debtors may, notwithstanding any other transactions described in this Section 6.02:  (i) cause any or all of the Debtors or the Reorganized Debtors to be merged into one or more of the Debtors or the Reorganized Debtors or dissolved, (ii) cause the transfer of assets between or among the Debtors or the Reorganized Debtors or (iii) engage in any other transaction in furtherance of the Plan.  Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors.  It is the present intention of the Debtors to utilize this provision to merge, dissolve or transfer certain of its Subsidiaries and transfer certain executory contracts, unexpired leases, and other assets to the surviving Subsidiaries.

(e)          Except as may be restricted by the Sale Transaction Documents, on or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including all of the transactions described in this Plan, and, with respect to the Sale Transactions, shall take such actions as required by the Sale Transaction Documents.  Such actions may include:  (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and the Sale Transaction Documents and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan, including the instruments described in Section 2.10 of the TW Purchase Agreement and Section 2.12 of the Comcast Purchase Agreement; (iii) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (iv) all other actions that Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction or Sale Transactions.  The form of each Restructuring Transaction shall be determined by the Boards of Directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction.  In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan.  In the event a Reorganized Debtor is liquidated and dissolved, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Reorganized Debtor prior to such liquidation and dissolution) shall assume and perform such obligations.  Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.  The rights and obligations of the parties to the Sale Transactions shall be as set forth in the Sale Transaction Documents.

(f)            In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Sale Transaction Documents (with respect to such documents which are filed with the Bankruptcy Court, in substantially the form filed with the Bankruptcy Court (and with such changes as to which the applicable Debtors and the Buyers may agree)), and shall authorize the applicable Debtors, Reorganized Debtors and Transferred Joint Venture Entities to execute such documents as the applicable Debtors and the applicable agents and lenders or Buyers may reasonably require in order to effectuate the treatment afforded to such parties under the Sale Transaction Documents and to consummate the Sale Transactions.

(g)         Prior to the Effective Date, the Debtors shall:

(i)                                     form Century-TCI Distribution Company and Parnassos Distribution Companies for the purpose of effecting the Sale Transactions relating to the Transferred Joint Venture Entities, holding the Century-TCI and Parnassos Debtor Group Reserves, respectively, and making distributions to holders of Allowed Claims in the Century-TCI Debtor Group and Parnassos Debtor Group, respectively;

(ii)                                  file petitions for reorganization under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court with respect to Century-TCI Distribution Company and Parnassos Distribution Companies, and file a motion seeking to have the chapter 11 cases of Century-TCI Distribution Company and Parnassos Distribution Companies jointly administered with the Chapter 11 Cases; and

(iii)                               promptly after the granting of the relief sought in the motion described in the foregoing clause (ii), contribute the Century-TCI JV Equity Interests held by Century Exchange LLC to the Century-TCI Distribution Company and contribute the Parnassos JV Equity Interests held by Adelphia Western New York Holdings, L.L.C. to the Parnassos Distribution Company of which Adelphia Western New York Holdings, L.L.C. is the sole member and contribute the Parnassos JV Equity Interests held by Montgomery Cablevision, Inc. to the Parnassos Distribution Company of which Montgomery Cablevision, Inc. is the sole member.

(h)         On the Effective Date, the Century-TCI Distribution Company shall consummate the Sale Transactions with respect to the Century-TCI Joint Venture and the Parnassos Distribution Companies shall consummate the Sale Transactions with respect to the Parnassos Joint Venture, in each case as Seller JV Partner (as defined in the Comcast Purchase Agreement) in accordance with the applicable Sale Transaction Documents.  From and after the Effective Date, the Century-TCI Distribution Company and the Parnassos Distribution Companies shall make distributions under and in accordance with this Plan from the Century-TCI Debtor Group Reserve and the Parnassos Debtor Group Reserve, respectively.

6.03.  Certificates of Incorporation and By-laws.  The New Certificate of Incorporation and New By-Laws shall be adopted in accordance with the TW Purchase Agreement and the Certificates of Incorporation and By-laws (or other organizational documents, as applicable, including any documents required in connection with a Sale Transaction) of each of the Reorganized Debtors shall be adopted and amended as may be required in order that they are consistent with the provisions of the Purchase Agreements, this Plan and the Bankruptcy Code.  The forms of New Certificate of Incorporation and New By-laws will be included in the Plan Supplement.  Any modification to the New Certificate of Incorporation as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

6.04.  Compromise and Settlements.

(a)          Global Compromise.  Except for the Inter-Creditor Dispute prior to the Inter-Creditor Dispute Resolution:

(i)                                     Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement (such compromise and settlement, the “Global Compromise”) of all Claims and controversies between the Debtors and the holders of Claims against, and Equity Interests in, the respective Debtor Groups on all matters relating to among other things:  (A) the substantive consolidation of the Debtors within their respective Debtor Groups; (B) the Transferred Subscriber Transactions; (C) the amounts, allowance, relative priority and treatment of all Intercompany Claims; (D) the form of currency to be distributed hereunder on account of Allowed Claims and Equity Interests; (E) the relative valuation of the different Debtor Groups; (F) the allocation of the costs and benefits of the Government Settlement; and (G) the rate at which interest shall accrue for purposes of distributions under this Plan with respect to Claims from the Commencement Date through the Effective Date (including whether such interest shall be compounded or accrue as simple interest).

(ii)                                  Any distributions to be made pursuant to this Plan shall be made on account and in consideration of the Global Compromise, which, upon the Effective Date, shall be binding on all Persons, including the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities, all holders of Claims and Equity Interests (whether or not Allowed), and all Persons entitled to receive any payments or other distributions under the Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise and settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise and settlement is in the best interests of the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities, their respective estates, and the holders of such Claims and Equity Interests, and is fair, equitable and reasonable.

(iii)                               By virtue of and integral to the compromise and settlement of disputes relating to the substantive consolidation pursuant to the Global Compromise, on the Effective Date, except as otherwise provided by or to the extent necessary in connection with the treatment of Intercompany Claims contemplated by Section 4.78 of this Plan, and except with respect to Retained Claims (and defenses and set-offs thereto), (A) each Debtor shall waive any defense, including defenses arising under sections 502(d) of the Bankruptcy Code, to Intercompany Claims asserted by another Debtor and such Claims shall be deemed to be Allowed Claims, (B) Intercompany Claims between Debtors shall not be deemed to be mutual claims arising prior to the Commencement Date for purposes of setoff, (C) each of the Debtors and Debtors in Possession shall waive its right to receive distributions on any Claims and Causes of Action such Debtor and Debtor in Possession may have against another Debtor and Debtor in Possession, arising in accordance with sections 509, 544, 547, 548 and 553(b) of the Bankruptcy Code, without waiving or releasing any Claims and Causes of Action against non-Debtor parties and (D) each Debtor and Debtor in Possession shall waive and forever release any right, Claim or Cause of Action which has been or could have been asserted by such Debtor or Debtor in Possession against any other Debtor and Debtor in Possession, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors’ rights laws; provided, however, the foregoing shall not prejudice or otherwise affect the rights of the creditors of the Arahova or Holding Company Debtor Groups with respect to any litigation regarding the allocation of the Inter-Creditor Dispute Holdback or the Inter-Creditor Valuation Adjustment.

(b)         Bank Actions.  The Confirmation Order shall:

(i)                                     provide for the release of the Released Bank Lender Defendants by the Debtors and Reorganized Debtors from any liability with respect to the Bank Actions (but only if such Released Bank Lender Defendants deliver to the Debtors releases, in form and substance reasonably satisfactory to the Debtors, from any and all Claims relating to or arising in connection with the Prepetition Credit Agreements and any transactions in connection therewith (except for the right to receive distributions in respect of Bank Claims, Bank Lender Fee Claims and Bank Securities Action Indemnification Claims under and in accordance with this Plan)), and that the Contingent Value Vehicle shall have no right to pursue the Bank Actions against the Released Bank Lenders;

(ii)                                  provide that, except for the Continuing Bank Actions, with respect to which all of the rights of the Debtors, the Reorganized Debtors, the Estates and the Statutory Committees shall be preserved and which shall be transferred to the Contingent Value Vehicle in accordance with Section 7.03 hereof, on the Effective Date all Dismissed Bank Actions shall be dismissed (or shall be deemed to be dismissed as of the Effective Date, to the extent a Continuing Bank Action subsequently qualifies as a Dismissed Bank Action under this Plan) with prejudice and the Debtors shall be deemed to release the Bank Lenders with respect to the Dismissed Bank Actions, effective as of the Effective Date;

(iii)                               provide that, to the extent that a Released Bank Lender Defendant indemnifies or is required to indemnify any Person that is ultimately either (a) required to disgorge a distribution received under this Plan to the Debtors, (b) found liable in connection with a Continuing Bank Action or (c) is party to a settlement of the Continuing Bank Action pursuant to which such Person agrees to pay damages, or to limit any recovery on its Claim, including by agreeing not to receive or demand the full satisfaction of any Claim against a Debtor, the Debtors shall have no liability to such Released Bank Lender Defendant with respect to any amounts provided in connection therewith;

(iv)                              provide that, in consideration of (and as a condition to) the treatment provided for under this Plan, each Bank Lender shall:

(A)                              be deemed to release, without any further action on its part, the Debtors, Reorganized Debtors and the Transferred Joint Venture Entities from any liability and obligation in connection with the Prepetition Credit Agreements (including any liability or obligation with respect to indemnification thereunder, including any matters with respect to which a Lender has an indemnification right as against another Lender under any Prepetition Credit Agreement), except for the right to receive distributions in respect of Bank Claims, Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims (to the extent such Bank Lender is entitled thereto under this Plan) and Bank Securities Action Indemnification Claims under and in accordance with this Plan, as applicable;

(B)                                exercise such remedies and take such further actions to protect, perfect and effect the rights and remedies available under the applicable Prepetition Credit Agreements and applicable law as the Debtors or Reorganized Debtors may at any time and from time to time reasonably request (including with respect to the subrogation of the Debtors and the Reorganized Debtors to the rights of the Bank Lenders to the Collateral securing Bank Claims, any assignment of the rights in such Collateral to the Debtors or the Reorganized Debtors, and the initiation and pursuit of any proceeding or case required for the Debtors to obtain rights to the Collateral securing the Bank Claims free and clear of Liens, encumbrances and competing claims); and

(v)                                 provide that each Bank Lender acting to protect, perfect or effect such rights and remedies pursuant to and in accordance with instructions received from the Debtors or Reorganized Debtors under Section 6.04(b)(iv)(B) (each Bank Lender acting in such capacity, an “Indemnified Person”) shall be:

(A)                              reimbursed by the Reorganized Debtors or the Distribution Company (as applicable) for all reasonable costs, fees and expenses incurred in connection therewith, to the extent such holder is entitled to such reimbursement under the Prepetition Credit Agreement immediately prior to the Effective Date; and

(B)                                indemnified and held harmless by the Reorganized Debtors or the Distribution Company (as applicable) against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Person arising out of claims made by any Person relating solely to the actions taken pursuant to and in accordance with instructions delivered under Section 6.04(b)(iv)(B), but excluding therefrom all expenses, losses, claims, damages and liabilities to the extent they are determined by a Final Order of a court of competent jurisdiction to have resulted from the gross negligence, recklessness or willful misconduct of such Indemnified Person.

(c)          Notwithstanding anything otherwise to the contrary, the Allowance of a Bank Claim for purposes of this Plan shall not constitute, be deemed to constitute, or be cited as, a defense to (or other grounds for avoiding liability under) the Continuing Bank Actions.  The Bank Lender Avoidance Complaint may not be amended by any party to add additional claims or additional defendants (except for successors and assigns to the rights of holders of Bank Claims, to the extent it is alleged that such Claims are subject to the defenses and grounds for disallowance applicable to the Bank Claims and to the initial holders thereof); provided, however that the Bank Lender Avoidance Complaint may be amended to replead the Continuing Bank Actions with further particularity or as otherwise permitted pursuant to any order of the Bankruptcy Court, in each case subject to the limitations and conditions of this Plan.

(d)         Inter-Creditor Dispute.  The Inter-Creditor Dispute Holdback shall be held in reserve pending resolution of the Inter-Creditor Dispute.  No distribution of the Inter-Creditor Dispute Holdback shall be made until the Inter-Creditor Dispute Resolution.  Nothing set forth in the Plan regarding the Inter-Creditor Dispute shall prejudice or otherwise affect the rights of any Person with respect to any litigation regarding the allocation of the Inter-Creditor Dispute Holdback or the Inter-Creditor Valuation Adjustment, which such rights shall be adjudicated and determined in accordance with the procedures set forth in the Resolution Process Order.

6.05.  Sale Transaction Closing.  Not later than five Business Days prior to the Effective Date (the “Sale Notice Date”), the Debtors shall file a notice with the Bankruptcy Court:  (a) setting forth the anticipated date of the Sale Transaction Closing, (b) stating whether the Comcast Adelphia Acquisition or the TW Expanded Transaction is anticipated to be consummated and whether there are any Non-Transferred MCE Systems and (c) containing the forms of principal agreements to be entered into in connection with the Sale Transaction Closing, to the extent such agreements have not previously been filed in connection with the Plan Supplement or otherwise (the “Sale Notice”).  The Reorganized Debtors shall be authorized to enter into all documents necessary or appropriate in connection with the Sale Transactions.

6.06.  Reinstatement of Certain Equity Interests.  The Equity Interests in the Transferred Joint Venture Entities shall be Reinstated and transferred to the applicable Buyer in accordance with the Purchase Agreements.  Subject to the Restructuring Transactions and the Sale Transactions, Equity Interests held by any Debtor in any other Debtor shall also be Reinstated.

6.07.  Cancellation of Existing Securities and Agreements.  On the Effective Date, except as otherwise contemplated by the Sale Transactions or otherwise specifically provided for herein, (i) the Existing Securities, Indentures, and any document, agreement or instrument evidencing or creating any Claim or Equity Interest in or against the Debtors, except notes, agreements, documents or other instruments evidencing indebtedness or obligation of the Debtors that are Reinstated under this Plan, will be automatically cancelled and of no further force and effect, without any further act or action, and (ii) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating or pertaining to any agreements, the Indentures, any other indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except notes or other instruments as evidencing indebtedness or obligation of the Debtors that are Reinstated under this Plan, as the case may be, will be released and discharged; provided, however, that any Indenture, Prepetition Credit Agreement or other agreement that governs the rights of the Claimholder and is administered by an Agent will continue in effect solely for purposes of (x) allowing such Agent to make the distributions to be made on account of such Claims under this Plan as provided in Article VIII of this Plan and to perform such other necessary functions with respect thereto and to have the benefit of all protections and other provisions of such indenture or agreement in so doing, and (y) permitting such Agent to maintain or assert any rights or Liens (including Charging Liens) it may have on distributions received pursuant to the terms of this Plan for fees, costs and expenses under such Indenture or other agreement; provided further that the preceding proviso will not affect the discharge of Claims against or Equity Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors.

6.08.  Bank Lender Indemnification Claims and Post-Effective Date Fee Claims.

(a)          Limitation on Further Liability on Bank Claims.  The Reorganized Debtors will not have any obligations to any Agent (or to any agent appointed by the Distribution Company to replace such Agent) for any fees, costs, or expenses except as expressly provided in Section 2.02, this Section 6.08 or Section 6.09 hereof; provided, however, that nothing herein will preclude any Agent (or any agent appointed by the Distribution Company to replace such Agent) from being paid or reimbursed from the distributions being made to holders of Claims by such Agent (or any agent appointed by the Distribution Company to replace such Agent) for prepetition or postpetition fees, costs, or expenses pursuant to the Indenture, Prepetition Credit Agreement or other agreement giving rise to such Claim in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.  Except as expressly provided in Sections 4.04, 4.14, 4.18, 4.22, 4.40, 4.43 and 6.08 of this Plan, all Claims asserted by a Bank Lender (in its capacity as such) shall be Disallowed.

(b)         Bank Lender Fee Claims.  To the extent required by the Prepetition Credit Agreement giving rise thereto, the Debtors, Reorganized Debtors or the Distribution Company (as applicable) shall pay Bank Lender Fee Claims in Cash in accordance with the procedures, and subject to the conditions, set forth in this Section 6.08(b).  As a condition to receiving payment of a Bank Lender Fee Claim entitled to reimbursement by the Debtors or the Reorganized Debtors, each holder of a Bank Claim shall deliver to the Debtors or the Reorganized Debtors (as applicable) and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Debtors or the Reorganized Debtors, for the period to which such Bank Lender Fee Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  In the event the Debtors or Reorganized Debtors are unable to resolve a dispute as to a Bank Lender Fee Claim, the Debtors, Reorganized Debtors and/or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  Neither the Debtors nor the Reorganized Debtors shall be required to make any payments with respect to a Disputed Bank Lender Fee Claim pending resolution of such dispute by the parties or the Bankruptcy Court; provided, however, that if a Bank Lender Fee Claim is Disputed in part and Allowed in part, the Debtors or Reorganized Debtors (as applicable) shall pay that portion of a Bank Lender Fee Claim that is Allowed as soon as reasonable practicable after it is Allowed, while retaining the Disputed portion of a Bank Lender Fee Claim, pending resolution of such dispute by the parties or the Bankruptcy Court.

(c)          Bank Lender Post-Effective Date Fee Claims.  From and after the Effective Date, any Bank Lender Post-Effective Date Fee Claims shall be paid solely from the Litigation Prosecution Fund and in accordance with this Section 6.08(c) and no Person shall have any Claim against, or right to payment from, the Debtors, Reorganized Debtors or the Transferred Joint Venture Entities in connection therewith.  Notwithstanding anything otherwise to the contrary, none of the following shall be payable under this Section 6.08(c):  (i) Claims for indemnification of any liability arising in connection with a Continuing Bank Action or the Securities Class Action and (ii) fees, costs, expenses or other amounts incurred in connection with a Continuing Bank Action by or on behalf of a defendant that is found by a court of competent jurisdiction in a Final Order to have liability in connection with such Continuing Bank Action or is required to make a disgorgement under Section 6.08(e) of this Plan.  As a condition to receiving payment of a Bank Lender Post-Effective Date Fee Claim entitled to reimbursement by the Litigation Prosecution Fund, each holder of a Bank Claim shall deliver to the Contingent Value Vehicle Trustee and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered (including appropriate redactions to preserve privileged matters) and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Contingent Value Vehicle Trustee, for the period to which such Bank Lender Post-Effective Date Fee Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  Notwithstanding anything otherwise to the contrary, except for the payment of the costs of prosecuting the Designation Litigation and the Bank Lender Post-Effective Date Fee Claims, the Contingent Value Vehicle Trustee shall not release or adjust any portion of the Litigation Prosecution Fund in an amount in excess of $                      without the prior approval of the Bankruptcy Court. In the event the Person seeking reimbursement and the Contingent Value Vehicle Trustee are unable to resolve a dispute as to a Bank Lender Post-Effective Date Fee Claim, the Contingent Value Vehicle Trustee and/or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  The Contingent Value Vehicle Trustee shall not be required to make any payments with respect to a Disputed Bank Lender Post-Effective Date Fee Claim pending resolution of such dispute by the parties or the Bankruptcy Court; provided, however, that if a Bank Lender Post-Effective Date Fee Claim is Disputed in part and Allowed in part, that portion of a Bank Lender Post-Effective Date Fee Claim that is Allowed shall be paid from the Litigation Prosecution Fund as soon as reasonable practicable after it is Allowed, while the Disputed portion of a Bank Lender Post-Effective Date Fee Claim shall be retained by the Litigation Prosecution Fund, pending resolution of such dispute by the parties or the Bankruptcy Court.

(d)         Bank Securities Action Indemnification Claims.  From and after the Effective Date, any Bank Securities Action Indemnification Claims shall be paid solely from the Bank Securities Action Indemnification Fund and in accordance with this Section 6.08(d), and no Person shall have any Claim against, or right to payment from, the Debtors, the Reorganized Debtors or the Transferred Joint Venture Entities in connection therewith.  Notwithstanding anything otherwise to the contrary, none of the following shall be payable under this Section 6.08(d):  (i) Claims for indemnification of any liability arising in connection with a Continuing Bank Action or the Securities Class Action, (ii) fees, costs, expenses or other amounts incurred in connection with the Securities Class Action by or on behalf of a defendant that is found by a court of competent jurisdiction in a Final Order to have liability in connection with the Securities Class Action, or who is required to make a disgorgement under Section 6.08(e) of this Plan and (iii) fees, costs, expenses or other amounts incurred in connection with the Securities Class Action by or on behalf of more than (x) one counsel with respect to the Bank Lenders under each Prepetition Credit Agreement who has been selected in a manner determined by the Agent, and (y) any local counsel whose assistance is required in connection with the Securities Class Action in a jurisdiction other than the jurisdiction in which the counsel described in the foregoing clause (x) is admitted to practice.  As a condition to receiving payment of a Bank Securities Action Indemnification Claim entitled to reimbursement by the Bank Securities Action Indemnification Fund, each holder of a Bank Claim shall deliver to the Plan Administrator and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered (including appropriate redactions to preserve privileged matters) and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Plan Administrator, for the period to which such Bank Securities Action Indemnification Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  In the event the Person seeking reimbursement and the Plan Administrator are unable to resolve a dispute as to a Bank Securities Action Indemnification Claim, the Plan Administrator and / or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  The Distribution Company shall not be required to make any payments with respect to a Disputed Bank Securities Action Indemnification Claim pending resolution of such dispute by the parties or the Bankruptcy Court; provided, however, that the Distribution Company shall pay that portion of a Bank Securities Action Indemnification Claim that is Allowed as soon as reasonably practicable after it is Allowed, while retaining the Disputed portion of a Bank Securities Action Indemnification Claim, pending resolution of such dispute by the parties or the Bankruptcy Court.

(e)          Fee Related Determinations.  Notwithstanding anything otherwise to the contrary, in the event that a court of competent jurisdiction in a Final Order (a “Fee Related Determination”) either (i) determines that a holder of a Claim or Equity Interest that has received a payment under Section 6.08(b), (c) or (d) of this Plan or reimbursement for fees, costs or expenses from and after the Effective Date hereunder (such holder, a “Reimbursed Holder”) is not entitled to indemnification or, (ii) makes findings of fact or conclusions of law that would result in such Reimbursed Holder not being able to satisfy the standard required for indemnification under an applicable agreement or law, then such Reimbursed Holder shall, within 10 Business Days of such Fee Related Determination, disgorge to the Debtors, Reorganized Debtors or the Distribution Company, as applicable, all applicable fees, costs and expenses received by it from the Debtors, the Reorganized Debtors or the Distribution Company at any time from and after the Effective Date (including interest accruing on such amount through the date of payment to the Debtors, Reorganized Debtors or Distribution Company (as applicable) at the Prime Rate).  Each holder of a Claim or Equity Interest shall deliver to the Debtors, Reorganized Debtors or Distribution Company (as applicable) and to the Contingent Value Vehicle Trustee a written notice of the entry of any Fee Related Determination applicable to it within three Business Days of such entry.

6.09.  Fees and Expenses of Indenture Trustees.

(a)          In full satisfaction of the Claims of Indenture Trustees for services under the Indentures, including Claims secured by any Charging Liens under the Indentures, on the Initial Distribution Date the Reorganized Debtors will distribute to the holders of Allowed Trustee Fee Claims Cash equal to the amount of (i) the Allowed Trustee Fee Claims submitted to the Debtors or Reorganized Debtors, as applicable, and the Office of the United States Trustee, for fees and expenses through the Confirmation Date, and (ii) any Allowed Trustee Fee Claims incurred between the Confirmation Date and the Effective Date, provided, however, that no distribution shall be payable hereunder with respect to Claims to which the Debtors or Reorganized Debtors, as applicable, and/or the Office of the United States Trustee shall have objected within 30 days of receipt of the request for payment.

(b)         As a condition to receiving payment thereof, each holder of a Trustee Fee Claim shall deliver written copies of invoices in respect of such claims, with narrative descriptions of the services rendered (including appropriate redactions to preserve privileged matters) and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Debtors or the Reorganized Debtors (or the Plan Administrator, as applicable), to the Debtors.  If either the Debtors or Reorganized Debtors, as applicable, or the Office of the United States Trustee timely objects to the request for payment of the Trustee Fee Claims, the holder of such Claim shall be required to submit an application requesting payment of the disputed portion of the Trustee Fee Claims with the Bankruptcy Court in accordance with the reasonableness standard (and not subject to the requirements of Bankruptcy Code sections 503(b)(3) and (4), which shall not apply).  The undisputed amount of any Trustee Fee Claims with respect to which an objection is pending shall be Allowed and paid by the Reorganized Debtors (or the Distribution Company), as applicable, on the Effective Date or as soon thereafter as any such Trustee Fee Claims are Allowed.  None of the Debtors, the Reorganized Debtors or the Distribution Company shall be required to make any payments with respect to a Disputed Trustee Fee Claim until resolved or determined by the Bankruptcy Court.  In the event the Debtors or Reorganized Debtors are unable to resolve a dispute as to a Trustee Fee Claim, the Debtors or Reorganized Debtors may submit any such dispute to the Bankruptcy Court for resolution.

(c)          Upon payment of the Trustee Fee Claims in accordance with this Section 6.09, all Charging Liens under the Indentures shall be released without further action by the Indenture Trustees or any other Person, except for any rights the Indenture Trustees may have under the Indentures to assert such Charging Liens against distributions made pursuant to this Plan with respect to indemnification or other claims.

6.10.  Authorization, Issuance and Distribution of New Securities, Plan Consideration and Other Property.

(a)          The issuance and/or distribution of any securities, Plan Consideration and/or other property to be issued or distributed by a Debtor or Reorganized Debtor in connection with the Sale Transactions and/or this Plan is hereby authorized without further act or action under applicable law, regulation, order, or rule.

(b)         The value of TWC Class A Common Stock held in reserve under Article IX of the Plan and in the Transaction Escrows is likely to fluctuate.  None of Time Warner, TWC, TWNY, the Debtors, the Reorganized Debtors, the Distribution Company, the Contingent Value Vehicle or the Plan Administrator represents or warrants, and shall not be deemed to represent and warrant, that the value of the TWC Class A Common Stock will not decline as of any date after the Confirmation Date.  To the fullest extent permitted by applicable law, none of Time Warner, TWC, TW NY, the Debtors, the Reorganized Debtors, the Distribution Company, the Contingent Value Vehicle or the Plan Administrator or any of their respective Affiliates (including, except for Excluded Individuals, their respective directors, officers, employees, shareholders, members, partners, agents or representatives (including attorneys, accountants and investment bankers)) shall have any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of reserved or escrowed TWC Class A Common Stock pending release of such TWC Class A Common Stock from an escrow or reserve or the determination of the amount of such Disputed Claim or Disputed Interest.  The risk or benefit of any appreciation or depreciation in the value of any reserved or escrowed TWC Class A Common Stock shall be borne by the party to whom such TWC Class A Common Stock is ultimately distributed.

6.11.  Hart-Scott-Rodino Compliance.  Until the notification and waiting periods applicable to such transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or been terminated:

(a)          no Plan Consideration to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the HSR Act shall be distributed; and

(b)         no Sale Transaction in connection with which a Premerger Notification and Report Form is required to be filed under the HSR Act shall be consummated.

6.12.  Government Settlement.  On or as soon as reasonably practicable after the Effective Date, Adelphia Cablevision LLC shall, on behalf of ACC, to the extent not already implemented, consummate the transactions contemplated under the Government Settlement Agreements, including the deposit of the Settlement Consideration with the Restitution Fund, in accordance with the terms of the Government Settlement Agreements.

6.13.  No Consent to Change of Control Required.  Notwithstanding anything otherwise to the contrary, none of (a) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (b) the issuance of the TWC Class A Common Stock pursuant to the Plan, (c) implementation of the Restructuring Transactions or any Sale Transaction, or (d) consummation of any other transaction pursuant to the Plan shall constitute a “change in ownership” or “change of control” (or a change in working control) of, or in connection with, any Debtor requiring the consent of any Person other than the Debtors or the Bankruptcy Court including under any Franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date) between any Debtor and any third party, or any law (including the common law), statute, rule or any other regulation otherwise applicable to any Debtor.

6.14.  Designation of Plan Administrator, Contingent Value Vehicle Trustee and members of the Contingent Value Vehicle Board.

(a)          The Creditors Committee shall consult with the Equity Committee and the Debtors regarding the selection of Persons who will initially serve as the Plan Administrator, the Contingent Value Vehicle Trustee and the members of the Contingent Value Vehicle Board.

(b)         Not less than fifteen days prior to the Confirmation Hearing, the Creditors Committee shall designate the Persons to initially serve as the Plan Administrator, Contingent Value Vehicle Trustee and members of the Contingent Value Vehicle Board, which designation shall be subject to the consent of the Debtors.  The Creditors Committee shall provide the Debtors with such diligence information regarding the designees as the Debtors may reasonably request.  Subject to the receipt of such diligence information, the Debtors’ consent to the designees shall not be unreasonably withheld or delayed.

(c)          The Debtors shall file a notice with the Bankruptcy Court not less than ten days prior to the Confirmation Hearing designating the Person selected pursuant to the preceding paragraph and seeking approval of such designation.  The Creditors Committee shall provide such information as shall be reasonably requested in connection with such notice, including the qualifications and experience of the designated Persons.

(d)         Upon the approval of the Bankruptcy Court and the occurrence of the Effective Date, the designated Persons shall assume their respective positions.

6.15.  Effect of Non-Transferred MCE Systems.  If there are any Non-Transferred MCE Systems, then the entity listed on Schedule P, Q, or R that owns such Non-Transferred MCE System shall not be a Rigas Co-Borrowing Debtor and the distributions to the corresponding Debtor Group shall be adjusted accordingly.  If all of the entities of a Debtor Group are so excluded, then such Debtor Group, and the Claims against and Equity Interests in such Debtor Group shall be excluded from this Plan.

ARTICLE VII.

CONTINGENT VALUE VEHICLE

7.01.  Establishment of the Contingent Value Vehicle.  Without any further action of the directors or shareholders of the Debtors or Reorganized Debtors, on the Effective Date, the Contingent Value Vehicle shall be established as a liquidating trust and become effective pursuant to the Contingent Value Vehicle Agreement for the benefit of the holders of Contingent Value Vehicle Interests.  Subject to the terms of this Plan and any contrary provision required in connection therewith, the Contingent Value Vehicle Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances.  The terms of the Contingent Value Vehicle may be amended by the Contingent Value Vehicle Trustee to the extent necessary to ensure that the Contingent Value Vehicle will not become subject to the Exchange Act.

7.02.  Appointment of Contingent Value Vehicle Trustee.  The Contingent Value Vehicle Trustee shall initially be designated pursuant to Section 6.14 of this Plan.  After the Effective Date, the Contingent Value Vehicle Trustee shall, following its resignation or removal, be appointed by the Contingent Value Vehicle Board after notice to the Bankruptcy Court.  The Contingent Value Vehicle Trustee shall be independent of the Debtors.  In addition to its fiduciary duties to the Contingent Value Vehicle Holders under applicable law, the Contingent Value Vehicle Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Contingent Value Vehicle Agreement.

7.03.  Transfer of Designated Litigation to the Contingent Value Vehicle.

(a)          Subject to the occurrence of the Effective Date, the confirmation of this Plan shall cause title to the Designated Litigation and the Litigation Prosecution Fund to be transferred to the holders of Allowed Claims and Allowed Equity Interests in Classes FVHC-Notes, FVHC-Trade, FVHC-Uns, FVHC-ESL, ARA-Notes, ARA-Trade, ARA-Uns, ARA-ESL, ACC-Trade, ACC-Uns, ACC-SnrNotes, ACC-SubNotes, ACC-ESL, ACC-BPfd, ACC-BESL, ACC-DPfd, ACC-DESL, ACC-EFPfd, ACC-EFESL, ACC-CSESL and ACC-CS and contributed by such holders to the Contingent Value Vehicle without any further action on the part of any Person.  The Contingent Value Vehicle will be deemed created and effective on the Effective Date.

(b)         Upon the Effective Date and the transfer provided in the preceding paragraph, the Debtors, the Distribution Company and the Reorganized Debtors shall have no other further rights or obligations with respect to the Designated Litigation or the Contingent Value Vehicle except to the extent (i) provided in Section 7.03(g) hereof, or (ii) relating to the right of the Debtors or Reorganized Debtors to assert a claim or Cause of Action underlying the Designated Litigation for purposes of setoff or recoupment (subject to the limitation set forth in Section 6.04(b) of this Plan), which right shall be retained by the Debtors under this Plan from and after the Effective Date, and shall not be, or be deemed to be, granted or conveyed to the Contingent Value Vehicle.  Notwithstanding anything otherwise to the contrary, neither the Contingent Value Vehicle nor the Contingent Value Vehicle Trustee shall have or acquire any Claim or Cause of Action against the Debtors, Reorganized Debtors, the Transferred Joint Venture Entities or any of their current respective directors, officers and employees or any former respective directors, officers and employees who were appointed after the Commencement Date (except for Excluded Individuals) in connection herewith (including any Claim for indemnification based on the Designated Litigation or the causes of action asserted in connection therewith), nor shall the Contingent Value Vehicle or the Contingent Value Vehicle Trustee prosecute any Claim or Cause of Action against the Debtors, Managed Entities, Reorganized Debtors, the Transferred Joint Venture Entities or any of their current respective directors, officers and employees or any former respective directors, officers and employees (except for Excluded Individuals) who were appointed after the Commencement Date.

(c)          Subject to Section 7.09(a) hereof, Claims of any Person (other than DIP Lender Claims) that may be asserted in response to Designated Litigation, including, but not limited to Defensive Claims, shall be and hereby are discharged pursuant to section 1141 of the Bankruptcy Code and Article XII of this Plan.

(d)         In connection with the above-described rights and Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) (any such privilege or immunity, a “Privilege”) shall be transferred to the Contingent Value Vehicle and shall vest in the Contingent Value Vehicle Trustee and its representatives, and the Debtors, the Reorganized Debtors and the Contingent Value Vehicle Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.  Notwithstanding anything otherwise to the contrary, (i) any waiver or relinquishment of any Privilege, or action that could result in any waiver or relinquishment of any Privilege, shall require the prior written consent of Reorganized ACC, which consent it may withhold in its sole and absolute discretion and (ii) in recognition of the common interest of the Debtors and the Contingent Value Vehicle in maximizing distributions to holders of Claims and Equity Interests under this Plan, the Reorganized Debtors shall also retain any Privilege transferred to the Contingent Value Vehicle hereunder.

(e)          Notwithstanding anything otherwise to the contrary, neither the Contingent Value Vehicle nor the Contingent Value Vehicle Trustee shall have or acquire any Claim or Cause of Action other than the Designated Litigation.

(f)            From and after the transfer of the Designated Litigation to the Contingent Value Vehicle, any defendant in the Designated Litigation shall be permitted to implead a third party defendant in connection with the Designated Litigation if such impleader is permitted under applicable law; provided, however, that no such impleader shall be permitted if such impleader would have any of the following effects:

(i)                                     prevent, limit or otherwise affect the ability of the Contingent Value Vehicle, the Contingent Value Vehicle Trustee or Reorganized ACC and its subsidiaries, as applicable, to assert that a defendant in connection with the Designated Litigation is not entitled to indemnification in respect of a Continuing Lender Action, whether directly by a Debtor or Managed Entity or indirectly by a party entitled to indemnification by a Debtor or Managed Entity (and whether under a Prepetition Credit Agreement or under another agreement or principle of law);

(ii)                                  deprive a Debtor of, or otherwise adversely affect, a basis for disallowing a Claim or Equity Interest under applicable law;

(iii)                               result in a Claim or Equity Interest (including a claim for indemnification) being Allowed that would not be allowable, or give rise to a liability of a Debtor or Reorganized Debtor, or Cause of Action that would not have arisen, but for such impleader, including Claims or Equity Interests that have previously been disallowed or with respect to which actions to disallow were pending at the time of such impleader; or

(iv)                              result in a Claim (x) against or Equity Interest in Comcast, TW NY, the Transferred Joint Venture Entities or any of their respective affiliates or (y) relating to any Purchased Assets.

None of the Contingent Value Vehicle, the Contingent Value Vehicle Trustee or any defendant (including any third party defendant) in the Designated Litigation shall be permitted to make any of the Debtors, the Reorganized Debtors or the Transferred Joint Venture Entities a party to the Designated Litigation.

(g)         The Distribution Company shall make available to the Contingent Value Vehicle Trustee during normal business hours, upon reasonable notice, reasonable access to personnel and books and records of the Distribution Company (or books and records transferred to or held by the Buyers, to the extent that the Debtors or, from and after the Effective Date, the Reorganized Debtors have access rights to such books and records under a Purchase Agreement) to enable the Contingent Value Vehicle to prosecute the Designated Litigation; provided, however, that the Distribution Company shall be entitled to compensation or reimbursement from the Contingent Value Vehicle (including reimbursement for professional fees) with respect to providing such assistance (including allocated overhead and salaries).

7.04.  Contingent Value Vehicle Interests; Term; Recoveries and Distributions.

(a)          Registry of Interests; Transferability.  The Contingent Value Vehicle Trustee shall establish and maintain a registry of the holders of Contingent Value Vehicle Interests.  Contingent Value Vehicle Interests shall be uncertificated and represented solely by the registry of the Contingent Value Vehicle Trustee and the Confirmation Order shall provide that the Contingent Value Vehicle Interests shall not be transferable except:  (x) upon the death of the Contingent Value Vehicle Holder or by operation of applicable laws relating to testamentary or intestate succession; (y) pursuant to an effective registration with respect to such transfer under applicable U.S. federal and state securities laws; or (z) pursuant to an exemption from U.S. federal and state securities laws which either the Contingent Value Vehicle or a holder of Contingent Value Vehicle Interests has confirmed is available for such transfer through receipt of a “no-action” letter from the Securities and Exchange Commission reasonably acceptable to the Contingent Value Vehicle Board.

(b)         Term.  The Contingent Value Vehicle shall be dissolved upon the distribution of all of its assets to the Contingent Value Vehicle Holders.

(c)          Allocation of Distributable Proceeds.  The Contingent Value Vehicle Trustee shall allocate Distributable Proceeds in the following manner with respect to Contingent Value Vehicle Holders:

(i)                                     First Priority.

(A)                              CVV Series RF Interests.  Fifty percent of the proceeds of the Designated Litigation, less the costs of prosecuting the Designated Litigation (but without deducting that amounts required to indemnify the defendants in such litigation pursuant to Section 6.08(c) of the Plan) shall be distributed to holders of CVV Series RF Interests until the holders of such interests shall have received $115,000,000.

(B)                                Arahova CVV Share.  Distributable Proceeds equal to the product of (I) the Arahova CVV Sharing Percentage, and (II) Distributable Proceeds available for distribution, less amounts distributed in respect of CVV Series RF Interests, shall be distributed as follows:

1)                                      to holders of CVV Series AH-1 Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Classes ARA-Notes, ARA-Trade and ARA-Uns less the aggregate amount of all distributions with respect to such Allowed Claims pursuant to Article IV; thereafter

2)                                      to holders of CVV Series AH-2 Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Class ARA-ESL less the amount available to the holders of such Claims from the Restitution Fund; thereafter

3)                                      as provided in Section 7.04(c)(i)(D) without regard to the limitation in the first paragraph thereof.

(C)                                FrontierVision Holdco CVV Share.  Distributable Proceeds equal to the product of (I) the FrontierVision Holdco CVV Sharing Percentage, and (II) Distributable Proceeds available for distribution, less amounts distributed in respect of CVV Series RF Interests, shall be distributed as follows:

1)                                      to holders of CVV Series FV-1 Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Classes FVHC-Notes, FVHC-Trade, FVHC-Uns less the aggregate amount of all distributions with respect to such Allowed Claims pursuant to Article IV; thereafter

2)                                      to holders of CVV Series FV-2 Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Class FVHC-ESL less the amount available to the holders of such Claims from the Restitution Fund; thereafter

3)                                      as provided in Section 7.04(c)(i)(D) without regard to the limitation in the first paragraph thereof.

(D)                               ACC First Tier, First Priority.  Distributable Proceeds equal to the product of (I) 100% minus the sum of (x) the Arahova CVV Sharing Percentage and (y) the FrontierVision Holdco CVV Sharing Percentage, and (II) Distributable Proceeds available for distribution, less amounts distributed to the holders of CVV Series RF Interests (such product being the “ACC CVV share”), shall be distributed as follows:

1)                                      the product of (I) the ACC CVV Share and (II) the CVV Series A-1a Liquidation Preference divided by the sum of the CVV Series A-1a Liquidation Preference, CVV Series A-1b Liquidation Preference, and CVV Series A-1c Liquidation Preference, shall be distributed to holders of CVV Series A-1a Interests until the CVV Series A-1a Liquidation Preference shall have been paid in full.  The CVV Series A-1a Liquidation Preference equals the aggregate amount of the Allowed Claims in Classes ACC-Trade and ACC-Uns less all distributions with respect to such classes pursuant to Article IV.

2)                                      the sum of (X) the product of (I) the ACC CVV Share and (II) the CVV Series A-1b Liquidation Preference divided by the sum of the CVV Series A-1a Liquidation Preference, CVV Series A-1b Liquidation Preference, and CVV

Series A-1c Liquidation Preference, and (Y) the product of (R) the X-Clause CVV Sharing Percentage, and (S) the CVV ACC Subordinated Note Potential Distribution (as defined in the succeeding paragraph), shall be distributed to holders of CVV Series A-1b Interests until the CVV Series A-1b Liquidation Preference shall have been paid in full.  The CVV Series A-1b Liquidation Preference equals (u) the aggregate amount of the Allowed Claims in Class ACC-SnrNotes, plus (v) interest on such Claims at the applicable contract rate to the Effective Date to the extent not included in such Allowed Claims, less (w) all distributions with respect to such Allowed Claims pursuant to Article IV.

3)                                      the product of (I) the ACC CVV Share and (II) the CVV Series A-1c Liquidation Preference divided by the sum of the CVV Series A-1a Liquidation Preference, CVV Series A-1b Liquidation Preference and CVV Series A-1c Liquidation Preference (such product of (I) and (II) being referred to as the “CVV ACC Subordinated Notes Potential Distribution”), and prior to such time as the CVV Series A-1b Liquidation Preference shall be paid in full, such product multiplied by (III) the quantity 100% minus the X-Clause CVV Sharing Percentage, shall be distributed to holders of CVV Series A-1c Interests until the CVV Series A-1c Liquidation Preference shall have been paid in full.  The CVV Series A-1c Liquidation Preference equals the Allowed Claims in Class ACC-SubNotes less clause (v) as set forth in the preceding paragraph.

4)                                      Any remaining ACC CVV Share shall first be allocated pro rata among 1), 2), and 3) above, and to the extent any Distributable Proceeds remain, to holders of the CVV Series A-2 Interests, as provided in Section 7.04(c)(i)(E).

(E)                                 CVV Series A-2 Interests.  Distributable Proceeds allocated to the CVV Series A-2 Interests shall be distributed to holders of CVV Series A-2 Interests until the CVV Series A-2 Liquidation Preference shall have been paid in full.  The CVV Series A-2 Liquidation Preference equals the Allowed Claims in Class ACC-ESL less the amount available to the holders of such Claims from the Restitution Fund.  Any remaining Distributable Proceeds shall then be distributed as provided in Section 7.04(c)(ii).

(ii)                                  Second Priority.  After the payment in full of the First Priority Distribution, all Distributable Proceeds shall be distributed to holders of CVV Series B Interests until the CVV Series B Liquidation Preference shall have been paid in full.  The CVV Series B Liquidation Preference equals the Allowed amount of the ACC Series B Preferred Stock Interests.

(iii)                               Third Priority.  After the payment in full of the CVV Series B Liquidation Preference, all Distributable Proceeds shall be distributed to holders of CVV Series C Interests until the CVV Series C Liquidation Preference shall have been paid in full.  The CVV Series C Liquidation Preference equals the Allowed amount of the ACC Series B Preferred Stock Existing Securities Law Claims less the Deemed Value of the portion of the Restitution Fund allocable to Persons who hold ACC Series B Preferred Stock Existing Securities Law Claims.

(iv)                              Fourth Priority.  After the payment in full of the CVV Series C Liquidation Preference, all Distributable Proceeds shall be distributed to holders of CVV Series D Interests until the CVV Series D Liquidation Preference shall have been paid in full.  The CVV Series D Liquidation Preference equals the Allowed amount of the ACC Series D Preferred Stock Interests.

(v)                                 Fifth Priority.  After the payment in full of the CVV Series D Liquidation Preference, all Distributable Proceeds shall be distributed to holders of CVV Series E Interests until the CVV Series E Liquidation Preference shall have been paid in full.  The CVV Series E Liquidation Preference equals the Allowed amount of the ACC Series D Preferred Stock Existing Securities Law Claims less the Deemed Value of the portion of the Restitution Fund allocable to Persons who hold ACC Series D Preferred Stock Existing Securities Law Claims.

(vi)                              Sixth Priority.  After the payment in full of the CVV Series E Liquidation Preference, all Distributable Proceeds shall be distributed to holders of CVV Series F Interests until the CVV Series F Liquidation Preference shall have been paid in full.  The CVV Series F Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series E and F Preferred Stock Interests.

(vii)                           Seventh Priority.  After the payment in full of the CVV Series F Liquidation Preference, all Distributable Proceeds shall be distributed to holders of CVV Series G Interests until the CVV Series G Liquidation Preference shall have been paid in full.  The CVV Series G Liquidation Preference equals the Allowed amount of the ACC Series E and F Preferred Stock Existing Securities Law Claims less the Deemed Value of the portion of the Restitution Fund allocable to Persons who hold ACC Series E and F Preferred Stock Existing Securities Law Claims.

(viii)                        Eighth Priority.  After the payment in full of the CVV Series G Liquidation Preference, all Distributable Proceeds shall be distributed one-half to the holders of the CVV Series H Interests and one-half to the holders of the CVV Series I Interests, until the CVV Series H Liquidation Preference shall have been paid in full, at which point in time all remaining Distributable Proceeds shall be distributed to the holders of the CVV Series I Interests to be shared on a pro rata basis.  The CVV Series H Liquidation Preference equals the Allowed amount of the ACC Common Stock Existing Securities Law Claims less the Deemed Value of the portion of the Restitution Fund allocable to Persons who hold ACC Common Stock Existing Securities Law Claims.

7.05.  Litigation, Responsibilities of Contingent Value Vehicle Trustee.

(a)          The Contingent Value Vehicle Trustee shall have full power and authority:  (i) to prosecute for the benefit of the Contingent Value Vehicle all claims, rights and Causes of Action transferred to the Contingent Value Vehicle (whether such suits are brought in the name of the Contingent Value Vehicle or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein, in the Contingent Value Vehicle Agreement or in any other agreement executed by the Contingent Value Vehicle Trustee pursuant to the Plan.  The Contingent Value Vehicle Trustee, subject to the direction of the Contingent Value Vehicle Board, shall, in an expeditious but orderly manner, prosecute the Designated Litigation, liquidate and convert to Cash the assets of the Contingent Value Vehicle, administer any cash received in connection therewith, make timely distributions therefrom in accordance with the provisions of this Plan and not unduly prolong the duration of the Contingent Value Vehicle.  The liquidation of the Contingent Value Vehicle may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or Causes of Action, or otherwise.  The Contingent Value Vehicle Trustee, subject to the direction of the Contingent Value Vehicle Board, shall have the absolute right to pursue or not to pursue any and all Designated Litigation as it determines is in the best interests of the Contingent Value Vehicle Holders, and consistent with the purposes of the Contingent Value Vehicle, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence.  The Contingent Value Vehicle Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Contingent Value Vehicle Agreement.

(b)         All costs and expenses associated with the administration of the Contingent Value Vehicle, including those rights, obligations and duties described in this Plan, shall be the responsibility of and paid by the Contingent Value Vehicle.

(c)          The Contingent Value Vehicle may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Contingent Value Vehicle Professionals”), in its sole discretion on reasonable terms and conditions of employment or retention, to aid in the performance of its responsibilities pursuant to the terms of this Plan including the prosecution of the Designated Litigation and the liquidation and distribution of Contingent Value Vehicle assets.

(d)         Unless the IRS or a court of competent jurisdiction requires a different treatment, for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, all Persons (including the Debtors, the Contingent Value Vehicle Trustee and the Contingent Value Vehicle Holders) shall treat (i) the Contingent Value Vehicle Holders as the grantors and deemed owners of the

Contingent Value Vehicle and (ii) the assets transferred to the Contingent Value Vehicle as distributed by the Debtors to the Contingent Value Vehicle Holders and as transferred by Contingent Value Vehicle Holders to the Contingent Value Vehicle.

7.06.  Investment Powers.  The right and power of the Contingent Value Vehicle Trustee to invest assets transferred to the Contingent Value Vehicle, the proceeds thereof, or any income earned by the Contingent Value Vehicle, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 7.04(c) of this Plan) in (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from both Standard & Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest ratings obtainable from both S&P and Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above, entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above (“Permitted Investments”); provided, however, that the Contingent Value Vehicle Trustee may expend the assets of the Contingent Value Vehicle:  (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Contingent Value Vehicle during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Contingent Value Vehicle or fees and expenses in connection with litigation), (iii) to satisfy other liabilities incurred or assumed by the Contingent Value Vehicle (or to which the assets are otherwise subject) in accordance with this Plan or the Contingent Value Vehicle Agreement and (iv) to prosecute the Designated Litigation; and provided further that, under no circumstances, shall the Contingent Value Vehicle segregate the assets of the Contingent Value Vehicle on the basis of classification of the holders of Contingent Value Vehicle Interests, other than with respect to distributions to be made on account of Contingent Value Vehicle Interests in accordance with the provisions hereof.

7.07.  Annual Distribution; Withholding.  The Contingent Value Vehicle Trustee shall distribute at least annually to the holders of Contingent Value Vehicle Interests all net cash income plus all Distributable Proceeds from the Designated Litigation; provided, however, that the Contingent Value Vehicle may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Contingent Value Vehicle during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Contingent Value Vehicle or in respect of the assets of the Contingent Value Vehicle), (iii) to satisfy other liabilities incurred or assumed by the Contingent Value Vehicle (or to which the assets are otherwise subject) in accordance with the Plan or the Contingent Value Vehicle

Agreement and (iv) to prosecute the Designated Litigation.  All such distributions shall be pro rata based on the number of Contingent Value Vehicle Interests held by a holder compared with the aggregate number of Contingent Value Vehicle Interests outstanding, subject to the relative priorities and other terms of the Plan and the Contingent Value Vehicle Agreement.  The Contingent Value Vehicle Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Contingent Value Vehicle Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.  None of the Litigation Prosecution Fund, the Common Stock of ACC, the equity interests or assets of the Distribution Company, or any other escrow or reserve held by the Contingent Value Vehicle hereunder shall comprise Distributable Proceeds without the prior approval of the Bankruptcy Court.

7.08.  Income Allocations; Reporting Duties.

(a)          Allocations of Contingent Value Vehicle Taxable Income.  Allocations of Contingent Value Vehicle taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Contingent Value Vehicle had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Contingent Value Vehicle Interests, taking into account all prior and concurrent distributions from the Contingent Value Vehicle (including all distributions held in escrow pending the resolution of Disputed Claims).  Similarly, taxable loss of the Contingent Value Vehicle will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of all of the assets of the Contingent Value Vehicle.  The tax book value of the assets of the Contingent Value Vehicle for this purpose shall equal the fair market value of such assets on the Effective Date or, if later, the date such assets were acquired by the Contingent Value Vehicle, adjusted in either case in accordance with tax accounting principles prescribed by the Tax Code, the regulations and other applicable administrative and judicial authorities and pronouncements.

(b)         Other.  The Contingent Value Vehicle Trustee shall be responsible for filing all federal, state and local tax returns for the Contingent Value Vehicle and shall provide tax returns and information reports to the Contingent Value Vehicle Holders to the extent required by applicable law.  The Contingent Value Vehicle Trustee shall provide the Contingent Value Vehicle Holders with copies of annual, audited financial statements relating to the Contingent Value Vehicle as early after the end of the fiscal year of the Contingent Value Vehicle as is commercially reasonable.

7.09.  Net Contingent Value Vehicle Recovery/Assignment of Claims.

(a)          Net Judgment.  Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Contingent Value Vehicle Trustee for and on behalf of the Contingent Value Vehicle (i) is required by a Final Order to make payment to the Contingent Value Vehicle (the “Judgment Amount”), and (ii) is permitted by a Final Order to assert a right of setoff under section 553 of the Bankruptcy

Code or applicable non-bankruptcy law against the Judgment Amount (a “Valid Setoff”), (x) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (y) neither the Contingent Value Vehicle, nor the Contingent Value Vehicle Holders nor any Person acting on their behalf shall be entitled to assert a claim against the Debtors, the Reorganized Debtors or any Transferred Joint Venture Entity with respect to the Valid Setoff.  Nothing in this Section 7.09(a) or elsewhere in this Plan shall be construed to expand any parties’ setoff rights under applicable law.

(b)         Assignment.  Notwithstanding anything contained herein to the contrary, in the event that either a compromise and settlement of a Designated Litigation or a Final Order with respect to a Designated Litigation provides for a Valid Setoff, full or partial waiver, subordination or disallowance of a defendant’s Claim or Claims (including Bank Lender Fee Claims under Section 6.08 of this Plan) against one or more of the Debtors, for purposes of computing amounts of distributions, (i) such defendant shall be deemed to have assigned such Claim or Claims and the right to receive distributions in accordance with the Plan to the Contingent Value Vehicle and, to the extent such defendant has already received any distribution under this Plan with respect to such Claim, such defendant shall within ten Business Days of such Final Order or compromise or settlement (as applicable) disgorge such distribution (or, in the case of any distribution which has been sold, transferred, or otherwise disposed of, shall be liable for liquidated damages in an amount equal to the Deemed Value of all cash or property included in such distribution that would have been disgorgeable, but for such sale, transfer or other disposal to the Contingent Value Vehicle (with interest at the Prime Rate from the date the distribution was made to the date of disgorgement)), (ii) the Distribution Company shall make distributions with respect to such Allowed Claims to the Contingent Value Vehicle, (iii) such defendant shall not be entitled to receive distributions from the Contingent Value Vehicle on account thereof and (iv) in the event such defendant has received payments of interest on account of its Claim hereunder, such defendant shall pay to the Contingent Value Vehicle interest on amounts disgorged under this Section 7.09(b) at the Prime Rate until the Contingent Value Vehicle shall have received payment of the Claim in full.

7.10.  The Contingent Value Vehicle Board.

(a)          The Contingent Value Vehicle Board shall initially be comprised of three members designated pursuant to Section 6.14 of this Plan.  Members of the Contingent Value Vehicle Board shall be qualified, impartial and disinterested.  After the Effective Date, the Contingent Value Vehicle Board shall be appointed in accordance with the terms of the Contingent Value Vehicle Agreement.  The Contingent Value Vehicle Trustee shall consult regularly with the Contingent Value Vehicle Board when carrying out the purpose and intent of the Contingent Value Vehicle.  The Contingent Value Vehicle Board shall act by majority vote.  Members of the Contingent Value Vehicle Board shall be entitled to compensation in accordance with the Contingent Value Vehicle Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Contingent Value Vehicle Board, in each case from the Contingent Value Vehicle.

(b)         In the case of an inability or unwillingness of any member of the Contingent Value Vehicle Board to serve, such member shall be replaced by designation of the remaining members of the Contingent Value Vehicle Board.  If any position on the Contingent Value Vehicle Board remains vacant for more than 60 days, such vacancy shall be filled within fifteen days thereafter by the designation of the Contingent Value Vehicle Trustee without the requirement of a vote by the other members of the Contingent Value Vehicle Board.

(c)          Upon the certification by the Contingent Value Vehicle Trustee that all assets of the Contingent Value Vehicle have been distributed, abandoned or otherwise disposed of, the members of the Contingent Value Vehicle Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

(d)         Any settlement of Designated Litigation which the Contingent Value Vehicle Trustee or any member of the Contingent Value Vehicle Board may propose shall require approval of the Contingent Value Vehicle Board, provided, however, that (i) no member of the Contingent Value Vehicle Board may cast a vote with respect to any Designated Litigation to which he or she, his or her employer, or any Affiliate thereof is a party; (ii) any settlement of Designated Litigation involving Claims in an aggregate amount exceeding $5,000,000 shall require approval of the Bankruptcy Court; and (iii) the Contingent Value Vehicle Trustee may seek Bankruptcy Court approval of a settlement of Designated Litigation if the Contingent Value Vehicle Board fails to act on a proposed settlement of such Designated Litigation within 60 days of receiving notice of such proposed settlement by the Contingent Value Vehicle Trustee or as otherwise determined by the Contingent Value Vehicle Trustee.  The Contingent Value Vehicle Board may instruct the Contingent Value Vehicle Trustee to settle any Designated Litigation so long as such settlement is fair and reasonable based upon the reasonable, good faith business judgment of the Contingent Value Vehicle Board.

(e)          The Contingent Value Vehicle Board may remove the Contingent Value Vehicle Trustee for cause.  In the event the requisite approval is not obtained, the Contingent Value Vehicle Trustee may be removed by the Bankruptcy Court for cause shown.  In the event of the resignation or removal of the Contingent Value Vehicle Trustee, the Contingent Value Vehicle shall continue to remain in existence and shall not be dissolved, and the Contingent Value Vehicle Board shall, by majority vote, designate a Person to serve as successor Contingent Value Vehicle Trustee.

(f)            Notwithstanding anything to the contrary in this Plan, none of the Contingent Value Vehicle Trustee, the Contingent Value Vehicle Board nor any of its members, Contingent Value Vehicle Professionals or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of the Contingent Value Vehicle Trustee or any other member of the Contingent Value Vehicle Board, nor shall the Contingent Value Vehicle Trustee or any member of the Contingent Value Vehicle Board be liable for anything other than such Person’s own gross negligence or willful misconduct.  The Contingent Value Vehicle Trustee and the Contingent Value Vehicle Board may, in connection with the performance of their duties, and in their sole and absolute discretion, consult with the Contingent Value Vehicle Professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions.  If the Contingent Value Vehicle Trustee or the Contingent Value Vehicle Board determines not to consult with the Contingent Value Vehicle Professionals, they shall not be deemed to impose any liability on the of the Contingent Value Vehicle Trustee or the Contingent Value Vehicle Board (as applicable), or the members and/or designees thereof.

(g)         The Contingent Value Vehicle Board shall govern its proceedings through the adoption of by-laws, which the Contingent Value Vehicle Board may adopt by majority vote.  No provision of such by-laws shall supersede, or conflict with, any express provision of this Plan.

ARTICLE VIII.

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN

8.01.  Voting of Claims; Classes Subsequently Deemed Unimpaired; Vacant Classes.

(a)          Each holder of an Allowed Claim or Allowed Equity Interest in an impaired Class that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(b)         The Debtors may seek an order of the Bankruptcy Court holding that any class listed in this Plan as impaired is actually unimpaired.  Notwithstanding anything to the contrary contained in this Plan, in the event that the Debtors obtain an order of the Bankruptcy Court holding that a Class listed in this Plan as impaired is unimpaired (whether before or after soliciting of acceptances for the Plan), such Class shall be unimpaired, each holder of an Allowed Claim in such Class shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in such Class shall be null, void and have no effect.

(c)          Any Class of Claims or Equity Interests that does not have a holder of an Allowed Claim or Equity Interest or a Claim or Equity Interest temporarily allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

8.02.  Nonconsensual Confirmation.  If any impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right (subject to any restrictions of the Purchase Agreements) to amend the Plan in accordance with Section 15.08 of this Plan (including an amendment that transfers one or more Debtors (other than a member of the Parnassos or Century-TCI Debtor Groups except Empire Sports Network) to different Debtor

Groups (other than the Parnassos or Century-TCI Debtor Groups), or that eliminates one or more Debtors or Debtor Groups (other than the Parnassos or Century-TCI Debtor Groups) from participation under the Plan) or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to any impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.  Further, to the extent necessary and in accordance with Section 15.08 of this Plan, the terms of this Plan may be modified by the Debtors to reallocate value from all Classes at and below the level of the objecting Class to all impaired senior Classes until such impaired senior Classes are paid in accordance with the absolute priority rule of section 1129(b) of the Bankruptcy Code.  To the extent any Class is deemed to reject the Plan by virtue of the treatment provided to such Class, the Plan shall be “crammed down” on the claimants within such Class pursuant to section 1129(b) of the Bankruptcy Code.

8.03.  Distribution Company.  All distributions under the Plan shall be made by the Distribution Company or an agent thereof appointed by the Plan Administrator.  The Distribution Company shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Distribution Company is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Distribution Company.  The Distribution Company shall not be responsible for making distributions on account of Contingent Value Vehicle Beneficial Interests.

8.04.  Rights and Powers of Distribution Company.

(a)          Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Company on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney and other professional fees and expenses) made by the Distribution Company shall be paid from the Reserved Cash.

(b)         Investment Powers.  The Distribution Company may invest its assets in Permitted Investments; provided, however, that, absent approval of the Bankruptcy Court, the Distribution Company shall invest the assets held in the Cash Funded Reserves only in United States dollar denominated demand deposits with banks organized under the laws of the United States of America or any state thereof or the District of Columbia.

8.05.  Manner of Distributions.

(a)          Any payment of Cash made by the Distribution Company pursuant to the Plan may, at the Distribution Company’s option, be made by check drawn on a domestic bank or wire transfer.

(b)         Notwithstanding anything otherwise to the contrary, in the sole discretion of the Plan Administrator, any distribution of Plan Consideration under this Plan may be made by means of the book entry transfer facilities of the Depository Trust Company as an alternative to delivery of physical certificates or instruments representing TWC Class A Common Stock included in such Plan Consideration, as applicable.  Any distribution made pursuant to the immediately preceding sentence shall be made to the account of the holder of the Claim or Equity Interest entitled to receive such Plan Consideration hereunder or to the account of an agent authorized to receive securities on behalf of such holder.

(c)          A distribution pursuant to this Plan to the DIP Agent, the Indenture Trustees or the Administrative Agent (each, an “Agent”) shall be deemed equivalent to a distribution under this Plan directly to the holders of the Allowed Claims that such Agent represents under the applicable Indenture or credit agreement giving rise to such Claims.  The Agents shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors.

8.06.  Timing of Distributions.  In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

8.07.  Distributions of Plan Consideration to Priority and Secured Creditors and Creditors Whose Distribution is Based on a Debtor Group Reserve.

(a)          Payment of Distributions.  Subject to Bankruptcy Rule 9010, all distributions under this Plan to holders of Allowed Claims and Equity Interests in Classes 1, 2, 3, FV-Trade, FV-Uns, FV-ESL, FVHC-Trade, FVHC-Uns, FVHC-ESL, FVHC-Conv, P-Trade, P-Uns, TCI-Trade, TCI-Uns, Century-Trade, Century-Uns, Century-Conv, CCHC-Trade, CCHC-Uns, CCHC-Conv, CCC-Trade, CCC-Uns, CCC-Conv, ARA-Trade, ARA-Uns, ARA-ESL, ARA-Conv, OLY-Trade, OLY-Uns, UCA-Trade, UCA-Uns, OLYParent-Trade, OLYParent-Uns, OLYParent-ESL, FtM-FPL, FtM-Trade, FtM-Uns, RCentCB-Cont, RCentCB-Trade, RCentCB-Uns, ROlyCB-Cont, ROlyCB -Trade, ROlyCB-Uns,  RUCACB-Cont, RUCACB-Trade, RUCACB-Uns, GSETL, OPS-Trade, OPS-Uns, OPS-Conv, ACC-Trade, ACC-Uns, ACC-ESL, ACC-BPfd, ACC-BESL, ACC-DPfd, ACC-DESL, ACC-EFPfd, ACC-EFESL, ACC-CSESL, ACC-CS, ACC-Conv shall be made to the holder of each Allowed Claim or Equity Interest, as applicable, at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors or the Plan Administrator, as applicable, have been notified in writing of a change of address, including by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.  Distributions of CVV Interests shall in all cases be made pursuant to the procedures described in Section 7.04(c).  In the event that any distribution to any such holder is returned as undeliverable, the Distribution Company shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Distribution Company has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 8.18 and Article IX of this Plan.

(b)         Distributions to Holders of Allowed Claims.  The Periodic Distribution Date on which the holder of an Allowed Claim first receives a distribution with respect to the Claim is referred to as the “First Payment Date.”  On each Distribution Date, the Distribution Company shall first distribute to each holder of an Allowed Claim for whom such Distribution Date is its First Payment Date, the distribution provided for in Article IV hereof.

(c)          True Up Payments.  If on any Periodic Distribution Date any holder of an Allowed Claim in a Class has received a distribution with a Deemed Value per dollar of Allowed Claim less than the Deemed Value per dollar of Allowed Claim available for distribution on such Periodic Distribution Date, then such holder shall receive an additional distribution so that such holder’s Deemed Value per dollar of Allowed Claim is equal to the Deemed Value per dollar of Allowed Claim distributable on such Periodic Distribution Date.  For the avoidance of doubt, if on any Periodic Distribution Date any holder of an Allowed Claim in a Class has received a distribution with a Deemed Value per dollar of Allowed Claim greater than the Deemed Value per dollar of Allowed Claim available for distribution on such Periodic Distribution Date, then such holder shall not have any obligation to restore any of the excess distribution previously received.

8.08.  Distributions on Account of Note Claims.  Distributions for the benefit of the holders of the Claims in Classes ACC-SnrNotes, ACC-SubNotes, ARA-Notes, FV-Notes, FVHC-Notes and OLYParent-Notes shall be made to (a) the Indenture Trustee with respect to the notes or debentures underlying such Claims or (b) with the prior written consent of the Indenture Trustee for the Notes underlying such Claims, through the facilities of the Depository Trust Company for the benefit of the holders of such Claims or (c) with respect to distributions of CVV Interests, pursuant to the procedures described in Section 7.04(c).  If a distribution with respect to a Claim in Classes ACC-SnrNotes, ACC-SubNotes, ARA-Notes, FV-Notes, FVHC-Notes and OLYParent-Notes is made to an Indenture Trustee, such Indenture Trustee shall, in turn, promptly administer the distribution to the holders of Allowed Claims in such Class in accordance with the Plan and the applicable Indenture; provided, however, that, subject to Section 6.09 of this Plan, nothing herein shall be deemed to impair, waive, or enhance any rights of an Indenture Trustee with respect to a Charging Lien.

8.09.  Distributions on Account of Bank Claims.  Any distributions to be made for the benefit of the holders of the Bank Claims shall be made to the appropriate Agent under the credit facility relating to such Bank Claim as of the Effective Date or as otherwise agreed by ACC and such holder.  Such Agent shall, in turn, promptly administer the distribution to the holders of the Bank Claims with respect to which it acts as Agent.

8.10.  Distributions with Respect to DIP Lender Claims.  Distributions for the benefit of the holders of the DIP Lender Claims shall be made to the DIP Agent as of the Effective Date or as otherwise agreed by ACC and such holder.  The DIP Agent shall, in turn, promptly administer the distribution to the holders of the DIP Lender Claims.

8.11.  Maximum Distribution.  Notwithstanding anything otherwise to the contrary, in no event shall a holder of an Allowed Claim or Allowed Equity Interest be entitled to receive, or receive, a distribution of TWC Class A Common Stock (and/or Plan Consideration, as applicable) or other consideration, which based on the Deemed Value of the TWC Class A Common Stock (and/or Plan Consideration, as applicable) and other consideration received results in a distribution of greater than Payment in Full with respect to such Allowed Claim or Allowed Equity Interest.

8.12.  Fractional Shares; De Minimis Distributions.

(a)          No fractional shares of TWC Class A Common Stock shall be distributed under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of TWC Class A Common Stock that is not a whole number, the actual distribution of shares of TWC Class A Common Stock shall be rounded such that any fractions of less than one whole share of TWC Class A Common Stock shall be rounded to the next lower whole number.  The total number of authorized shares of TWC Class A Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 8.12(a).

(b)         Notwithstanding anything herein to the contrary, the Distribution Company shall have no obligation to make a distribution to a holder of an Allowed Claim if such distribution would be less than $[   ].00 or the Deemed Value of such distribution of TWC Class A Common Stock would be less than $[        ] (or such other amount ordered by the Bankruptcy Court) (the “Threshold Amount”).  If, on any Distribution Date, the amount of Cash or the Deemed Value of TWC Class A Common Stock that otherwise would have been distributed to a holder of an Allowed Claim is less than the Threshold Amount, the Distribution Company shall reserve such amount of Cash or the number of shares of TWC Class A Common Stock representing such Deemed Value until the first Distribution Date on which the amount to be distributed to such holder is equal to or greater than the Threshold Amount.  If, at the time of the final Distribution Date hereunder, the amount of Cash or the Deemed Value of TWC Class A Common Stock then allocable to an Allowed Claim but not paid as a result of the foregoing sentence is less than the Threshold Amount (taking into account prior amounts reserved under this Section for such Claim but not paid), the Distribution Company shall not be required to make a final distribution on account of such Allowed Claim and such amount of Cash and number of shares of TWC Class A Common Stock representing such Deemed Value shall be made available for distribution to other Allowed Claims in accordance with the Plan.  If, after application of the foregoing, at the time of the final Distribution Date hereunder, the Allocable Portion of Cash or Deemed Value of TWC Class A Common Stock then allocable to any remaining Allowed Claims would be less than the Threshold Amount, the Distribution Company shall not be required to make a final distribution on account of such Allowed Claim but shall transfer the Cash and number of shares of TWC Class A Common Stock representing such Deemed Value to the Contingent Value Vehicle.

8.13.  Surrender of Instruments.  Except to the extent evidenced by electronic book entry or as may be otherwise agreed to in writing by the Debtors or the Reorganized Debtors (or the Plan Administrator, as applicable), as a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Distribution Company or its designee (which such designee may include the Indenture Trustees), unless such certificated instrument or note is being Reinstated or being left unimpaired under the Plan.  Any holder of such instrument or note that is not otherwise excluded from the requirements of the immediately preceding sentence and that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Distribution Company or its designee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall be treated as Unclaimed Property under Section 8.18.

8.14.  Interest on Claims.

(a)          If the sum of (x) all Allowed Claims within a Debtor Group, and (y) the amount of Disputed Claims set forth in the Estimation Order relating to such Debtor Group, is less than the Debtor Group Maximum Value of such Debtor Group, then simple interest shall accrue with respect to such Allowed Claim from the Commencement Date as provided in this Section 8.14.  Such interest shall accrue at a rate equal to (i) the non-default rate payable under the agreement or instrument giving rise to such Allowed Claim, as and to the extent enforceable, (ii) to the extent no such agreement or instrument exists or the provision in such agreement on interest is not enforceable, then at the rate payable on federal judgments as of the Commencement Date; or (iii) such other rate as is determined by the Bankruptcy Court; provided, however, that if the Debtors file an Interest Rate Schedule, the rate set forth in the Interest Rate Schedule shall govern with respect to such Claims.  Interest shall accrue with respect to Allowed Claims in a Debtor Group until the earlier of (A) the Effective Date, and (B) such time as the sum of (x) all Allowed Claims within such Debtor Group (excluding the accrual of interest pursuant to this Section 8.14), (y) the amount of Disputed Claims set forth in the Estimation Order relating to such Debtor Group which have not otherwise been Allowed or dismissed, and (z) interest accrued pursuant to this Section 8.14, equals the Debtor Group Maximum Value of such Debtor Group.

(b)         Unless otherwise specifically provided for in this Plan, the Confirmation Order, the DIP Facility or a post-Commencement Date agreement in writing between the Debtors and a Claimholder, interest shall not accrue or be paid on Claims or Equity Interests from and after the Commencement Date, and no holder of a Claim or Equity Interest shall be entitled to interest accruing on or after the Commencement Date on any Claim, right or Equity Interest.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Equity Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

8.15.  Withholding Taxes on Distributions.  Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder and no Person shall be entitled to any additional distribution as a result of any such withholding.  All Persons holding Claims or Equity Interests shall be required to provide any information necessary to effect the withholding of such taxes.

8.16.  Disputed Payment of Allowed Claims or Equity Interests.  If any dispute arises as to the identity of a holder of an Allowed Claim or Equity Interest who is to receive any distribution, the Distribution Company may, in lieu of making such distribution to such Person, make such distribution into an escrow account until the disposition thereof shall be determined by Bankruptcy Court order or by written agreement among the interested parties to such dispute.

8.17.  No Distributions to Existing Securities Law Claims Pending Establishment of Restitution Fund Allocation.  Notwithstanding anything otherwise to the contrary, no distribution shall be made with respect to any Existing Securities Law Claim until such time as the Restitution Fund is allocated to the beneficiaries thereof.

8.18.  Unclaimed Distributions.  All distributions under the Plan that are unclaimed for a period of one year after distribution thereof (or an attempt to effect such distribution) in accordance with the Plan shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code (the “Unclaimed Property”).  Unclaimed Property shall be forfeited by any holder of a Claim originally entitled thereto hereunder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably be available for future distributions to holders of Allowed Claims or Allowed Equity Interests hereunder in accordance with Article IX of the Plan and the holder of the Allowed Claim or Allowed Equity Interest previously entitled to such Unclaimed Property shall cease to be entitled thereto and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred.

8.19.  Distributions to Holders as of the Distribution Record Date.  As at the close of business on the Distribution Record Date, the claims register and stock transfer books shall be closed, and there shall be no further changes in the record holder of any Claim or Equity Interest.  The Reorganized Debtors and any party responsible for making distributions pursuant to this Plan (including the Distribution Company and the Indenture Trustees) shall have no obligation to recognize any transfer of any Claim or Equity Interest occurring after the Distribution Record Date.  The Reorganized Debtors and any party responsible for making distributions pursuant to this Plan (including the Distribution Company and the Indenture Trustees) shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Distribution Record Date, provided, however, that, notwithstanding anything otherwise to the contrary, the Reorganized Debtors and any party responsible for making distributions pursuant to this Plan shall be authorized, in their sole discretion, to effect any distribution under the Plan through the book-entry transfer facilities of The Depositary Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of such distribution.

8.20.  Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

8.21.  Exemption from Securities Laws.  To the extent not previously provided for in a Final Order, the confirmation of this Plan shall constitute a finding that TWC is a successor to a debtor under this Plan for purposes of section 1145 of the Bankruptcy Code and Rule 12g-3(a) promulgated under the Exchange Act as described below.  The issuance of the TWC Class A Common Stock and the distribution of the TWC Class A Common Stock or any securities of TWC as a successor to a debtor that are included in Plan Consideration (including whether directly to holders of Claims against or Equity Interests in the Debtors, or through the Debtors, the Reorganized Debtors, the Contingent Value Vehicle, the Plan Administrator, the Distribution Company or any other entity) shall be exempt from any securities law registration requirements and any other applicable non-bankruptcy law or regulation under section 1145 of the Bankruptcy Code, and such shares of TWC Class A Common Stock shall be automatically registered under the Exchange Act pursuant to Rule 12g-3(a) promulgated thereunder.  The sale of the Equity Interests in connection with the Comcast Adelphia Acquisition or the TW Expanded Transaction (as applicable) and the issuance of Contingent Value Vehicle Interests pursuant to the Plan (and any distribution of securities in connection with the exercise of conversion or similar rights thereunder) shall also be exempt from any securities law registration requirements and any other applicable non-bankruptcy law or regulation under section 1145 of the Bankruptcy Code.

ARTICLE IX.

PROCEDURES FOR ESTIMATION OF ALLOWABLE CLAIMS,
TREATMENT OF DISPUTED CLAIMS AND ESTABLISHING OF RESERVES

9.01.  Disputed Claims; Objections to Administrative Expense Claims and Claims.

(a)          No Distributions Pending Allowance.  Except as otherwise expressly set forth herein, if any portion of a Claim or Equity Interest is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim becomes an Allowed Claim or such Disputed Equity Interest becomes an Allowed Equity Interest.

(b)         Century-ML JV Claims.  For the avoidance of doubt, all Century-ML JV Claims are Disputed Claims.  No distributions shall be made on account of any Century-ML JV Claim unless and until such Claim is liquidated and becomes an Allowed Claim.

(c)          Post-Effective Date Objections.  The Plan Administrator shall be entitled to object to Administrative Expense Claims, Claims and Equity Interests.  Any objections to Claims or Equity Interests shall be filed and served on or before the later of (i) sixty (60) days after the Effective Date, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above (such later date, the “Claims Objection Deadline”).  Except as set forth in (d) below, all objections shall be litigated to Final Order; provided, however, that the Debtors, Reorganized Debtors and Plan Administrator (as applicable) (within such parameters as may be established by the

Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections without Bankruptcy Court approval.

(d)         Settlement of Disputed Claims.  On and after the Effective Date, the Plan Administrator shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and compromise, settle, or otherwise resolve Disputed Administrative Expense Claims without approval of the Bankruptcy Court.

(e)          Distributions on Subsequently Allowed Claims.  Any holder of a Disputed Claim whose Claim is subsequently Allowed shall receive a distribution on the next Periodic Distribution Date to the extent that there is sufficient Plan Consideration remaining for distribution in respect of such claim; provided, that if a Disputed Claims is Allowed after the twentieth (20th) day prior to the next Periodic Distribution Date shall receive its distribution on the next succeeding Periodic Distribution Date following such Periodic Distribution Date.

(f)            Disputed Claims and Debtor Group Reserves.

(i)                                     From and after the Effective Date, except to the extent Plan Consideration is held in the Reserved Cash or an Escrow Account, for the benefit of the holders of Disputed Claims in each Debtor Group, the Distribution Company shall reserve and hold in escrow in a Notes/Trade Distribution Reserve, Other Unsecured Distribution Reserve or Existing Securities Law Claim Reserve, as applicable, Plan Consideration, and any dividends, gains or income attributable thereto.

(ii)                                  Any dividends, gains or income paid in Cash on account of Plan Consideration reserved for the benefit of holders of Disputed Claims shall be invested in Permitted Investments for the benefit of such holders, pending determination of their entitlement thereto under the terms of the Plan.

9.02.  Estimation of Claims and Equity Interests.  An Estimation Order shall be used to calculate and fix distributions to holders of Allowed Claims and Equity Interests and the amounts of the respective Debtor Group Reserves, Other Unsecured Distribution Reserves, Existing Securities Law Claim Reserves and Reserved Cash, taking into account in each case the amount of Plan Consideration to be allocated to such reserves to the extent Plan Consideration is released from the Transaction Escrows in accordance with their terms.  The Debtors also shall be entitled to seek an Estimation Order with respect to a Claim or Equity Interest regardless of whether the Debtors or the Reorganized Debtors previously objected to any Claim or Equity Interest to be estimated thereunder, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim or Equity Interest, the estimated amount may, as determined by the Bankruptcy Court, constitute either (a) the Allowed amount of such Claim, (b) a maximum limitation on such Claim or Equity Interest, or (c) in the event such Claim or Equity Interest is estimated in connection with the estimation of other Claims or Equity Interests within the same Class, a maximum limitation on the aggregate amount of Allowed Claims or Allowed Equity Interests within such Class; provided, however, that if the estimate constitutes the maximum limitation on a Claim or Equity Interest, or a Class of Claims or Equity Interests, as applicable, the Debtors or the Reorganized Debtors, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of any such Claim or Equity Interest.  All of the aforementioned Claim and Equity Interest objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

9.03.  Funding of Reserves.

(a)          General.  On the Effective Date:

(i)                                     the Reserved Cash, the Bank Securities Indemnification Fund, the Pre-Petition Tax Reserve, the Post-Petition Tax Reserves, and the Debtor Group Reserves shall be funded with Cash and TWC Class A Common Stock, as provided herein, and transferred as follows:

(A)                              the Century-TCI Debtor Group Reserve shall be transferred to the Century-TCI Distribution Company;

(B)                                the Parnassos Debtor Group Reserves shall be transferred to the Parnassos Distribution Companies;

(C)                                all other reserves and funds provided for in this paragraph (i) shall be transferred to the Distribution Company;

(ii)                                  the Transaction Escrows shall be funded by the Buyers in accordance with the Purchase Agreements and held and maintained by the escrow agent thereunder;

(iii)                               all of the issued and outstanding capital stock of ACC shall be transferred to the Distribution Company to be held in the Holding Company Debtor Group Reserve;

(iv)                              the Litigation Prosecution Fund shall be funded with Cash and transferred as provided in Section 7.03; and

(v)                                 the Puerto Rico Liquidating Trust shall be established through the execution of the Puerto Rico Liquidating Trust Agreement, the Puerto Rico Trust interests shall be issued in respect of the claims in Classes ARA-Notes, ARA-Trade, ARA-Uns and ARA-ESL in accordance with this Plan and the Puerto Rico Liquidating Trust Agreement, and all assets (including Equity Interests) held by Century Communications Corporation (other than its interest in Century/ML Cable Venture) shall be distributed to Arahova Communications, Inc., as the Debtor which is the holder of the Equity Interests in Century Communications Corporation, and the stock of Century Communications Corporation shall be transferred to the Puerto Rico Liquidating Trust.  Unless the IRS or a court of competent jurisdiction requires a different treatment, for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, all Persons (including the Debtors, the trustee of the Puerto Rico Liquidating Trust and holders of Puerto Rico Trust Interests) shall treat (i) the holders of Puerto Rico Trust Interests as the grantors and deemed owners of the Puerto Rico Liquidating Trust and (ii) the assets transferred to the Puerto Rico Liquidating Trust as distributed by the Debtors to the holders of Puerto Rico Trust Interests and as transferred by them to the Puerto Rico Liquidating Trust.

(b)         Release of Reserves other than Debtor Group Reserves and Receipt of Net Proceeds of Sale.  Upon either (x) both (I) the determination of the Plan Administrator that some or all of the Reserved Cash, the Bank Securities Indemnification Fund, the Pre-Petition Tax Reserve, or the Post-Petition Tax Reserves, is no longer necessary to be held as a reserve and (II) the approval of the Bankruptcy Court, (y) the release of some or all of the Transaction Escrow to a Debtor, Reorganized Debtor or Distribution Company or (z) upon receipt of net proceeds from the sale of Excluded Assets, Non-Transferred MCE Systems or other assets of Reorganized ACC or any of its subsidiaries, then such released reserve or Transaction Escrow or net proceeds shall be applied as follows:

(i)                                     any Cash from such released reserve or Transaction Escrow (but not any TWC Class A Common Stock) or Cash net proceeds shall be added to the Reserved Cash if the Plan Administrator reasonably determines that the Reserved Cash is not reasonably likely to be sufficient for the purposes for which it is held, with any excess applied such that;

(ii)                                  any Cash from such released reserve or Transaction Escrow (but not any TWC Class A Common Stock) or Cash net proceeds shall be added to the Post-Petition Tax Reserve, if the Plan Administrator reasonably determines that the Post-Petition Tax Reserve is not reasonably likely to be sufficient for the purposes for which it is held, with any excess applied such that;

(iii)                               any Cash from such released reserve or Transaction Escrow (but not any TWC Class A Common Stock) or Cash net proceeds shall be added to the Pre-Petition Tax Reserve if the Plan Administrator reasonably determines that the Pre-Petition Tax Reserve is not reasonably likely to be sufficient for the purposes for which it is held, with any excess applied such that;

(iv)                              any remaining released reserve or Transaction Escrow, and any remaining net proceed of sale, in each case that is attributable to a particular Debtor Group, shall be deposited in the Debtor Group Reserve of the particular Debtor Group in proportion to the Shortfall in such Debtor Group Reserves (and if there is no Shortfall, such released reserves or net proceeds shall be deemed to be an Excess and reallocated as provided in Section 9.03(e) hereof); provided, however, that the Debtor Group Maximum Value Limitation shall not apply in the case of net proceeds of a sale of Excluded Assets or other assets of Reorganized ACC and its subsidiaries that are not Non-Transferred MCE Systems; with any remaining released reserve or Transaction Escrow or net proceeds of sale not attributable to a particular Debtor Group applied such that;

(v)                                 any remaining released reserve or Transaction Escrow, and any remaining net proceed of sale, shall be allocated among the Shortfall Debtor Groups in proportion to the Debtor Group Maximum Value of each Shortfall Debtor Group and all of its consolidated subsidiaries as set forth on the initial schedule of Debtor Group Maximum Value; provided, however, that:

(A)                              in calculating the allocation to any Shortfall Debtor Group (including the ACC Ops Debtor Group and the Holding Company Debtor Group), the Debtor Group Maximum Value of any subsidiary Debtor Group that is itself a Shortfall Debtor Group shall be excluded;

(B)                                the Debtor Group Maximum Value Limitation shall not apply in the case of net proceeds of sale of Excluded Assets or other assets of Reorganized ACC and its subsidiaries that are not Delayed Transfer Assets or Non-Transferred MCE Systems;

(C)                                if upon the release of a Transaction Escrow, either (I) there is not released a portion of the Transaction Escrow scheduled for release on such date as a result of the assertion by the Buyers of a claim for indemnification attributable to a particular Debtor Group, or (II) such released Transaction Escrow is attributable to one or more Debtor Groups, then the allocation of such released Transaction Escrow shall give effect to such assertion or attribution;

with any excess applied such that;

(vi)                              any remaining Plan Consideration, shall be added to the Holding Company Debtor Group Reserves.

(c)          Make-Up from Debtor Group Reserve Cash.  Notwithstanding anything otherwise to the contrary, to the extent the Cash included in the Reserved Cash, Pre-Petition Tax Reserve or Post-Petition Tax Reserve is insufficient for its purpose, the Plan Administrator may withdraw such amount of Cash from the Debtor Group Reserves to cover the payment of such costs as may be provided by one or more Final Orders of the Bankruptcy Court from time to time.

(d)         Clawback of Deficiency in Debtor Group Reserves.  Not less than three Business Days nor more than ten Business Days prior to each Distribution Date, the Plan Administrator shall calculate the Deemed Value of each Debtor Group Reserve.  If the Deemed Value of a Debtor Group Reserve is less than (a “Deficiency”) the excess of (x) the amount calculated pursuant to clause (1)(b) or (2)(b) (as applicable) of the definition of Allocable Portion with respect to such Debtor Group Reserve (a “Shortfall Debtor Group”), over (y) the Deemed Value of all prior distributions under the Plan (including distributions from the Contingent Value Vehicle and the Puerto Rico Liquidating Trust)

and projected distributions from the Restitution Fund to the Classes of Claims entitled to distributions from such Debtor Group Reserve:

(i)                                     with respect to a Notes/Trade Distribution Reserve or Subsidiary Other Unsecured Distribution Reserve, if there is any Plan Consideration remaining in the Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group then there shall be transferred to the Notes/Trade Distribution Reserve or the Subsidiary Other Unsecured Distribution Reserve of the Shortfall Debtor Group (as applicable), from the Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group, an amount of Plan Consideration with a Deemed Value equal to such Deficiency (to the extent available) or, if less than such Deficiency, the maximum amount available for transfer to such Shortfall Debtor Group hereunder;

(ii)                                  if the Deemed Value of the Plan Consideration transferred pursuant to clause (i) is less than the Deficiency (or if there is no Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group, or the Deficiency is in an Existing Securities Law Claim Reserve), then there shall be transferred to the Notes/Trade Distribution Reserve or Other Unsecured Distribution Reserve (or Existing Securities Law Claim Reserve, as applicable) of the Shortfall Debtor Group, on a pro rata basis from the Debtor Group Reserves of the direct Parent Debtor Group of such Shortfall Debtor Group, an amount of Plan Consideration with a Deemed Value equal to such Deficiency (to the extent available) or, to the extent less than such Deficiency, the maximum amount available to be transferred to such Shortfall Debtor Group hereunder;

(iii)                               if the Deemed Value of the Plan Consideration transferred pursuant to clause (ii) is less than the Deficiency, then there shall be transferred to the Notes/Trade Distribution Reserve or Other Unsecured Distribution Reserve (or Existing Securities Law Claim Reserve, if applicable) of the Shortfall Debtor Group, on a pro rata basis from the Debtor Group Reserves of any indirect Parent Debtor Group of such Shortfall Debtor Group, Plan Consideration with a Deemed Value equal to such unsatisfied Deficiency; and

(iv)                              a Shortfall Debtor Group shall not be entitled to a transfer into its Debtor Group Reserves pursuant to this Section 9.03(d) to the extent that such transfer would violate the Debtor Group Maximum Value Limitation.

(e)          Distribution of Excess in Debtor Group Reserves.  Prior to each Distribution Date, if the Deemed Value of a Debtor Group Reserve of any Debtor Group exceeds the excess of (x) the amount calculated pursuant to clause (1)(b) or (2)(b) (as applicable) of the definition of Allocable Portion with respect to such Debtor Group (an “Excess Reserve Debtor Group”) over (y) the Deemed Value of all prior distributions under the Plan (including distributions from the Contingent Value Vehicle and the Puerto Rico Liquidating Trust) and projected distributions from the Restitution Fund to the Classes of Claims entitled to distributions from such Debtor Group Reserve (an “Excess”), then:

(i)                                     such Excess shall first be distributed to the holders of Allowed Claims in such Excess Reserve Debtor Group to the extent that they have received distributions with a Deemed Value of less than the Allowed amount of their Claims, such distribution based on the relative priority of Classes of Claims in the Excess Reserve Debtor Group;

(ii)                                  if after giving effect to the distribution in clause (i) any Excess remains, then

(A)                              if the Debtor Group Reserve holding such remaining Excess is an Other Unsecured Distribution Reserve, such remaining Excess shall be transferred to the Notes/Trade Distribution Reserve corresponding to such Debtor Group; or

(B)                                if the Debtor Group Reserve holding such remaining Excess is a Notes/Trade Distribution Reserve, such remaining Excess shall be transferred to the Other Unsecured Distribution Reserve corresponding to such Debtor Group; and

(iii)                               if after giving effect to the distribution in clause (ii) any Excess remains, the remaining Excess shall be transferred to the Existing Securities Law Claim Reserve corresponding to such Debtor Group, if any; and

(iv)                              if after giving effect to the distribution in clause (iii) any Excess remains or if or there is no Existing Securities Law Claim Reserve corresponding to such Debtor Group, then the remaining Excess shall be transferred to the Debtor Group Reserves of the Parent Debtor Group, if any, of the Excess Reserve Debtor Group;

(v)                                 if the Holding Company Debtor Group is the Excess Reserve Debtor Group, then the Excess shall be transferred to the Contingent Value Vehicle at such time as (A) approved by the Bankruptcy Court, (B) there exist no Disputed Claims, or (C) the amount of the reserves in the Holding Company Debtors Group equals the claimed amount of all Disputed Claims.

(f)            No Segregation of Plan Currency.  The Distribution Company shall not be obligated to physically segregate and maintain separate accounts for reserves, except that (i) the Distribution Company shall physically separate and maintain separate accounts for the Cash Funded Reserves and (ii) the Transaction Escrows shall be maintained in accordance with the Sale Transaction Documents.  Reserves may be maintained in the form of bookkeeping entries or accounting methodologies, which may be revised from time to time, sufficient to enable the Distribution Company to determine the amount of Plan Consideration required on account of reserves hereunder and amounts to be distributed to parties in interest.

9.04.  Inter-Creditor Dispute Holdback.  In recognition of the pendency of the Inter-Creditor Dispute, at the time of the establishment of the reserves contemplated by Section 9.03(a), the Plan Administrator shall establish the Inter-Creditor Dispute Holdback.  Upon the effectiveness of the Inter-Creditor Dispute Resolution, the Plan Administrator shall cause the Inter-Creditor Dispute Holdback to be allocated to the appropriate Debtor Group Reserves in accordance with the terms of the Inter-Creditor Dispute Resolution.

9.05.  Tax Distributions and Treatment of Reserves, Escrows and Holdbacks.

(a)          Tax Distributions.  The Plan Administrator, the Century-TCI Distribution Company, the Parnassos Distribution Company and the Distribution Company shall from time to time distribute funds to the Post-Petition Tax Reserve from any other reserve, fund or escrow established in connection with the Plan (other than the Transaction Escrows) to pay taxes imposed on the Reorganized Debtors with respect to income or gains realized by such other reserve, fund or escrow.

(b)         Cash Funded Reserves.  For federal income tax purposes, the Debtors intend to treat (i) the Reserved Cash, the Pre-Petition Tax Reserve and the Post-Petition Tax Reserves (the “Cash Funded Reserves”) as one or more grantor trusts, (ii) the Debtors as the grantors and deemed owners of the Cash Funded Reserves, (iii) the cash transferred to the Cash Funded Reserves in connection with the Sale Transaction as received by the Debtors and then contributed by the Debtors to the Cash Funded Reserves.

(c)          Debtor Group Reserves, Inter-Creditor Dispute Holdback and Transaction Escrows.  For federal income tax purposes, the Debtors intend to treat the Debtor Group Reserves, the Inter-Creditor Dispute Holdback, the Transaction Escrows, the Bank Securities Action Indemnification Fund and any other reserves, holdbacks and escrows established in connection with the Plan for the benefit of holders of Claims and Equity Interests (other than the Cash Funded Reserves) as one or more disputed ownership funds described in the proposed Treasury Regulations Section 1.468B-9, and, to the extent permitted by applicable law, to report consistently for state and local income tax purposes.  If such treatment is not available with respect to any such reserve, holdback or escrow under applicable law in effect for a taxable period, then for federal income tax purposes the Debtors, the Distribution Company and the Plan Administrator intend to treat such reserve, holdback or escrow in such period as one or more trusts subject to a separate entity tax.  For federal income tax purposes, the Debtors intend to treat the cash and TWC Class A Common Stock transferred to such reserves, holdbacks and escrows in connection with the Sale Transactions as received by the Debtors from TW NY or Comcast, as applicable, pursuant to the Sale Transactions and then contributed by the Debtors to such reserves, holdbacks and escrows.

(d)         Consistent Reporting.  The Reorganized Debtors, the Distribution Company, the Century-TCI Distribution Company, the Parnassos Distribution Companies, the Plan Administrator, the Contingent Value Vehicle Trustee and holders of Allowed Claims and Equity Interests (in their capacities as such) shall report, for federal income tax purposes, consistently with the Debtors’ treatment of reserves, escrows and holdbacks pursuant to this Section 9.05.

9.06.  Personal Injury Claims.  All Personal Injury Claims are Disputed Claims.  No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.  Any Personal Injury Claim determined and liquidated (i) pursuant to a Final Order obtained in accordance with this Section and applicable nonbankruptcy law, (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction or (iii) pursuant to agreement of the parties, shall be deemed, to the extent applicable, an Allowed Other Unsecured Claim of the Debtor Group against which the Personal Injury Claim was brought or an ACC Other Unsecured Claim, as applicable, in such liquidated amount and treated in accordance with the Plan; provided, however, that the Allowed amount of any Personal Injury Claim that also is an Insured Claim shall not exceed the liquidated amount of the Claim less the amount paid by the insurer.  Nothing contained in this Section 9.06 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors may have against any Person in connection with or arising out of any Personal Injury Claim, including any rights under section 157 of title 28 of the United States Code.

9.07.  No Recourse.  Nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by this Plan, or after giving effect to an Estimation Order, there is insufficient consideration to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class or category, no Claim holder shall have recourse to the Distribution Company, the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities (other than with respect to Assumed Sale Liabilities), the Buyers (other than Assumed Sale Liabilities), the Creditors’ Committee, the Equity Committee, the Indenture Trustees, the Plan Administrator, the Contingent Value Vehicle, the Contingent Value Vehicle Trustee or any of their respective professionals, consultants, trustees, officers, directors or members or their successors or assigns, or any of their respective assets or property.  THUS, THE BANKRUPTCY COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

9.08.  Amendments to Claims.  A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date except as provided in Section 10.03, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court.  Any such new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Plan Administrator, the Distribution Company or the Reorganized Debtors, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

9.09.  Setoffs.  Except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreements, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors, Reorganized Debtors, and the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Claim or Equity Interest and any distribution to be made on account of such Claim or Equity Interest, any and all of the claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of such Claim or Equity Interest; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim or Equity Interest hereunder, any other action or omission of the Debtors or the Reorganized Debtors, nor any provision of this Plan shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such holder.  To the extent the Debtors or the Reorganized Debtors fail to set off against a holder and seek to collect a claim from such holder after a distribution to such holder pursuant to the Plan, the Debtors or the Reorganized Debtors shall be entitled to full recovery on their claim against such creditor.

9.10.  Treatment of ACC Common Stock Held in Debtor Group Reserves.  Notwithstanding anything otherwise to the contrary, the ACC Common Stock deposited and held in the Debtor Group Reserves shall (i) not be included in any calculation of Deemed Value of Plan Consideration made in connection with this Plan and (ii) shall be held in the Debtor Group Reserves and shall not be distributed to (a) any holders of Claims or Equity Interests, or (b) any Shortfall Debtor Group or (c) any recipient of Plan Consideration from an Excess Debtor Group, entitled to receive distributions under this Plan.

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.01.  Assumption, Retention, Assumption and/or Assignment or Rejection.

(a)          Assumption or Rejection of Executory Contracts and Unexpired Leases.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, subject to the restrictions and requirements under Sections 5.11(b), (c), (d) and (e) of the Comcast Purchase Agreement and Sections 5.13(b), (c), (d) and (e) of the TW Purchase Agreement (including, if applicable, as modified in connection with the TW Expanded Transaction), as applicable:

(i)                                     the Comcast Contracts shall be Assumed and the TW Contracts shall be Assumed, in each case as of the Effective Date;

(ii)                                  all executory contracts and unexpired leases other than the Comcast Contracts and the TW Contracts shall (consistent with the requirements of the Purchase Agreements) be deemed to be rejected by the Debtors, except for any executory contract or unexpired lease (a) that has been previously assumed and/or assigned pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption and/or assignment of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (c) that is specifically designated as a contract or lease to be assumed and/or assigned or retained on Schedule 10.01(a), which Schedule shall be contained in the Plan Supplement;

(iii)                               notwithstanding anything otherwise herein to the contrary, to the extent consistent with their obligations under the Purchase Agreements, the Debtors reserve the right, on or prior to the Effective Date, to amend Schedule 10.01(a) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as applicable, rejected, assumed and/or assigned or retained.  The Debtors shall provide notice of any amendments to Schedule 10.01(a) to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedule 10.01(a) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

(b)         Rigas Agreements.  Each Rigas Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Rigas Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on Schedule 10.01(b) as an assumed Rigas Agreement to be filed with the Plan Supplement, (iv) is Assumed, or (v) is otherwise assumed, retained, assumed and/or assigned pursuant to the terms of this Plan.  Notwithstanding anything otherwise to the contrary, this Section 10.01(b) shall not apply to the Adelphia-Rigas Settlement Agreement.

(c)          Approval of Assumptions, Retentions and Rejections by Confirmation Order.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections, retentions, assumptions and/or assignments contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code.  Each executory contract, unexpired lease and Rigas Agreement assumed pursuant to Sections 10.01(a) and 10.01(b) (except for the Comcast Contracts and the TW Contracts) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.  Each of the Comcast Contracts and the TW Contracts shall be Assumed by, and vest in and be fully enforceable by, the applicable Buyer or Transferred Joint Venture Entity in accordance with its terms.  The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject, subject to Sections 5.11(b), (c), (d) and (e) of the Comcast Purchase Agreement and Sections 5.13(b), (c), (d) and (e) of the TW Purchase Agreement, any executory contract, unexpired lease or Rigas Agreement.

(d)         Scope of Assumed/Retained Agreements.  Except to the extent inconsistent with any applicable Sale Transaction Document, each executory contract and unexpired lease that is Assumed, retained, assumed and/or assigned shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) in respect of agreements relating to premises, all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

10.02.  Payments Related to Retention and Assumption of Executory Contracts and Unexpired Leases.

(a)          The provisions (if any) of each executory contract or unexpired lease to be Assumed, retained, assumed and/or assigned under this Plan which is or may be in default shall be satisfied solely by Cure.  In the event of a dispute regarding (x) the nature or the amount of any Cure, (y) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be Assumed, retained, assumed and/or assigned or (z) any other matter pertaining to retention, assumption and/or assignment, Cure and/or other resolution shall occur as soon as practicable following agreement of the parties or the entry of a Final Order resolving the dispute.

(b)         Notwithstanding anything otherwise to the contrary, (i) nothing contained herein shall constitute or be deemed to constitute a waiver or relinquishment of any right of the Debtors, Reorganized Debtors, Transferred Joint Venture Entities or Buyers to object to any Cure and the Debtors, Reorganized Debtors, Transferred Joint Venture Entities and Buyers shall retain, reserve and be entitled to assert any objection or legal or equitable defense to any Cure, and (ii) if a dispute relating to a Cure remains unresolved or is resolved in a manner that the Debtors or Reorganized Debtors determine, in their sole discretion, does not promote the interests of the Debtors or the Reorganized Debtors subject to, with respect to Comcast Contracts and TW Contracts, the requirements and restrictions of the applicable Purchase Agreement, then the Debtors, Reorganized Debtors or Transferred Joint Venture Entities shall be entitled to reject the executory contract, unexpired lease or Rigas Agreement to which such Cure dispute relates.  Notwithstanding anything to the contrary, nothing herein shall expand, limit or otherwise alter any obligations or liabilities of any Buyer or any Debtor with respect to Cure costs under the applicable Purchase Agreement.

(c)          Each Buyer shall be entitled to assume and maintain control, on behalf of the Debtors, Reorganized Debtors or Transferred Joint Venture Entities, as the case may be, the litigation and settlement of any dispute to the extent provided in Section 5.11(d) of the Comcast Purchase Agreement and Section 5.13(d) of the TW Purchase Agreement.

(d)         Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be Assumed, retained or assumed and/or assigned pursuant to the Plan, the Debtors shall, consistent with the requirements of section 365 of the Bankruptcy Code, and no later than thirty (30) days prior to the date of the Confirmation Hearing file and serve on the non-Debtor parties to such contracts and the non-Debtor parties to any other executory contracts or unexpired leases that the Debtors may, at that time, seek to assume and/or assign or retain, a notice (the “Cure Notice”) listing the proposed Cure (including amounts of compensation for actual pecuniary loss) to be paid in connection with the retention, assumption and/or assignment of each such executory contract or unexpired lease.  The non-Debtor parties to such executory contracts or unexpired leases shall have until twenty (20) days following service of the Cure Notice to (i) object in writing to the Cure proposed by the Debtors and to propose an alternative Cure and (ii) assert a condition and/or objection to such retention, assumption and/or assignment.  In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the proposed retention, assumption and/or assignment and the Cure proposed (including amounts of compensation for actual pecuniary loss) by the Debtors and shall be forever enjoined and barred from objecting to the retention, assumption and/or assignment or from seeking any additional amount on account of the Debtors’ cure obligations under section 365 of the Bankruptcy Code from the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or any assignee of such contract or lease pursuant to a Sale Transaction.  If an objection is timely filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine any objection to retention, assumption and/or assignment and/or the amount of any disputed Cure amount not settled by the parties.  In the event that a dispute relating to a Cure remains unresolved on the Effective Date, notwithstanding the pendency of such dispute the Debtors shall be entitled to consummate the retention, assumption and/or assignment of the executory contract or unexpired lease to which such dispute relates if the Debtors deposit in escrow an amount with respect to such executory contract or unexpired lease equal to (x) the amount asserted as a Cure amount by the party or parties to the executory contracts or unexpired leases to be assumed and/or assigned or retained, or (y) such lesser amount (i) agreed to by the Debtors and the party or parties to such executory contracts or unexpired leases or (ii) determined by the Bankruptcy Court.  Notwithstanding anything otherwise to the contrary, at all times through the date that is the later of (x) the Effective Date and (y) five Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed Cure amount, or resolving any other dispute relating to a proposed retention, assumption and/or assignment of a contract or lease, the Debtors and Reorganized ACC shall be authorized to reject such executory contract or unexpired lease by notice to the non-debtor party to such executory contract or unexpired lease.

(e)          Notwithstanding anything otherwise to the contrary, the Assumption of the Comcast Contracts and Time Warner Contracts pursuant to this Plan shall not be limited or prevented by any restriction on assignment or requirement to obtain the consent of any Person other than the Debtors or the Bankruptcy Court including under any Franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date) between any Debtor and any third party, or any law (including the common law), statute, rule or any other regulation otherwise applicable to any Debtor.

10.03.  Rejection Damages Bar Date.  If the rejection by the Debtors pursuant to this Plan of an unexpired lease or executory contract results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or such entities’ properties unless a proof of claim is filed with the Court and served upon counsel to the Debtors within 30 days after service of the earlier of (a)

notice of the entry of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

10.04.  Survival of Corporate Reimbursement Obligations.  Except as set forth on Schedules 10.01(a) and 10.01(b) or as otherwise contemplated by the Purchase Agreements, any prepetition indemnification obligations of the Debtors pursuant to their corporate charters and by-laws or agreements entered into any time prior to the Commencement Date shall be limited to the reimbursement of current directors, officers, and/or employees, other than Excluded Individuals, for legal fees and expenses and shall continue as obligations of the Reorganized Debtors.  Other than as set forth in the preceding sentence, nothing herein shall be deemed to be an assumption of any other prepetition indemnification obligation and any such obligations shall be rejected pursuant to the Plan; provided, however that nothing herein shall prejudice or otherwise affect any right available to current or former officers and directors of the Debtors (except for Excluded Individuals) under applicable insurance policies.

10.05.  Retiree Benefits.  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits (except with respect to any Excluded Individuals).

ARTICLE XI.

PROVISIONS REGARDING DISTRIBUTION
COMPANY AND PLAN ADMINISTRATOR

11.01.  Distribution Company and the Plan Administrator.  Except with respect to the Transferred Joint Venture Entities:

(a)          Corporate Governance.  On the Effective Date, the existing officers and members of the Boards of Directors of the Debtors will resign or be terminated and the Plan Administrator (or individuals designated by the Plan Administrator) will be appointed, without any further action being required, as the sole officer and director of the Distribution Company and the other Debtors (or, with respect to non-corporate Debtors, be appointed to equivalent positions of authority).  The executive officers and directors of TWC after the Effective Date shall be disclosed no later than 10 days prior to the date of the Confirmation Hearing.

(b)         Plan Administrator.  From and after the Effective Date, the Plan and the Reorganized Debtors will be administered and actions will be taken in the name of the Reorganized Debtors through the Plan Administrator and the Distribution Company.  Subject to the terms and limitations contained in the Plan Administrator Agreement and this Plan, the Plan Administrator shall act for the Reorganized Debtors in a fiduciary capacity as applicable to a board of directors, and shall be entitled to exercise the rights and powers available to the Debtors or Reorganized Debtors hereunder.

(i)                                     Powers and Duties.  From and after the Effective Date, the duties and powers of the Plan Administrator shall include the following:

(A)                              to exercise all power and authority that may be exercised, commence all proceedings that may be commenced and take all actions that may be taken, by any officer, director or shareholder of the Distribution Company or the Reorganized Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including the amendment of the certificate of incorporation and by-laws of the Distribution Company and the dissolution of Distribution Company;

(B)                                to continue to maintain accounts, make distributions and subject to Section 9.03, take other actions consistent with the Plan, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves or escrows required or advisable in connection with the Plan;

(C)                                to monitor and advise the Distribution Company, the Reorganized Debtors and the Contingent Value Vehicle with regard to the collection and, if necessary, liquidation, of all assets of the Reorganized Debtors;

(D)                               to compromise or settle any Claims (disputed or otherwise);

(E)                                 to make decisions regarding the retention or engagement of professionals, employees and consultants;

(F)                                 to pursue or defend Causes of Action (other than the Designated Litigation);

(G)                                to take such steps to safeguard the Distribution Company’s funds or investments as the Plan Administrator, in his/her discretion, deems prudent;

(H)                               to provide written reports on a quarterly basis or such other information as may be reasonably requested by the Statutory Committees, cash receipts and disbursements, asset sales or other dispositions, Claims reconciliation and Plan distributions;

(I)                                    to take all other actions not inconsistent with the provisions of this Plan which the Plan Administrator deems reasonably necessary or desirable in connection with satisfying any obligations of ACC under the Purchase Agreements;

(J)                                   to operate and manage the Excluded Assets;

(K)                               to manage and administer indemnification claims under the Purchase Agreements;

(L)                                 to manage and administer the TWC Class A Common Stock (other than the TWC Class A Common Stock held in the Transaction Escrows until such time, if any, as such stock is released to the Reorganized Debtors in accordance with the terms of the Transaction Escrow Agreements) pending its distribution in accordance with this Plan;

(M)                            to represent the Reorganized Debtors in transactions with the Contingent Value Vehicle;

(N)                               to take all other actions not inconsistent with the provisions of this Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

(O)                               to pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing these Cases or the Cases are converted or dismissed, or the Bankruptcy Court orders otherwise;

(P)                                 to take all actions required under the Purchase Agreements, and to take all actions necessary or appropriate to enforce the Debtors’ rights under the Sale Transaction Documents; and

(Q)                               to make all determinations on behalf of ACC under the Purchase Agreements including with respect to any purchase price adjustments pursuant to Section 2.8(f) of the Comcast Purchase Agreement or Section 2.6(f) of the TW Purchase Agreement, indemnification pursuant to Article VII of each Purchase Agreement, and granting any waivers or consents.

(ii)                                  Resignation, Death or Removal.  The Plan Administrator may resign at any time upon written notice to the Reorganized Debtors and the Bankruptcy Court, and any party in interest may apply to the Bankruptcy Court at any time to remove the Plan Administrator upon a showing of cause or that such removal is otherwise appropriate.  In the event of any such resignation or removal, or the death or incapacity of a Plan Administrator, the Contingent Value Vehicle Board shall appoint a new Plan Administrator and shall obtain Bankruptcy Court approval of such appointment, which approval may be obtained prior to or as soon as reasonably practicable after such appointment.  No successor Plan Administrator hereunder shall in any event have any liability or responsibility for the acts or omissions of any of his/her predecessors.  Every successor Plan Administrator appointed pursuant hereto shall execute, acknowledge and deliver to his/her predecessor an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his/her predecessor.

(c)          From and after the Effective Date, the Plan Administrator shall cause the Debtors, the Reorganized Debtors and the Distribution Company to comply with and perform any obligations to be complied with or performed by ACC under the Purchase Agreements and the Sale Transaction Documents.

ARTICLE XII.

EFFECT OF CONFIRMATION

12.01.  Binding Effect.  From and after the Confirmation Date, but subject to the occurrence of the Effective Date, this Plan shall be binding and inure to the benefit of the Debtors, all present and former holders of Claims and Equity Interests, and their respective assigns, including the Reorganized Debtors.

12.02.  Obligations Under the Purchase Agreements.  To the extent any obligations of any of the Debtors under the Purchase Agreements are transferred or assigned to, or assumed by, any successor to (or assignee of) the Debtors, including the Reorganized Debtors, the Contingent Value Vehicle and the Distribution Company, (i) such obligations shall be fully enforceable against such successor or assignee and (ii) to the extent provided in the Purchase Agreements, such obligations shall remain fully enforceable against the Debtors, or the Reorganized Debtors, as the case may be, on a joint and several basis; provided that, no such obligation shall be transferred or assigned to, or assumed by, the Transferred Joint Venture Entities.

12.03.  Vesting of Assets.  Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Designated Litigation shall vest in the Contingent Value Vehicle, free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as otherwise provided herein (including under Section 6.02(a) of this Plan) or in the Confirmation Order.  All Purchased Assets shall vest in accordance with the terms of the applicable Sale Transaction Documents free and clear of all Encumbrances other than Permitted Encumbrances and, in the case of the Delayed Transferred Assets, subject to Section 2.13 of the Comcast Purchase Agreement and Section 2.11 of the TW Purchase Agreement, as applicable.  Except as required by Section 2.7 of the Comcast Purchase Agreement and Section 2.5 of the TW Purchase Agreement, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all proceeds of the Sale Transactions and Excluded Assets shall vest in the Reorganized Debtors or the Distribution Company, as applicable, free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as otherwise provided herein (including under Section 6.02(a)) or in the Confirmation Order.  From and after the Effective Date, the Reorganized Debtors, Transferred Joint Venture Entities and the Contingent Value Vehicle, as applicable, shall continue to operate their businesses (including the continued operation of the Excluded Assets and, if applicable, the cable business of Century/ML Cable Venture, the implementation of this Plan, the administration and distribution of the Debtor Group Reserves and Transaction Escrows to be maintained hereunder, and the management and resolution of any disputes and liabilities expressly provided to continue pursuant to this Plan) and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the

Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.  Without limiting the foregoing, pursuant to section 1123(b)(3) of the Bankruptcy Code, except for (w) Designated Litigation, which shall be transferred to the Contingent Value Vehicle, (x) any Causes of Action expressly waived by the Debtors pursuant to the terms of this Plan and (y) any Retained Claims (which shall be retained or transferred, as applicable, in accordance with the Comcast Purchase Agreement) and (z) any Causes of Action included in the Purchased Assets (which shall be retained or transferred, as applicable, in accordance with the applicable Sale Transaction Documents), the Reorganized Debtors shall retain and shall have the exclusive right, in their discretion, subject to Section 5.11(d) of the Comcast Purchase Agreement and Section 5.13(d) of the TW Purchase Agreement, to enforce against any Person any and all Causes of Action of the Debtors, including all Avoidance Actions (other than those Avoidance Actions described in the definition of Designated Litigation which shall be transferred to the Contingent Value Vehicle).  The resolution of such Avoidance Actions (other than those Avoidance Actions included in the definition of Designated Litigation which shall be transferred to the Contingent Value Vehicle) not resolved as of the Confirmation Date will be the responsibility of the Plan Administrator.

12.04.  Discharge of the Debtors and of Claims and Termination of Equity Interests.

(a)          Upon the Effective Date and in consideration of the rights afforded in this Plan and the payments and distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors of and from any and all Liens, Claims, Equity Interests, Liabilities, Encumbrances, rights, and Liabilities that arose prior to the Effective Date of any kind, nature, or description whatsoever, including any accrued interest including holders of Existing Securities Law Claims, who, in exchange for the treatment afforded to such Claims and Equity Interests under this Plan, shall be deemed to have granted, and shall grant to the Debtors the waiver, release and discharge described in this Section 12.04.  Except as otherwise provided herein, upon the Effective Date, all such holders of Liens, Claims, Liabilities, Encumbrances and Equity Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any discharged Lien, Claim, Liability or Encumbrance against or terminated Equity Interest in the Debtors, Reorganized Debtors, Distribution Company, the Buyers or the Transferred Joint Venture Entities, or against any of their assets or properties, any other or further Claim, Liabilities, Encumbrances or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

12.05.  Term of Pre-Confirmation Injunctions or Stays.  Unless otherwise provided in this Plan, the Confirmation Order, or a separate order from the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

12.06.  Injunction Against Interference with Plan.  Without limiting the Buyers’ rights and obligations under the Sale Transaction Documents, upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan (including the Sale Transactions).

12.07.  Injunction.  Without limiting the Buyers’ rights and obligations under the Sale Transaction Documents, except as otherwise expressly provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Liens, Claims, Liabilities or Encumbrances against or Equity Interests in, any or all of the Debtors, along with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, with respect to any such Liens, Claims, Liabilities or Encumbrances or Equity Interests, as of the Confirmation Date but subject to the occurrence of the Effective Date, from (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Plan Administrator, the Distribution Company, the Contingent Value Vehicle, the Buyers (or their Affiliates) or the Purchased Assets or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (b) enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Plan Administrator, the Distribution Company, the Contingent Value Vehicle, the Buyers, the Transferred Joint Venture Entities or the Purchased Assets or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, the Plan Administrator, the Distribution Company, the Contingent Value Vehicle, the Buyers (or their Affiliates), the Transferred Joint Venture Entities or the Purchased Assets or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (d) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; (e) taking any actions to interfere with the implementation or consummation of this Plan or the Sale Transactions; and (f) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan, such as commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and Causes of Action which are extinguished or released pursuant to this Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights arising under and consistent with the terms of this Plan.

12.08.  Releases.

(a)   Releases by the Debtors.  Except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, the Debtors and Reorganized Debtors, in

their individual capacities and as Debtors-in-Possession, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or the Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or the Sale Transaction Documents) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, which are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the parties released pursuant to this Section 12.08, the Chapter 11 Cases, this Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, or the Reorganized Debtors, whether directly, indirectly, derivatively or in any representative or any other capacity, against the following Persons (the “Released Parties”):  (i) the current directors, officers and employees of the Debtors, except for any claim for money borrowed from or owed to the Debtors or its subsidiaries by any such directors, officers or employees; (ii) any former directors of the Debtors who were appointed after the Commencement Date; (iii) the Debtors’ Professionals, and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons); (iv) the DIP Agent in its capacity as such; and (v) except with respect to the Designated Litigation, the Indenture Trustees, the Distribution Company, the Plan Administrator, the Statutory Committees and their members, and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons), and professionals of the foregoing, in each case acting in such capacity, provided, however, that in no event shall any Excluded Individuals be Released Parties and no Excluded Individuals shall receive or be deemed to receive any release under this Plan.

(b)   Releases by Holders of Claims and Equity Interests.  Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, (i) each holder of a Claim or Equity Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Equity Interests, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan, the Sale Transaction Documents, and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan and the Sale Transaction Documents, and each entity (other than the Debtors) that has held, holds or may hold a Claim or Equity Interest, as applicable, will be deemed to have consented to this Plan for all purposes and the restructuring embodied herein and deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the obligations of any party under this Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan), including as a result of this Plan being consummated, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan or the Disclosure Statement against the Released Parties; provided, however, that in no event shall (x) any Excluded Individuals be Released Parties and no Excluded Individuals shall receive or be deemed to receive any release under this Plan or (y) any release granted hereunder release or be deemed to release any Excluded Individuals from any liability in respect of the Designated Litigation, or otherwise affect the rights and remedies of the Debtors, the Reorganized Debtors, the Contingent Value Vehicle or the Contingent Value Vehicle Trustee with respect to the Designated Litigation.

(c)   Notwithstanding anything to the contrary, (i) except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 12.08 shall not release any non-Debtor entity from any liability arising under:  (x) the Tax Code or any state, city or municipal tax code; (y) the environmental laws of the United States or any state, city or municipality; or (z) any criminal laws of the United States or any state, city or municipality; and (ii) the releases provided in this Section 12.08 shall not release:  (x) any non-Debtor entity from any liability arising under the securities laws of the United States; (y) any Excluded Individual from any liability whatsoever; or (z) any defendant in any Designated Litigation from any liability in connection therewith.

(d)   Notwithstanding anything otherwise to the contrary, no provision of this Plan or of the Confirmation Order, including any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including any Managed Entity or any Person that is a co-obligor or joint tortfeasor of a Released Party, that otherwise is liable under theories of vicarious or other derivative liability, or that is or becomes the subject of any claim asserted by the Contingent Value Vehicle Trustee (including any defendant in any Designated Litigation).

12.09.  Exculpation and Limitation of Liability.  None of the Debtors, Buyers (in their capacity as such), the Reorganized Debtors, the Transferred Joint Venture Entities, the Plan Administrator, the Distribution Company, the Statutory Committees and their members, the Indenture Trustees, the Plan Administrator or any of their respective current or former members, partners, officers, directors, employees, advisors, professionals, affiliates, or agents and advisors of any of the foregoing (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons, but solely in their capacities as such) shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, without limitation, the Chapter 11 Cases, the negotiation and execution of this Plan, the Disclosure Statement, the Purchase Agreements and Sale Transactions, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan, the Purchase Agreements, the Sale Transactions and the property to be distributed under this Plan, including all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except fraud, willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court.  The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  Nothing in this Section 12.09 shall (i) be construed as a release of any entity’s fraud, gross negligence or willful misconduct with respect to matters set forth in this Section 12.09, (ii) limit the liability of attorneys for the Debtors, the Reorganized Debtors, the Statutory Committees and their members and the Indenture Trustees to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility or (iii) limit or abrogate the obligations of the Debtors or the Buyers to one another under the Sale Transaction Documents.

12.10.  Injunction Related to Releases and Exculpation.  The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims (except for Assumed Sale Liabilities), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to this Plan, including but not limited to the Claims (except for Assumed Sale Liabilities), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 12.08 and 12.09 of this Plan.

12.11.  Termination of Subordination Rights and Settlement of Related Claims.  Except as provided herein (including in connection with the Inter-Creditor Dispute), the classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b)of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to this Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to this Article XII (which, for the avoidance of doubt, excludes the claims pending in connection with the Inter-Creditor Dispute if the Inter-Creditor Dispute Resolution has not occurred by the Confirmation Date).

12.12.  Release of Liens.  Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with this Plan, (a) each holder or beneficiary of an Encumbrance, other than a Permitted Encumbrance, including:  (i) any DIP Lender Claim, Secured Tax Claim or Other Secured Claim; (ii) any Claim that is purportedly secured; and/or (iii) any judgment, personal property or ad valorem tax, or other tax of any kind or character, mechanics’ or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed:  (x) turn over and release to the Reorganized Debtors or Transferred Joint Venture Entities, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such Lien and/or Claim shall automatically, and without further action by the Debtors or the Reorganized Debtors, be deemed released; and (y) execute such documents and instruments as the Plan Administrator, Distribution Company, the Reorganized Debtors, or, with respect to Purchased Assets, the applicable Buyer, as the case may be, require to evidence such Claim holder’s release of such property or Lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Plan Administrator, Distribution Company or the Reorganized Debtors (as applicable) or Buyers may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert or be transferred to the respective Reorganized Debtors or the Distribution Company, or, with respect to the Purchased Assets, to the Buyers (or, if applicable, retained by the applicable Transferred Joint Venture Entity), as applicable, free and clear of all Claims and interests, including Liens, escrows, charges, pledges, Encumbrances and/or security interests of any kind except, in the case of the Buyers or the Transferred Joint Venture Entities, for Permitted Encumbrances.

12.13.  Retention of Causes of Action/Reservation of Rights.

(a)   Except as specifically provided herein, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, Claims or Causes of Action that the Debtors may have or which a Reorganized Debtor (or the Statutory Committees to the extent a Statutory Committee has been authorized to act on the Debtors’ behalf) may choose to assert on behalf of the Reorganized Debtors or itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against a Debtor, a Reorganized Debtor, or any of their officers, directors, or representatives; (ii) the avoidance of any transfer by or obligation of the Reorganized Debtors or the Debtors or the recovery of the value of such transfer; (iii) the turnover of any property of the Reorganized Debtors; and/or (iv) Claims against other third parties, including those parties listed on a schedule in the Plan Supplement.

(b)   Nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense that a Debtor had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by this Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and/or equitable rights respecting any Claim left unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced; provided that, with respect to any such Claims, Causes of Action, rights of setoff, or other legal or equitable defenses that are Purchased Assets, such Claims, Causes of Action, rights of setoff, or other legal or equitable defenses shall be transferred to the applicable Buyer or retained by the applicable Transferred Joint Venture Entity, as the case may be and the applicable Buyer or Transferred Joint Venture Entity shall be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the Debtors had in connection with such Purchased Assets immediately prior to the Commencement Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Buyers’ or Transferred Joint Venture Entities’ legal and/or equitable rights respecting any Claim left unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

12.14.  Subrogation.  This Plan contemplates distributions with respect to Allowed Bank Claims in amounts estimated to result in satisfaction in full of such Allowed Claims.  In recognition of this treatment, on or before the Effective Date, the applicable Reorganized Debtors shall have the option to be subrogated, without the necessity of the execution and/or delivery of any document or instrument other than a written notice filed with the Bankruptcy Court, to all of the rights and remedies of the Bank Lenders arising in connection with the Bank Claims or otherwise under the Prepetition Credit Agreements with respect to the Managed Entities and any Rigas Persons party to or liable under such Prepetition Credit Agreements.  In connection with such subrogation, the Bank Lenders shall be deemed to have assigned all of their right, title and interest in and to the Managed Entities to the Reorganized Debtors as of the Effective Date, free and clear of any Liens, competing claims or encumbrances, and shall deliver to the Debtors all collateral relating to the Managed Entities in which the Bank Lenders have any rights, including any evidence of any ownership interest in the Managed Entities.  Notwithstanding the foregoing, the Bank Lenders shall execute and/or deliver such documents and instruments as reasonably requested by the Debtors to evidence the subrogation provided by this Section 12.14 or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

ARTICLE XIII.

CONDITIONS PRECEDENT

13.01.  Conditions to Confirmation.  The following are conditions precedent to confirmation of this Plan that may be satisfied or waived (subject to any applicable restrictions or rights of the Buyers under the Sale Transaction Documents) in accordance with Section 13.04 of this Plan:

(a)   the Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in an order in form and substance acceptable to the Debtors, in their sole and absolute discretion;

(b)   the Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion;

(c)   the Bankruptcy Court shall have approved the Sale Transactions at or prior to the Confirmation Hearing and the related Sale Order shall be satisfactory to the Debtors in their sole and absolute discretion;

(d)   the Adelphia-Rigas Settlement Agreement and the Government Settlement Agreements shall have been approved by the Bankruptcy Court, which approval shall not have been stayed, and shall remain in full force and effect;

(e)   the Settlement Allocation Order shall have been entered, shall not have been stayed and shall remain in full force and effect;

(f)    the Subsidiary Notes Existing Securities Law Claims (other than the Arahova Existing Securities Law Claims and the FrontierVision Holdco Existing Securities Law Claims) less the portion of the Restitution Fund available to the holders of such Claims shall have been either (x) fixed and Allowed in an aggregate amount not greater than $25,000,000 or (y) estimated pursuant to the Estimation Order in an aggregate amount not to exceed such amount;

(g)   the Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims, and Bank Securities Action Indemnification Claims shall have together been either (x) fixed and Allowed by agreement between the Debtors and the holders of such Claims in an aggregate amount not greater than $[                ] or (y) estimated pursuant to the Estimation Order in an aggregate amount not to exceed such amount; and

(h)   in each case subject to the occurrence of the Effective Date, to the extent necessary or appropriate, the Plan Documents to be entered into (rather than assumed) by the Reorganized Debtors shall have been entered and delivered, all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed and the Debtors shall have received all material authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are reasonably necessary to implement the Plan and that are required by law, regulation, or order.

13.02.  Effectiveness.  The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived (subject to any applicable restrictions or rights of the Buyers under the Sale Transaction Documents) pursuant to Section 13.04 of this Plan:

(a)   the Sale Transaction Closing shall have occurred or shall contemporaneously occur; and

(b)   the material transactions to be performed on or prior to the Effective Date under the Government Settlement Agreements shall have been consummated in accordance with their terms.

13.03.  Failure of Conditions.  In the event the Purchase Agreements are, or, if the Comcast Purchase Agreement is terminated giving rise to the TW Expanded Transaction, the TW Purchase Agreement is, terminated in accordance with their respective terms, in either case, after the entry of the Confirmation Order, (i) the Confirmation Order shall be vacated immediately after such termination, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

13.04.  Waiver of Conditions.  The Debtors, in their sole discretion (but after consultation with the Creditors’ Committee) and to the extent not prohibited by applicable law, and, without limiting any applicable restrictions or rights of the Buyers under the Sale Transaction Documents, may waive one or more of the conditions precedent (i) to effectiveness of the Plan set forth in Section 13.02 hereof in whole or part, upon five Business Days’ Notice to the Bankruptcy Court, Statutory Committees and any parties in interest without a hearing or (ii) to confirmation of the Plan set forth in Section 13.01 hereof prior to the Confirmation Date without any hearing.  The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion (without limiting or restricting any applicable rights of the Buyers under the Sale Transaction Documents) regardless of the circumstances giving rise to the failure of such conditions to be satisfied (including any action or inaction by the Debtors in their sole discretion).  The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIV.

RETENTION OF JURISDICTION

14.01.  Scope of Bankruptcy Court Jurisdiction.  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)   To hear and determine pending applications for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom or from the assumption, assumption and assignment or rejection of executory contracts or unexpired leases pursuant to this Plan;

(b)   To hear and determine any and all adversary proceedings, applications, and contested matters, and to order appropriate relief in connection therewith (including issuance and/or enforcement of releases);

(c)   To hear and determine any objection to Administrative Expense Claims, Claims or Equity Interests;

(d)   To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)   To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(f)    To consider any amendments to, or modifications of, the Plan and the Plan Supplement, and any dispute or controversy relating to execution, delivery or compliance with any document included in the Plan Supplement, and to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(g)   To issue such orders in aid of execution and consummation of any Sale Transaction to be consummated in connection with the Plan;

(h)   To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(i)    To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan (including in connection with the Sale Transactions, Debtor Group Reserves, Transaction Escrows and the Purchase Agreements);

(j)    To protect the Purchased Assets, the Buyers and the Transferred Joint Venture Entities from Claims against, or interference, with such property (except for any claims or interference resulting from an Assumed Sale Liability or Permitted Encumbrance), including actions to quiet or otherwise clear title to such property, and to determine the Reorganized Debtors’ exclusive ownership of any property retained under the Plan or to resolve any dispute concerning (x) Liens, security interests or Encumbrances on any Purchased Assets or property of the Reorganized Debtors or (y) Claims against the Buyers (or their Affiliates) or Purchased Assets asserting successor liability;

(k)   To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, any Sale Transaction to be consummated in accordance herewith, the Confirmation Order, or any other order of the Bankruptcy Court;

(l)    To recover all assets of the Debtors and property of the Debtors and Reorganized Debtors, wherever located, including the Managed Entities;

(m)  To hear and determine all matters related to the Contingent Value Vehicle, including but not limited to:  (i) the formation, operation and winding up of the Contingent Value Vehicle; (ii) the appointment and/or removal of a Contingent Value Vehicle Trustee or the appointment and/or removal of members of the Contingent Value Vehicle Board; and (iii) disputes concerning the administration of the Contingent Value Vehicle, payment of costs and expenses of the Contingent Value Vehicle, and distributions to Contingent Value Vehicle Holders;

(n)   To hear and determine matters concerning state, local, and federal taxes, including as provided by sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(o)   To hear, determine and resolve any matters or disputes relating to the Debtors’ or Reorganized Debtors’ Franchises and any and all rights relating thereto;

(p)   To resolve any Disputed Claims or Equity Interests;

(q)   To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

(r)    To hear any other matter not inconsistent with the Bankruptcy Code; and

(s)   To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

15.01.  Effectuating Documents and Further Transactions.  Without limiting or restricting any applicable rights of the Buyers under the Sale Transaction Documents, each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to this Plan.

15.02.  Corporate Action.  On the Effective Date, all matters provided for under this Plan (including the authorization or consummation of the Sale Transaction) that would otherwise require approval of the stockholders, directors, members, managers or partners of one or more of the Debtors or Reorganized Debtors, including (i) the authorization to issue and/or deliver or cause to be issued and/or delivered the TWC Class A Common Stock, (ii) the effectiveness of the certificates of incorporation and by-laws of the Reorganized Debtors, (iii) all Restructuring Transactions, (iv) the election or appointment, as the case may be, of directors and officers of Reorganized ACC and the other Reorganized Debtors, (v) the authorization and approval of the Sale Transaction Documents, (vi) the execution of the Contingent Value Vehicle Agreement, the establishment of the Contingent Value Vehicle, the contribution of the Designated Litigation and the delivery of the and Contingent Value Vehicle Interests in accordance with the terms of this Plan; (vii) the qualification of Reorganized ACC or any of the Reorganized Debtors as a foreign corporation wherever the conduct of business by the Company requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors and the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, members, managers, or partners of the Debtors or Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, Reorganized ACC and the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

15.03.  Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, the transfer of assets pursuant to the Sale Transaction, the Restructuring Transactions, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including the transfer of the Purchased Assets in connection with any Sale Transactions), including any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall constitute a “transfer under a plan” and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.  All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including the transfers effectuated under this Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with this Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

15.04.  Payment of Statutory Fees.  On the Effective Date, and thereafter as may be required, the Debtors and/or Reorganized Debtors, as applicable, shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

15.05.  Post-Effective Date Fees and Expenses.  From and after the Effective Date, Reorganized ACC and the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional Persons thereafter incurred by Reorganized ACC and the Reorganized Debtors, including those fees and expenses incurred in connection with the implementation and consummation of this Plan.

15.06.  Dissolution of the Committees.  The Statutory Committees shall terminate on the Effective Date, except that (a) the Statutory Committees may evaluate, object to (if necessary), and appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses, including applications for compensation or reimbursement under section 503 of the Bankruptcy Code, and support or prosecute any objections to such applications, if appropriate and (b) the Creditors’ Committee shall continue solely for the purpose of monitoring the Contingent Value Vehicle Board on behalf of the beneficiaries of CVV Interests.  The Post-Effective Date professional fees of the Creditors’ Committee for the services set forth in the preceding sentence shall be paid by the Contingent Value Vehicle from the Litigation Prosecution Fund.

15.07.  Plan Supplement.  Forms of the Reorganized ACC Certificate of Incorporation, the Reorganized ACC By-laws, the forms of certificates of incorporation and by-laws or other applicable forms of organizational documents of each of the other Reorganized Debtors, Schedules 10.01(a) and 10.01(b) referred to in Section 10.01 of this Plan, the principal Sale Transaction Documents, the Contingent Value Vehicle Agreement and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 25 days prior to the Voting Deadline; provided, however, that the Debtors may amend (A) Schedules 10.01(a) and 10.01(b) through and including the Confirmation Date and (B) each of the other documents contained in the Plan Supplement through and including the Effective Date that is not inconsistent with this Plan.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement on the Debtors’ independent website at www.adelphia.com.

15.08.  Amendment or Modification of this Plan.  Subject to any applicable restrictions or requirements under the Purchase Agreements, alterations, amendments, or modifications of or to the Plan (including to provide for treatment different than that set forth herein with respect to any class of Claim or Equity Interest, including impairment of Classes that are unimpaired hereunder, any amendment that transfers one or more Debtors to different Debtor Groups, or that eliminates one or more Debtor Groups from participation under the Plan) may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  Subject to any applicable restrictions or requirements on the Debtors under the Purchase Agreements, this Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that this Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications.  A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

15.09.  Revocation or Withdrawal of this Plan.  Without limiting or restricting any applicable rights of the Buyers under the Sale Transaction Documents, the Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date in whole or in part.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, then this Plan shall be deemed null and void.  If the TW Purchase Agreement or the Comcast Purchase Agreement is terminated (except for any termination of the Comcast Purchase Agreement giving rise to TW NY’s obligation to effect the TW Expanded Transaction), this Plan shall automatically and immediately following such termination be revoked and withdrawn, and shall be deemed null and void and of no force and effect, and the result shall be the same as if the Confirmation Order had not been entered and the Effective Date did not occur.  In the event of any such waiver or revocation, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

15.10.  Confirmation Order.  The Confirmation Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud.

15.11.  Severability.  If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.12.  Expedited Tax Determination.  The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, such Debtors or Reorganized Debtors for all taxable periods through the Effective Date.

15.13.  Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any contrary result otherwise required under applicable choice or conflict of law rules.

15.14.  Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors and the Transferred Joint Venture Entities.

15.15.  Exhibits/Schedules.  All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

15.16.  Notices.  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Adelphia Communications Corporation

5619 DTC Parkway

Englewood, CO  80111

Attention:                 Chief Financial Officer and
General Counsel

Telecopy:  (303) 268-6484

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY  10019

Attention:  Marc Abrams, Esq.

Telecopy:  (212) 728-8111

[Signature page follows]

Dated:  September 28, 2005

New York, New York

Respectfully submitted,

ADELPHIA COMMUNICATIONS CORPORATION
(for itself and on behalf of each of the Debtors)

By:	/s/ William T. Schleyer
Name: William T. Schleyer
Title: Chairman and Chief Executive Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY  10019

(212) 728-8000

Attorneys for Debtors and

Debtors in Possession

Schedule A

Century Debtors

Adelphia Cablevision Corp.

Adelphia Cablevision of Boca Raton, LLC

Adelphia Cablevision of Fontana, LLC

Adelphia Cablevision of Inland Empire, LLC

Adelphia Cablevision of Newport Beach, LLC

Adelphia Cablevision of Orange County II, LLC

Adelphia Cablevision of Orange County, LLC

Adelphia Cablevision of San Bernardino, LLC

Adelphia Cablevision of Seal Beach, LLC

Adelphia Cablevision of West Palm Beach III, LLC

Adelphia Cablevision of West Palm Beach IV, LLC

Adelphia Cablevision of West Palm Beach V, LLC

Adelphia Cleveland, LLC

Adelphia Communications of California II, LLC

Adelphia Communications of California, LLC

Adelphia of the Midwest, Inc.

Adelphia Pinellas County, LLC

Adelphia Prestige Cablevision, LLC

Badger Holding Corporation

Blacksburg/Salem Cablevision, Inc.

Brazas Communications, Inc.

California Ad Sales, LLC

Century Berkshire Cable Corp.

Century Cable Holdings, LLC

Century Colorado Springs Partnership

Century Granite Cable Television Corp.

Century Indiana Corp.

Century Island Associates, Inc.

Century Island Cable Television Corp.

Century Mendocino Cable Television, Inc.

Century Mountain Corp.

Century New Mexico Cable Television Corp.

Century Ohio Cable Television Corp.

Century Southwest Colorado Cable Television Corp.

Century Trinidad Cable Television Corp.

Century Virginia Corp.

Century Warrick Cable Corp.

Century Wyoming Cable Television Corp.

Clear Cablevision, Inc.

CMA Cablevision Associates VII, L.P.

CMA Cablevision Associates XI, Limited Partnership

E. & E. Cable Service, Inc.

A-1

Eastern Virginia Cablevision, L.P.

Ft. Myers Cablevision, LLC

Grafton Cable Company

Harron Cablevision of New Hampshire, Inc.

Huntington CATV, Inc.

Louisa Cablevision, Inc.

Manchester Cablevision, Inc.

Martha’s Vineyard Cablevision, L.P.

Mickelson Media, Inc.

Owensboro Indiana, L.P.

Owensboro on the Air, Inc.

Paragon Cable Television Inc.

Paragon Cablevision Construction Corporation

Paragon Cablevision Management Corporation

S/T Cable Corporation

Scranton Cablevision, Inc.

Sentinel Communications of Muncie, Indiana, Inc.

Southwest Colorado Cable, Inc.

Star Cable Inc.

Tele-Media Company of Tri-States L.P.

The Westover T.V. Cable Co., Incorporated

TMC Holdings Corporation

Tri-States, L.L.C.

Wellsville Cablevision, L.L.C.

A-2

Schedule B

Century-TCI Debtors

Century-TCI California, L.P.

Century-TCI California Communications, L.P.

Century-TCI Holdings, LLC

B-1

Schedule C

Parnassos Debtors

Empire Sports Network, L.P.

Parnassos Communications, L.P.

Parnassos, L.P.

Parnassos Holdings, LLC

Western NY Cablevision, L.P.

C-1

Schedule D

FrontierVision Debtors

Adelphia Communications of California III, LLC

FOP Indiana, L.P.

FrontierVision Access Partners, L.L.C.

FrontierVision Cable New England, Inc.

FrontierVision Capital Corporation

FrontierVision Operating Partners, L.P.

The Main InternetWorks, Inc.

D-1

Schedule E

Olympus Debtors

ACC Cable Communications FL-VA, LLC

ACC Cable Holdings VA, Inc.

Adelphia Cable Partners, L.P.

Adelphia Cablevision Associates, L.P.

Adelphia Cablevision of New York, Inc.

Adelphia Company of Western Connecticut

Adelphia GS Cable, LLC

Adelphia Holdings 2001, LLC

Arahova Holdings, LLC

Better TV, Inc. of Bennington

Cable Sentry Corporation

CCC-III, Inc.

CDA Cable, Inc.

Century Alabama Corp.

Century Alabama Holding Corp.

Century Cable Management Corporation

Century Carolina Corp.

Century Cullman Corp.

Century Enterprise Cable Corp.

Century Huntington Company

Century Kansas Cable Television Corp.

Century Lykens Cable Corp.

Century Mississippi Corp.

Century Norwich Corp.

Century Shasta Cable Television Corp.

Century Washington Cable Television, Inc.

Chelsea Communications, Inc.

Chelsea Communications, LLC

Coral Security, Inc.

Cowlitz Cablevision, Inc.

Genesis Cable Communications Subsidiary L.L.C.

GS Cable, LLC

GS Telecommunications LLC

Imperial Valley Cablevision, Inc.

Kalamazoo County Cablevision, Inc.

Key Biscayne Cablevision

Kootenai Cable, Inc.

Lake Champlain Cable Television Corporation

Mickelson Media of Florida, Inc.

Mountain Cable Communications Corporation

Mountain Cable Company, L.P.

Mt. Lebanon Cablevision, Inc.

E-1

Multi-Channel T.V. Cable Company

Olympus Cable Holdings, LLC

Olympus Communications Holdings, L.L.C.

Olympus Subsidiary, LLC

Pericles Communications Corporation

Pullman TV Cable Co., Inc.

Rentavision of Brunswick, Inc.

Richmond Cable Television Corporation

Rigpal Communications, Inc.

Southeast Florida Cable, Inc.

Starpoint, Limited Partnership

Telesat Acquisition, LLC

Three Rivers Cable Associates, L.P.

Timotheos Communications, L.P.

TMC Holdings, LLC

Upper St. Clair Cablevision, Inc.

Valley Video, Inc.

Warrick Cablevision, Inc.

Warrick Indiana, L.P.

West Boca Acquisition Limited Partnership

Westview Security, Inc.

Wilderness Cable Company

Young’s Cable TV Corp.

Yuma Cablevision, Inc.

E-2

Schedule F

UCA Debtors

Adelphia Cablevision of Santa Ana, LLC

Adelphia Cablevision of Simi Valley, LLC

Adelphia Cablevision of the Kennebunks, LLC

Adelphia California Cablevision, LLC

Adelphia Central Pennsylvania, LLC

Adelphia Telecommunications of Florida, Inc.

Buenavision Telecommunications, Inc.

CCC-Indiana, Inc.

CCH Indiana, L.P.

Century Cablevision Holdings, LLC

CP-MDU I LLC

CP-MDU II LLC

Eastern Virginia Cablevision Holdings, LLC

Global Acquisition Partners, L.P.

Global Cablevision II, LLC

Leadership Acquisition Limited Partnership

Monument Colorado Cablevision, Inc.

National Cable Acquisition Associates, L.P.

Robinson/Plum Cablevision, L.P.

Southwest Virginia Cable, Inc.

SVHH Cable Acquisition, L.P.

SVHH Holdings, LLC

Tele-Media Company of Hopewell-Prince George

Tele-Media Investment Partnership, L.P.

Telesat Acquisition Limited Partnership

UCA LLC

Van Buren County Cablevision, Inc.

F-1

Schedule G

Funding Company Debtor

Adelphia Cablevision, LLC

G-1

Schedule H

Arahova Debtors

Arahova Communications, Inc.

H-1

Schedule I

ACC Ops Debtors

ACC-AMN Holdings, LLC

ACC Holdings II, LLC

ACC Operations, Inc.

ACC Telecommunications Holdings LLC

ACC Telecommunications LLC

ACC Telecommunications of Virginia LLC

Adelphia Voice Services, Inc. f/k/a Adelphia Acquisition Subsidiary, Inc.

Adelphia Arizona, Inc.

Adelphia GP Holdings, LLC

Adelphia Western New York Holdings, LLC

Adelphia Communications International, Inc.

Adelphia General Holdings III, Inc.

Adelphia Harbor Center Holdings, LLC

Adelphia International II, LLC

Adelphia International III, LLC

Adelphia Mobile Phones, Inc.

Adelphia Telecommunications, Inc.

Adelphia Wellsville, LLC

Chestnut Street Services, LLC

FrontierVision Holdings, LLC

FrontierVision Partners, L.P.

Mercury Communications, Inc.

Montgomery Cablevision, Inc.

Page Time, Inc.

Sabres, Inc.

The Golf Club at Wending Creek Farms, LLC

I-1

Schedule J

CCC Debtors

Adelphia Blairsville, LLC

Century Advertising, Inc.

Century Australia Communications Corp.

Century Colorado Springs Corp.

Century Communications Corporation

Century Investment Holding Corp.

Century Investors, Inc.

Century Oregon Cable Corp.

Century Programming, Inc.

Century Voice and Data Communications, Inc.

FAE Cable Management Corp.

Owensboro-Brunswick, Inc.

J-1

Schedule K

CCHC Debtors

Century Cable Holdings Corp.

Century Cable of Southern California

Century Exchange, LLC

Century Federal, Inc.

Century Pacific Cable TV, Inc.

Century Realty Corp.

K-1

Schedule L

Olympus Parent Debtors

Olympus Capital Corp.

Olympus Communications, LP

L-1

Schedule M

FrontierVision Holdco Debtors

FrontierVision Holdings Capital Corporation

FrontierVision Holdings Capital II Corporation

FrontierVision Holdings, L.P.

FrontierVision Operating Partners, L.L.C.

M-1

Schedule N

Holding Company Debtors

ACC Investment Holdings, Inc.

Adelphia Communications Corporation

US Tele-Media Investment Company

N-1

Schedule O

Managed Entities

Adelphia Cablevision Associates of Radnor, L.P.

Adelphia Cablevision of West Palm Beach II, LLC

Adelphia Cablevision of West Palm Beach, LLC

Cablevision Business Services, Inc.

Desert Hot Springs Cablevision, Inc.

Henderson Community Antenna Television, Inc.

Highland Carlsbad Cablevision, Inc.

Highland Carlsbad Operating Subsidiary, Inc.

Highland Prestige Georgia, Inc.

Highland Video Associates, L.P.

Hilton Head Communications, L.P.

Ionian Communications, L.P.

Montgomery Cablevision Associates, L.P.

Prestige Communications, Inc.

O-1

Schedule P

Rigas/Century Co-Borrowing Debtor Group

Cablevision Business Services, Inc.*

Desert Hot Springs Cablevision, Inc.*

Highland Carlsbad Cablevision, Inc.*

Highland Carlsbad Operating Subsidiary, Inc.*

Highland Prestige Georgia, Inc.*

Prestige Communications, Inc.*

* As and to the extent the Debtors acquire title to such Mananged Entity.

P-1

Schedule Q

Rigas/Olympus Co-Borrowing Debtor Group

Adelphia Cablevision Associates of Radnor, L.P.*

Adelphia Cablevision of West Palm Beach II, LLC*

Adelphia Cablevision of West Palm Beach, LLC*

Henderson Community Antenna Television, Inc.*

Highland Video Associates, L.P.*

Montgomery Cablevision Associates, L.P.*

* As and to the extent the Debtors acquire title to such Mananged Entity.

Q-1

Schedule R

Rigas/UCA Co-Borrowing Debtor Group

Hilton Head Communications, L.P.*

Ionian Communications, L.P.*

* As and to the extent the Debtors acquire title to such Mananged Entity.

R-1

Schedule S

Ft. Myers Debtor Group

Ft. Myers Acquisition Limited Partnership

S-1

Schedule T

Rigas Persons

John J. Rigas

Doris Rigas

Michael J. Rigas

Timothy J. Rigas

James P. Rigas

Mary Ann Rigas, M.D.

Ellen Rigas Venetis

Peter Venetis

Bucktail Broadcasting Corp.

Coudersport Television Cable Co.

Coudersport Theatre

Dobaire Designs

Dorellenic

Dorellenic Cable Partners

Doris Holdings, L.P.

Eleni Acquisition, Inc.

Eleni Interiors, Inc.

Ergoarts, Inc.

Gristmill Properties, Inc.

Highland 2000, LLC

Highland 2000, L.P.

Highland Communications, LLC

Highland Holdings

Highland Holdings II, G.P.

Highland Holdings Puerto Rico, LLC

Highland Preferred Communications, LLC

Highland Preferred Communications 2001, LLC

Illiad Holdings, Inc.

Island Partners, Inc.

Kostas LLC

NCAA Holdings, Inc.

Niagara Frontier Hockey, L.P.

Patmos, Inc.

Preston Motors, Inc.

RFP Cable Holdings, Inc.

Rigas Entertainment, Ltd.

Rigas Investments, LLC

Rigas Investments L.P.

Roumali, Inc.

SAGIR, Inc.

Songcatcher Films, LLC

Syracuse Hilton Head Holdings, L.P.

Wending Creek 3656, LLC

T-1

Wending Creek Farms, Inc.

Zito Corporation

Zito L.P.

James Brown

Colin Higgin

Michael Mulcahey

Timothy Werth

T-2

Schedule U

Transferred Subscriber Transactions

During 2000 and 2001, in connection with the establishment of the Century Co-Borrowing Facility, the Arahova Bridge Credit Facility and the Olympus Co-Borrowing Facility, then-present management effected transfers of various subsidiaries and their corresponding assets and liabilities (collectively, the “Transferred Subsidiaries”) among different Debtor Groups by distributing or contributing the stock of Transferred Subsidiaries from one legal entity to another.  In many instances, through a series of transactions, the Transferred Subsidiaries were transferred through multiple Debtor Groups.  As a result of these transfers, certain inter-Debtor (and inter-Debtor Group) disputes arose between the Arahova, Holding Company, Olympus and Funding Company Debtor Groups regarding their respective ownership rights to certain subsidiaries and such subsidiaries’ assets.  The Debtors believe that resolution of certain factual and legal issues regarding these disputes may favor certain Debtor Groups at the expense of other Debtor Groups.

U-1

Schedule V

Estimation Order Schedule

ACC Ops Debtor Group

1.               Trade Reserve

2.               Estimate of Disputed Trade Claims

3.               Other Unsecured Reserve

4.               Estimate of Other Unsecured Claims

Arahova Debtor Group

5.               Notes/Trade Weighting Percentage

6.               Estimate of Disputed Notes Claims

7.               Estimate of Disputed Trade Claims

8.               Estimate of Other Unsecured Claims

9.               Existing Securities Law Claim Reserve

10.         Estimate of Existing Securities Law Claims

CCC Debtor Group

11.         Trade Reserve

12.         Estimate of Disputed Trade Claims

13.         Other Unsecured Reserve

14.         Estimate of Other Unsecured Claims

CCHC Ops Debtor Group

15.         Trade Reserve

16.         Estimate of Disputed Trade Claims

17.         Other Unsecured Reserve

18.         Estimate of Other Unsecured Claims

Century Debtor Group

19.         FPL Note Reserve

20.         Trade Reserve

21.         Estimate of Disputed Trade Claims

22.         Other Unsecured Reserve

23.         Estimate of Other Unsecured Claims

Century-TCI Debtor Group

24.         Trade Reserve

25.         Estimate of Disputed Trade Claims

26.         Other Unsecured Reserve

27.         Estimate of Other Unsecured Claims

FrontierVision Debtor Group

28.         Notes/Trade Reserve

29.         Estimate of Disputed Notes Claims

30.         Estimate of Disputed Trade Claims

31.         Other Unsecured Reserve

32.         Estimate of Other Unsecured Claims

33.         Existing Securities Law Claim Reserve

34.         Estimate of Existing Securities Law Claims

FrontierVision Holdco Debtor Group

35.         Notes/Trade Reserve

36.         Estimate of Disputed Notes Claims

37.         Estimate of Disputed Trade Claims

38.         Other Unsecured Reserve

39.         Estimate of Other Unsecured Claims

40.         Existing Securities Law Claim Reserve

41.         Estimate of Existing Securities Law Claims

Funding Company Debtor Group

42.         Reserve

43.         Estimate of Disputed Claims

Holding Company Debtor Group

44.         Notes/Trade Weighting Percentage

45.         Notes/Trade Reserve

46.         Estimate of Disputed Notes Claims

47.         Estimate of Disputed Trade Claims

48.         Other Unsecured Reserve

49.         Estimate of Other Unsecured Claims

Olympus Debtor Group

50.         Trade Reserve

51.         Estimate of Disputed Trade Claims

52.         Other Unsecured Reserve

53.         Estimate of Other Unsecured Claims

Olympus Parent Debtor Group

54.         Notes/Trade Reserve

55.         Estimate of Disputed Notes Claims

56.         Estimate of Disputed Trade Claims

57.         Other Unsecured Reserve

58.         Estimate of Other Unsecured Claims

59.         Existing Securities Law Claim Reserve

60.         Estimate of Existing Securities Law Claims

Parnassos Debtor Group

61.         Trade Reserve

62.         Estimate of Disputed Trade Claims

63.         Other Unsecured Reserve

64.         Estimate of Other Unsecured Claims

UCA Debtor Group

65.         Trade Reserve

66.         Estimate of Disputed Trade Claims

67.         Other Unsecured Reserve

68.         Estimate of Other Unsecured Claims

Ft. Myers Debtor Group

69.         FPL Note Reserve

70.         Estimate of Disputed FPL Note Claims

71.         Trade Reserve

72.         Estimate of Disputed Trade Claims

73.         Other Unsecured Reserve

74.         Estimate of Other Unsecured Claims

Rigas/Century Co-Borrowing Debtor Group

75.         Trade Reserve

76.         Estimate of Disputed Trade Claims

77.         Other Unsecured Reserve

78.         Estimate of Other Unsecured Claims

Rigas/Olympus Co-Borrowing Debtor Group

79.         Trade Reserve

80.         Estimate of Disputed Trade Claims

81.         Other Unsecured Reserve

82.         Estimate of Other Unsecured Claims

Rigas/UCA Co-Borrowing Debtor Group

83.         Trade Reserve

84.         Estimate of Disputed Trade Claims

85.         Other Unsecured Reserve

86.         Estimate of Other Unsecured Claims

All Debtor Groups

87.         Amount of ACC Common Stock to be deposited in Debtor Group Reserves

Schedule W

Parent and Direct Subsidiary Debtor Groups

The Parent and Direct Subsidiary Debtor Groups of each Debtor Group are as follows:

Parent Debtor Group	Direct Subsidiary Debtor Group(s)
Holding Company Debtor Group	ACC Ops Debtor Group
ACC Ops Debtor Group	Arahova Debtor Group Parnassos Debtor Group Funding Company Debtor Group Olympus Parent Debtor Group Frontier Vision Holdco Debtor Group
Arahova Debtor Group	CCC Debtor Group
CCC Debtor Group	CCHC Debtor Group
CCHC Group	Century Debtor Group Century-TCI Debtor Group
FrontierVision Holdco Debtor Group	FrontierVision Debtor Group
FrontierVision Debtor Group	None
Olympus Parent Debtor Group	Olympus Debtor Group UCA Debtor Group Ft. Myers Debtor Group
Olympus Debtor Group	None
Parnassos Debtor Group	None
Century-TCI Debtor Group	None
Century Debtor Group	None
UCA Debtor Group	None
Funding Company Debtor Group	Rigas/Century Co-Borrowing Debtor Group Rigas/Olympus Co-Borrowing Debtor Group Rigas/UCA Co-Borrowing Debtor Group

W-1